Exhibit 99.2

Watson Pharmaceuticals, Inc. 401(k) Plan

(Restated as of January 1, 2012)

Contents

Contents	i

Article 1. Establishment of the Plan	1
1.1 Restatement of the Plan	1
1.2 Status of the Plan	3
1.3 Applicability of the Restatement of the Plan	3

Article 2. Definitions and Construction	4
2.1 Definitions	4
2.2 Gender and Number	18
2.3 Applicable Law	18
2.4 Severability	19
2.5 Headings	19

Article 3. Eligibility, Participation, and Vesting	20
3.1 Eligible Employees	20
3.2 Date of Initial Participation	21
3.3 Inactive Participation	21
3.4 Former Participants	21
3.5 Reemployment by an Employer	21
3.6 Vesting	22
3.7 Years of Vesting Service	22
3.8 Forfeiture of Contingent Interests	24

Article 4. Active Participant Contributions	26
4.1 Compensation Deferral Agreements	26
4.2 Roth Deferral Agreements	26
4.3 Automatic Contribution Arrangement	26
4.4 Limitations on Compensation Deferral Agreements and Roth Deferral Agreements	28
4.5 General Rules for Compensation Deferral Agreements and Roth Deferral Agreements	28
4.6 Special Circumstances	30
4.7 401(k) Contributions	31
4.8 Roth Contributions	32
4.9 Rollover Contributions	32
4.10 In-Plan Roth Rollover Contributions	34
4.11 Catch-Up Contributions	34

Article 5. Employer Contributions	36
5.1 Employees Eligible for Employer Contributions	36
5.2 Amount of Matching Contribution	36
5.3 Amount of Profit Sharing Contribution	36
5.4 Payment of Employer Contributions	37

i

Article 6. Benefit Limitations	39
6.1 Section 402(g) Limit on 401(k) Contributions and Roth Contributions	39
6.2 Highly Compensated Employees	40
6.3 Section 415 Limit	41
6.4 The Pay Limit	43
6.5 Nondiscrimination Rules	44

Article 7. In-Service Withdrawals and Loans	54
7.1 Age 59 1⁄2 Withdrawals	54
7.2 In-Service Rollover Withdrawals	54
7.3 Hardship Withdrawals	54
7.4 Loans to Participants	56

Article 8. Distribution of Benefits	63
8.1 Distributions Generally	63
8.2 Distribution Upon Severance From Employment	63
8.3 Benefits Upon Disability	63
8.4 Death Benefits	64
8.5 Beneficiary	65
8.6 Forms of Distribution	67
8.7 Payment Rules	67
8.8 Small Amounts	70
8.9 Required Minimum Distributions	71
8.10 Direct Rollovers	77
8.11 Source of Benefit Payments	80

Article 9. Plan Investments and Investment Elections	81
9.1 Investment Funds	81
9.2 Investment Elections	81
9.3 Initial Investment Election	81
9.4 Changes in Investment Elections	82
9.5 Special Rules	83
9.6 Transfer of Assets	84
9.7 Valuation Adjustments	84
9.8 Information to Participants	85
9.9 Investment Risk	85
9.10 The Watson Stock Fund	85

Article 10. Financing	88
10.1 Trust Fund	88
10.2 Trust Agreement	88
10.3 Nonreversion	88

Article 11. Administration	90
11.1 Committee	90
11.2 Operation of the Committee	90
11.3 Agents	91

11.4 Compensation and Expenses	91
11.5 Committee’s Powers and Duties	92
11.6 Investment Responsibilities	93
11.7 Committee’s Decisions Conclusive	93
11.8 Indemnity	94
11.9 Insurance	95
11.10 Fiduciaries	95
11.11 Notices	96
11.12 Data	97
11.13 Missing Persons	97
11.14 Claims Procedure	97
11.15 Fidelity Bonds	100
11.16 Effect of a Mistake	100
11.17 Claims and Issues	100

Article 12. Amendment and Termination	101
12.1 Amendment	101
12.2 Discontinuance of Contributions and Termination	101
12.3 Plan Merger or Transfer	101

Article 13. Adoption by Affiliates	102
13.1 Adoption of Plan	102
13.2 Cooperation by Employers	102
13.3 Action Binding on Participating Employers	102
13.4 Nondiscrimination Requirements	102
13.5 Termination of Participation of Affiliate	102
13.6 Consequences of the Termination of an Employer	103

Article 14. Top-Heavy Provisions	105
14.1 Application	105
14.2 Top-Heavy Ratio	105
14.3 Key Employees	106
14.4 Minimum Contribution	107
14.5 Vesting	107

Article 15. Miscellaneous Provisions	109
15.1 No Enlargement of Employee Rights	109
15.2 No Examination or Accounting	109
15.3 Nonalienation	109
15.4 Incompetency	110
15.5 Records Conclusive	111
15.6 Counterparts	111
15.7 Service of Legal Process	111
15.8 Qualified Military Service	111
15.9 Severability	111

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Article 1.Establishment of the Plan

1.1 Restatement of the Plan

(a)	Watson Pharmaceuticals, Inc. (the “Company”) originally adopted the Watson Pharmaceuticals, Inc. 401(k) Plan (the “Plan”) effective January 1, 1988. (Prior to January 1, 2006, the Plan was known as the “Watson Pharmaceuticals, Inc. Employees’ 401(k) Profit-Sharing Plan.”)

“Company” and other capitalized terms with special meanings are generally defined in Article 2.

(b)	Subsequently, the Company amended and restated the Plan, generally effective as of January 1, 2001 (the “2001 Restatement”).

(1)	The Company received a favorable determination letter from the Internal Revenue Service on the 2001 Restatement.

(2)	The Company adopted seven amendments to the 2001 Restatement: The First Amendment was effective as of January 1, 1999 and was generally incorporated into the 2001 Restatement; the Second Amendment was effective as of January 1, 2003; the Third Amendment was effective as of July 1, 2003; the Fourth Amendment was generally effective for required minimum distributions made beginning in the 2003 calendar year; the Fifth Amendment was generally effective January 1, 2004; the Sixth Amendment was effective November 1, 2004; and the Seventh Amendment was effective January 1, 2005. Certain of these amendments superseded previous amendments; accordingly, certain previous amendments had no further force and effect.

(3)	The Second Amendment to the 2001 Restatement primarily provided good-faith compliance with the requirements of EGTRRA. Notwithstanding anything to the contrary in the Plan, the EGTRRA provisions are effective January 1, 2002 (unless otherwise provided).

(c)	Effective as of January 1, 2006 and the other dates stated herein, the Plan was amended and restated to reflect Amendments 2 through 7 to the 2001 Restatement, to reflect recent retirement plan guidance, and to make certain other clarifications and changes (the “2006 Restatement”).

(1)	The Plan is intended to reflect good faith compliance with the requirements of EGTRRA and shall be construed in accordance with EGTRRA and the guidance issued thereunder. The Plan provisions amended to comply with EGTRRA shall supersede other provisions of the Plan to the extent those provisions are inconsistent with the provisions of this Plan, as amended.

(2)	The 2006 Restatement was subsequently amended twice. The First Amendment primarily reflected the Company’s acquisition of the Andrx Corporation. The Second Amendment amended the 2006 Restatement primarily to comply with the final Internal Revenue Code Section 401(k) and 401(m) regulations. The 2006 Restatement and the Amendments to the 2006 Restatement were intended to be timely interim amendments to the Plan, as described in Revenue Procedure 2005–66.

(d)	Effective as of January 1, 2008 and the other dates stated herein, the Plan was amended and restated (the “2008 Restatement”) as set forth in (1), (2) and (3) below.

(1)	The 2008 Restatement reflected Amendments 1 and 2 to the 2006 Restatement; addressed guidance contained in the Code Section 401(k) and (m) final regulations; accommodated the acquisition of the Andrx Corporation by the Company; and made certain other changes.

(2)	The 2008 Restatement also added an automatic enrollment design-based ADP and ACP test safe harbor by adding a new qualified automatic contribution arrangement, an eligible automatic contribution arrangement, and a qualified default investment alternative as such terms are defined in Code Sections 401(k)(13) and 414(w) and Department of Labor Regulation 2550.404c-5(e), respectively.

(3)	The 2008 Restatement permitted nonspouse beneficiaries to make direct rollovers of their benefits under the Plan, changed the automatic rollover rules for non- Participants, and clarified certain sections of the Plan.

(e)	Effective as of January 1, 2009 and the other dates stated herein, the Plan was amended and restated (the “2009 Restatement”) as set forth in (1) and (2) below.

(1)	The 2009 Restatement reflected final regulations under Code Section 415, as well as the Code Section 401(k) final regulations relating to qualified automatic contribution arrangements and eligible automatic contribution arrangements, and it makes certain other clarifications and changes.

(2)	In accordance with the terms of the IRS Employee Plans Compliance Resolution System self-correction methodology, the 2009 Restatement also corrects a drafting error contained in the 2008 Restatement. That error involved the unintentional elimination of Matching Contributions and Profit Sharing Contributions from availability for hardship withdrawal under Section 7.3. Although the 2008 Restatement revised the types of contributions eligible for hardship withdrawal, that change was never made operationally, and the Plan continued to operate to allow Participants to withdraw such Employer contributions on account of hardship.

(f)	Effective as of January 1, 2012 and the other dates stated herein, the Plan was amended and restated as set forth in (1), (2) and (3) below. This 2012 Restatement is referred to herein as the “Restatement.”

(1)

The Restatement reflects Amendments 1 and 2 to the 2009 Restatement, effective January 1, 2011, providing (i) clarify the Plan’s provisions relating to the reinstatement of employee deferral contributions following the end of a six-month period of suspension after a Participant’s hardship withdrawal, (ii) changes to the definition of Testing Compensation, (iii) changes to the definition of Section 415 Compensation, (iv) clarification that an Eligible Employee does not include interns, (v) an increase (to 75%) to the percentage of Compensation that a Participant may defer under a Compensation Deferral Agreement, (vi) elimination of the Qualified Automatic Contribution Arrangement, (vii) implementation of an Automatic Contribution Arrangement, (viii) elimination of the requirement for separate deferral elections for Catch-Up Contribution, (ix) an increase in the amount of Matching Contributions (to 6% of Eligible Compensation), (x) a last day requirement for true-up contributions related to Matching Contributions, (xi) that loans may are may not available to former Participants, (xii) elimination of the requirement for spousal consent to obtain a loan and (xiii) eliminate the 90-day withdrawal opportunity for employees who are automatically enrolled.

(2)	The Restatement reflects an increase in Matching Contributions to 100% of the lesser of (i) 401(k) Contributions, Roth Contributions or Catch-Up Contributions paid by the Employer with respect to Eligible Compensation otherwise payable to the Participant for the Plan Year, or (ii) 8% of Eligible Compensation.

(3)	The Restatement reflects the addition of a Roth Contribution feature, Roth conversion feature and certain changes to clarify the provisions of the Plan for Plan Years beginning on and after January 1, 2012.

1.2 Status of the Plan

(a)	The purposes of the Plan are to permit Active Participants to share in the profits of the Employers, to assist Participants in accumulating savings, to provide retirement income to Participants, and to stimulate in employees the strongest interest in the successful operation of their Employer’s business.

(b)	The Plan is intended to be a qualified profit sharing plan that meets the requirements of Code Section 401(a). In accordance with Code Section 401(a)(27), the determination of whether the Plan is a profit-sharing plan shall be made without regard to whether the Employers have current or accumulated profits. The Plan shall be interpreted and administered to meet the requirements of the Code.

(c)	The Plan provides for Participant (Beneficiary and Alternate Payee, as applicable) directed investments and is intended to meet the requirements of ERISA Section 404(c).

(d)	The Plan is intended to be an “eligible individual account plan,” as defined in Code Section 407(d)(3)(A) of ERISA. Accordingly, the Trustee is authorized to invest and hold up to one hundred percent (100%) of the Trust Fund in Watson Common Stock.

1.3 Applicability of the Restatement of the Plan

(a)	Except as specifically provided in this Restatement, all contributions made with respect to Plan Years beginning before the Effective Date shall be determined in accordance with the provisions of applicable prior Plan instruments. All distributions, withdrawals, or loans made before the Effective Date shall be governed by the provisions of applicable Plan instruments, except insofar as pertinent provisions of this Restatement are retroactively effective.

(b)	The provisions of this Restatement of the Plan, as amended from time to time, shall determine all contributions made with respect to Plan Years beginning on or after the Effective Date. All distributions, withdrawals, and loans made on or after the Effective Date shall be made in accordance with the provisions of this Restatement of the Plan, as it may be further amended from time to time.

Article 2.Definitions and Construction

2.1 Definitions

Whenever used in the Plan, the following terms shall have the respective meanings set forth below, unless otherwise expressly provided; and when the defined meaning is intended, the term is capitalized.

(a)	“Account” means the separate account maintained for each Participant, Beneficiary, or Alternate Payee, as applicable, which represents his or her total proportionate interest in the Trust Fund as of any date, and which consists of the sum of the following subaccounts and any other subaccounts that are approved by the Committee, as adjusted for allocations of income or loss, withdrawals, and other factors affecting the value of such subaccounts: 401(k) Contributions Account, Roth Contributions Account, Matching Contributions Account, Catch-Up Contributions Account, Profit Sharing Contributions Account, Rollover Contributions Account, In-Plan Roth Rollover Account, QNEC Contributions Account, QMAC Contributions Account, and Loan Account.

(b)	“Actual Contribution Percentage” means the ratio, calculated to the nearest one- hundredth of one percent, of (a) the sum of the Matching Contributions made by and on behalf of a Participant for a Plan Year, over (b) such Participant’s Testing Compensation for such Plan Year. Only Testing Compensation received by the Participant while he is a Participant shall be taken into account in determining this percentage, except as may otherwise be required by regulations.

In the case of a Highly Compensated Employee who is eligible to participate in more than one defined contribution plan maintained by the Company or an Affiliate which includes employer matching contributions, his Actual Contribution Percentage shall be determined by treating all such defined contribution plans as one plan.

If a Highly Compensated Employee participates in two or more arrangements described in Code Section 401(m) that have different plan years, the Actual Contribution Percentage for the Highly Compensated Employee is calculated by treating all contributions with respect to such Highly Compensated Employee under any such arrangement (other than arrangements that may not be aggregated with this Plan) as being made under this Plan.

(c)	“Actual Deferral Percentage” means the ratio, calculated to the nearest one-hundredth of one percent, of (a) the pre-tax 401(k) Contributions and Roth Contributions made on behalf of a Participant for a Plan Year, excluding any contributions returned as a result of exceeding the limitations of Code Section 415 described in Section 6.3, or in the case of a Non-Highly Compensated Participant, Code Section 402(g) described in Section 6.1, over (b) such Participant’s Testing Compensation for such Plan Year. Only compensation received by the Participant while he is a Participant shall be taken into account in determining this percentage, except as may otherwise be required by regulations.

In the case of a Highly Compensated Employee who is eligible to participate in more than one defined contribution plan maintained by the Company or an Affiliate which permits before tax contributions or Roth contributions, his Actual Deferral Percentage shall be determined by treating all such defined contribution plans as one plan.

If a Highly Compensated Employee participates in two or more cash or deferred arrangements described in Code Section 401(k) that have different plan years, the Actual Deferral Percentage for the Highly Compensated Employee is calculated by treating all contributions with respect to such Highly Compensated Employee under any such arrangement (other than arrangements that may not be aggregated with this Plan) as being made under this Plan’s cash or deferred arrangement.

(d)	“Active Participant” means any Eligible Employee who becomes a Participant, in accordance with Section 3.2 (or Section 3.5); continues to be employed as an Eligible Employee of an Employer; has not become an Inactive Participant or a Former Participant; and has not terminated participation in the Plan, in accordance with Section 3.4.

(e)	“Affiliate” means

(1)	Any corporation that, together with the Company, is part of a controlled group of corporations, within the meaning of Code Section 414(b);

(2)	Any trade or business that, together with the Company, is under common control, within the meaning of Code Section 414(c); and

(3)	Any entity or organization that is required to be aggregated with the Company, pursuant to Code Section 414(m) or 414(o).

An entity shall be an Affiliate only during the period when the entity has the required relationship, under this Section 2.1(e), with the Company.

(f)	“Alternate Payee” means, with respect to a Participant, any Spouse, former Spouse, child, or other dependent of that Participant, who is an alternate payee, within the meaning of Code Section 414(p)(8), and who is recognized by a Qualified Domestic Relations Order as having the right to receive all or a portion of the benefits payable under the Plan with respect to the Participant.

(g)	“Andrx” means Andrx Corporation, a Delaware corporation, and any of its subsidiaries.

(h)	“Andrx Merger” means that certain Agreement and Plan of Merger By and Among Watson Pharmaceuticals, Inc., Water Delaware, Inc., and Andrx Corporation, dated March 12, 2006.

(i)	“Anniversary of Hire” means an anniversary of the Employee’s most recent Employment Commencement Date or Reemployment Commencement Date (as applicable).

(j)	“Average Actual Contribution Percentage” means the average, calculated to the nearest one-hundredth of one percent, of the Actual Contribution Percentage for a group of Employees for a Plan Year.

(k)	“Average Actual Deferral Percentage” means the average, calculated to the nearest one-hundredth of one percent, of the Actual Deferral Percentage for a group of Employees for a Plan Year.

(l)	“Beneficiary” means any person or persons designated by a Participant or Alternate Payee, in accordance with Section 8.5, to whom benefits are payable in the event of his or her death.

(m)	“Board” means the Board of Directors of the Company.

(n)	“Catch-Up Contributions” means, with respect to an Active Participant, the contributions made by his or her Employer to the Trust Fund in accordance with Sections 4.1 and 4.11.

(o)	“Catch-Up Contributions Account” means the subaccount recording the Catch-Up Contributions made to the Plan on behalf of a Participant pursuant to Section 4.11, as adjusted for allocations of income or loss, withdrawals, and other factors affecting the value of such subaccount.

(p)	“Code” means the Internal Revenue Code of 1986, as amended, or any other provision of law of similar purpose as may at any time be substituted therefore.

(q)	“Committee” means the Benefit Plans Committee, or any successor thereto that assumes the Committee’s obligations under this Plan, which is appointed pursuant to Section 11.1(b) to perform the tasks specified in Article 11.

(r)	“Company” means Watson Pharmaceuticals, Inc., a Nevada corporation, and any successor thereto that assumes its obligations under this Plan.

(s)	“Compensation Deferral Agreement” means an agreement, made in accordance with Article 4, between an Active Participant and his or her Employer by which the Active Participant agrees to a reduction in his or her Deferrable Compensation and the Employer agrees to make pre-tax 401(k) Contributions, or Catch-Up Contributions in the specified amount to the Trust Fund on behalf of the Active Participant.

(t)	“Controlled Group Member” means an Employer, the Company, or an Affiliate (but only during those periods when the entity is an Affiliate).

(u)	“Controlled Group Qualified Plan” means a Qualified Plan that is maintained by an Employer or another Controlled Group Member. For purposes of Section 6.3 (relating to the Section 415 limits), a Controlled Group Qualified Plan shall include a plan maintained by a 50-Percent Affiliate (as defined in Section 6.3(b)).

(v)	“Deferrable Compensation” means the following:

(1)	Deferrable Compensation shall include the following:

(A)	Base salary and base hourly wages, including periods of time when services are not performed but salary and wages are paid (such as, paid time-off, holidays, jury duty, and bereavement leave).

(B)	Shift premiums, on-call premiums, oral contraceptive premiums, graveyard premiums, and other similar premiums.

(C)	Commissions.

(D)	Overtime.

(E)	Prior to January 1, 2006, deferred compensation payments made to an Active Participant or an Inactive Participant.

(F)	Code Section 401(k) contributions made on behalf of the Eligible Employee for the Plan Year.

(G)	Any amounts contributed by such Eligible Employee on a pre-tax basis during the Plan Year pursuant to salary deferral or reduction arrangements in effect with the Company or one or more Affiliates under Code Sections 125, 408(k), or 132(f).

(2)	In addition to the list provided in Section 2.1(v)(1), Deferrable Compensation shall include Performance-Based Bonus Compensation. For purposes of determining Deferrable Compensation, the Active Participant must make a separate Compensation Deferral Agreement with respect to Performance-Based Bonus Compensation, as described in Section 4.1(b)(2).

(3)	Notwithstanding Sections 2.1(v)(1) and (2), Deferrable Compensation shall exclude all of the following:

(A)	Bonuses in the form of grants or sales of shares of Watson Common Stock, restricted shares of Watson Common Stock, options to purchase shares of Watson Common Stock, or other bonus awards distributable in shares of Watson Common Stock (including amounts realized with respect to grants or sales of Watson Common Stock under Code Section 83, amounts realized from the exercise of a non-qualified option to purchase shares of Watson Common Stock under Code Section 83, amounts realized from the sale, exchange or other disposition of shares of Watson Common Stock purchased upon the exercise of an “incentive stock option” under Code Section 422, and amounts realized from the sale, exchange or other disposition of shares of Watson Common Stock purchased under an employee stock purchase plan under Code Section 423).

(B)	Bonuses that an Employer determines not to be Performance-Based Bonus Compensation. As of the Effective Date, the categories of excluded bonuses for purposes of this Section 2.1(v)(3)(C) include sign-on payments, employee referral payments, retention bonuses, and safety awards. The categories of bonuses that are excluded from Performance-Based Bonus Compensation shall change from time-to-time.

(C)	Severance payments, as well as similar payments made after the Participant ceases to be an Eligible Employee.

(D)	Any income recognized by an Employee under Code Section 79 by reason of group-term life insurance coverage in excess of $50,000.

(E)	Other than as provided under Sections 2.1(v)(1) and (2), any amounts paid or recognized under any other deferred compensation plan or other amounts paid from any employee welfare plan now or hereafter adopted by the Company or any Affiliate.

(F)	Reimbursements or other expense allowances, including auto allowances, cost of living allowances, child education allowances, expatriate gross-ups, and travel bonuses.

(G)	Any remuneration paid in the form of reimbursed moving and relocation expenses, home mortgage differential payments, or other forms of housing allowances.

(H)	Other cash and non-cash fringe benefits.

(I)	Any Matching Contributions or Profit Sharing Contributions made to this Plan.

(w)	“Deferrable Compensation Payment Date” means, with respect to a Plan Year and a Participant, each date during that Plan Year on which Deferrable Compensation is paid to that Participant (or would be paid to the Participant, but for an election pursuant to a Compensation Deferral Agreement to have the Deferral Compensation otherwise payable on that date reduced). For example, each date on which a regular payroll check for a payroll period is given to a Participant is a Deferrable Compensation Payment Date.

(x)	“Disability” (or “Disabled”) means a condition in which a Participant is determined to be disabled under Section 423 of Title 42 of the U.S. Code and receives disability insurance benefits thereunder. Such Participant shall be considered to be Disabled as of the time of commencement of benefits which are described in this Section 2.1(x).

(y)	“Effective Date” means January 1, 2012.

(z)	“Eligible Compensation” means Deferrable Compensation. This definition of Eligible Compensation shall comply with the requirements of Code Section 414(s). The Committee may take any necessary steps (including amending the Plan) to ensure that Eligible Compensation satisfies the requirements of Code Section 414(s).

(aa)	“Eligible Employee” means an Employee described in Section 3.1.

(bb)	“Employee” means any individual employed by an Employer or Affiliate and, to the extent required by the Code, a Leased Employee of an Employer or Affiliate.

(cc)	“Employer” means, at the applicable time, the Company or any Affiliate that has adopted this Plan, in accordance with Section 13.1, and which has not ceased to be a participating employer pursuant to Section 13.5.

(dd)	“Employment Commencement Date” means the date on which the Employee is first credited with a Paid Hour of Service with a Controlled Group Member.

(ee)	“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, or any other provision of law of similar purpose as may at any time be substituted therefore.

(ff)	“First Required Distribution Year” means, with respect to a Participant, the following Plan Year:

(1)	In the case of a Participant who is not a Five-Percent Owner, the later of the following Plan Years:

(A)	The Plan Year in which the Participant attains age 70 1⁄2. For purposes of this Section 2.1(ff), a Participant attains age 70 1⁄2 as of the date six months after the seventieth anniversary of the Participant’s birth.

(B)	The Plan Year in which the Participant Severs From Employment, as determined in accordance with Code Section 401(a)(9)(C)(i)(II).

(2)	In the case of a Participant who is a Five-Percent Owner, the Plan Year in which the Participant attains age 70 1⁄2.

(gg)	“Five-Percent Owner” means a Participant who is a five-percent owner, within the meaning of Code Section 416(i)(1)(B)(i), of a Controlled Group Member for the Plan Year in which the Five-Percent Owner attains age 70 1⁄2. For purposes of the preceding sentence, a Five-Percent Owner attains age 70 1⁄2 as of the date six months after the seventieth anniversary of the Five-Percent Owner’s birth.

(hh)	“Former Participant” means any Active Participant or Inactive Participant described in Section 3.4 who has had a Severance From Employment, but who has not received a distribution of all benefits to which he or she is entitled under this Plan.

(ii)	“401(k) Contributions” means, with respect to an Active Participant, the pre-tax contributions made by his or her Employer to the Trust Fund at the election of the Active Participant, in accordance with Section 4.7.

(jj)	“401(k) Contributions Account” means the subaccount recording the pre-tax 401(k) Contributions made to the Plan on behalf of a Participant pursuant to Section 4.7, as adjusted for allocations of income or loss, withdrawals, and other factors affecting the value of such subaccount.

(kk)	“Highly Compensated Employee” means, with respect to a Plan Year, any Employee described in Section 6.2.

(ll)	“Hours of Service” means the sum of the following hours:

(1)	Subject to the other provisions of this Section 2.1(ll), an Hour of Service shall be credited for each of the following:

(A)	Each hour for which an Employee is paid, or entitled to payment, for the performance of duties for a Controlled Group Member.

(B)	Each hour for which an Employee is paid, or entitled to payment by a Controlled Group Member on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including Disability), layoff, jury duty, military duty, or leave of absence. Hours credited under this Section 2.1(ll)(1)(B) shall be calculated and credited, pursuant to Department of Labor Regulation Section 2530.200b–2.

(C)	Each hour for which back pay, irrespective of mitigation of damages, is awarded or agreed to by a Controlled Group Member. No hour shall be credited under this Section 2.1(ll)(1)(C) which duplicates an hour credited under Section 2.1(ll)(1)(A)–(B). Hours shall be credited under this Section 2.1(ll)(1)(C) to the period to which the award or agreement pertains (rather than the period in which the award, agreement, or payment is made).

(D)	Only to the extent required by applicable law, each hour credited pursuant to applicable regulations for periods of absence for service in the armed forces of the United States or the Public Health Service, provided that the Employee is reemployed by a Controlled Group Member within the time limits prescribed by applicable law.

(E)	Only to the extent and solely for the purposes required by the Family and Medical Leave Act of 1993, as amended from time to time (the “FMLA”), hours credited pursuant to applicable regulations for periods of absence, to the extent that the Employer was required by the FMLA to permit the Employee to be absent from work during that period. To the extent required by the FMLA, Hours of Service credited pursuant to this Section 2.1(ll)(1)(E) shall be taken into account when determining an Employee’s Years of Vesting Service but shall not be taken into account when determining a Participant’s eligibility to receive a share of a Profit Sharing Contribution.

(2)	To the extent required by Code Section 414(n), Leased Employees shall be credited with Hours of Service for periods during which they perform services for an Employer or other Controlled Group Member.

(3)	No more than 501 hours shall be credited under Section 2.1(ll)(1)(B)–(C) to an Employee on account of any single continuous period during which he or she performs no duties.

(4)	No hours shall be credited under Section 2.1(ll)(1)(B)–(C) on account of a period during which no duties are being performed if payment is made or due under a plan maintained solely for the purpose of complying with applicable workers’ compensation, unemployment compensation, or disability insurance laws.

(5)	No hours shall be credited under Section 2.1(ll)(1)(B)–(C) if payment is made to the Employee solely to reimburse the Employee for medical or medically related expenses incurred by the Employee.

(6)	To the extent that a Controlled Group Member does not maintain a record of an Employee’s hours of employment, a Controlled Group Member may elect to credit hours on a consistent basis using the equivalency specified in Department of Labor Regulation Section 2530.200b–3(e)(1)(i) (relating to crediting 10 hours of service for each day of employment) and related Sections of the Department of Labor regulations.

(7)	Hours of Service shall be credited only on account of employment with a Controlled Group Member. If an organization that was not an Affiliate becomes an Affiliate, then, except as otherwise expressly provided in this Plan, Hours of Service shall be counted only with respect to periods during which the organization is an Affiliate.

(mm)	“Inactive Participant” means any individual who was an Active Participant, but who is no longer an Eligible Employee and has not had a Severance From Employment.

(nn)	“In-Plan Roth Rollover” means an amount which is rolled over from a sub-account under the Plan that does not consist of Roth Contributions to another sub-account under the Plan for the purpose of effecting a Roth conversion, subject to the terms and condition of Section 4.10.

(oo)	“In-Plan Roth Rollover Account” means a subaccount recording the In-Plan Roth Rollover made to the Plan on behalf of a Participant, pursuant to Section 4.13, as adjusted for allocations of income or loss, withdrawals, and other factors affecting the value of such subaccount.

(pp)	“Investment Election” means an election (including a change of a prior election) by a Participant, Beneficiary, or Alternate Payee, in accordance with Article 9, to direct the investment of his or her Account among the various Investment Funds.

(qq)	“Investment Fund” means any fund that is approved by the Committee, pursuant to Section 9.1, for the investment of assets held in the Trust Fund, and the Watson Common Stock Fund. The Committee may, from time to time in its discretion, select different funds as the Investment Funds, with the exception of the Watson Common Stock Fund.

(rr)	“IRA” means either

(1)	An individual retirement account that meets the requirements of Code Section 408(a); or

(2)	An individual retirement annuity that meets the requirements of Code Section 408(b).

(ss)	“Leased Employee” means with respect to an Employer (or other Controlled Group Member), any individual, other than a common-law Employee, who performs services for the Employer (or other Controlled Group Member) and who is required, under Code Section 414(n), to be treated as an employee of the Employer (or Controlled Group Member). If a Leased Employee subsequently becomes a common law Employee of an Employer (or Controlled Group Member), service as a Leased Employee with the Employer (or Controlled Group Member) shall be credited under the Plan to the extent required under Code Section 414(n).

(tt)	“Loan Account” means the subaccount recording any loans made to the Participant or Beneficiary pursuant to Section 7.4, as adjusted for allocations of income or loss, withdrawals, and other factors affecting the value of such subaccount.

(uu)	“Look Back Year” means the Plan Year immediately preceding the Plan Year being tested.

(vv)	“Matching Contributions” means the contributions made to the Trust Fund on behalf of an Active Participant, pursuant to Section 5.2.

(ww)	“Matching Contributions Account” means the subaccount recording the Matching Contributions made to the Plan on behalf of the Participant, pursuant to Section 5.2, as adjusted for allocations of income or loss, withdrawals, and other factors affecting the value of such subaccount.

(xx)	“Maternity or Paternity Absence” means that the Employee is absent from work on account of

(1)	The Employee’s pregnancy;

(2)	The birth of a child of the Employee;

(3)	The placement of a child with the Employee, in connection with the adoption of the child by the Employee; or

(4)	Caring for a child of the Employee immediately following the child’s birth or placement with the Employee.

(yy)	“Nonhighly Compensated Employee” means an Employee who is not a Highly Compensated Employee.

(zz)	“One Year Break in Vesting Service Year” means a Plan Year in which an Employee is credited with fewer than 501 Hours of Service. If an Employee is absent from work for any period on account of a Maternity or Paternity Absence, the Employee shall be credited as follows with Hours of Service during such absence:

(1)	Hours of Service shall be credited on account of a Maternity or Paternity Absence solely for the purposes of preventing a Plan Year from being a One Year Break in Vesting Service Year and shall not be credited for purposes of crediting a Year of Vesting Service to the Employee.

(2)	The total number of Hours of Service credited during the Maternity or Paternity Absence shall not exceed 501 Hours of Service.

(3)	During the Maternity or Paternity Absence, the Employee shall be credited with the number of Hours of Service with which the Employee otherwise would have been credited, but for the Maternity or Paternity Absence or, if such hours cannot be determined, eight Hours of Service per day of such absence.

(4)	Any Hours of Service credited on account of a Maternity or Paternity Absence shall be credited first to the Plan Year in which the Maternity or Paternity Absence begins, to the extent necessary to prevent that Plan Year from being a One Year Break in Vesting Service Year. Any of the remaining 501 Hours of Service not credited to the Plan Year in which the Maternity or Paternity Absence began shall be credited in the immediately succeeding Plan Year, to the extent required to prevent that Plan Year from being a One Year Break in Vesting Service Year.

(5)	No Hours of Service shall be credited on account of a Maternity or Paternity Absence unless the Employee provides the Committee with such timely information as it may require to establish that the absence was a Maternity or Paternity Absence and the number of days of such absence.

(aaa)	“Paid Hour of Service” means each Hour of Service described in Section 2.1(ll)(1)(A) (relating to hours for which an Employee is paid, or entitled to payment, for the performance of duties for a Controlled Group Member).

(bbb)	“Participant” means an Active Participant, Inactive Participant, or a Former Participant, as applicable.

(ccc)	“Pay Limit” means, with respect to a Plan Year, the amount of Section 415 Compensation, or Testing Compensation (as applicable), that may be taken into account with respect to a Participant for that Plan Year, pursuant to Section 6.4.

(ddd)	“Performance-Based Bonus Compensation” means the portion of Deferrable Compensation that, as determined by an Employer, is paid to an Active Participant as a performance-based bonus. As of the Effective Date, Performance-Based Bonus Compensation includes performance bonuses, sales rookie bonuses, sales training bonuses, SAP bonuses, DNA-DCA bonuses, and customer service representative payments.

(eee)	“Plan” means the Watson Pharmaceuticals, Inc. 401(k) Plan (formerly known as the “Watson Pharmaceuticals, Inc. Employees’ 401(k) Profit-Sharing Plan”), as set forth in this Restatement and as hereafter amended from time to time.

(fff)	“Plan Year” means the calendar year.

(ggg)	“Profit Sharing Contributions” means the contributions made to the Trust Fund on behalf of an Active Participant, pursuant to Section 5.3.

(hhh)	“Profit Sharing Contributions Account” means the subaccount recording the Profit Sharing Contributions made to the Plan on behalf of a Participant, pursuant to Section 5.3, as adjusted for allocations of income or loss, withdrawals, and other factors affecting the value of such subaccount.

(iii)	“QMAC Contributions” (or “QMACs”) means the qualified matching contributions (QMACs) made to the Trust Fund on behalf of a Participant, pursuant to Section 6.5(d).

(jjj)	“QMAC Contributions Account” means the subaccount recording the QMAC Contributions made to the Plan on behalf of a Participant, pursuant to Section 6.5(d) as adjusted for allocations of income or loss, withdrawals, and other factors affecting the value of such subaccount.

(kkk)	“QNEC Contributions” (or “QNECs”) means the qualified nonelective contributions (QNECs) made to the Trust Fund on behalf of a Participant, pursuant to Section 6.5(b) or Section 6.5(d).

(lll)	“QNEC Contributions Account” means the subaccount recording the QNEC Contributions made to the Plan on behalf of a Participant, pursuant to Section 6.5(b) or Section 6.5(d), as adjusted for allocations of income or loss, withdrawals, and other factors affecting the value of such subaccount.

(mmm)	“Qualified Automatic Contributions Arrangement” means the Qualified Automatic Contributions Arrangement that was in effect under the Plan prior to January 1, 2011 and which satisfied the requirements of Code Section 401(k)(13).

(nnn)	“Qualified Domestic Relations Order” means a qualified domestic relations order, within the meaning of Code Section 414(p), which creates or recognizes the existence of an Alternate Payee’s right to, or assigns to an Alternate Payee the right to, receive all or a portion of the benefits payable to a Participant.

(ooo)	“Qualified Plan” means a plan, other than this Plan, which is qualified under Code Section 401(a).

(ppp)	“Reemployment Commencement Date” means, in the case of an Employee who has a Severance and terminates employment with all Controlled Group Members and is subsequently reemployed by a Controlled Group Member after expiration of the period during which Years of Vesting Service would be required to be credited under Section 3.7 (relating to the service spanning rules) had the Employee again been credited with a Paid Hour of Service, the first day following the Severance date on which the Employee is credited with a Paid Hour of Service with a Controlled Group Member.

(qqq)	“Required Beginning Date” means, with respect to a Participant, April 1 of the Plan Year immediately following the Participant’s First Required Distribution Year.

(rrr)	“Required Distribution Year” means, with respect to a Participant, the Participant’s First Required Distribution Year and each Plan Year thereafter, ending with the Plan Year in which the value of the entire vested balance of the Participant’s Account is distributed.

(sss)	“Rollover Contributions” means the contributions made by a Participant, pursuant to Section 4.9.

(ttt)	“Rollover Contributions Account” means a subaccount recording the Rollover Contributions made to the Plan on behalf of a Participant, pursuant to Section 4.9, as adjusted for allocations of income or loss, withdrawals, and other factors affecting the value of such subaccount.

(uuu)	“Roth Contributions” means, with respect to an Active Participant, contributions made by his or her Employer to the Trust Fund at the election of the Active Participant, in accordance with Section 4.8. A Roth Contribution also means an elective deferral that is (1) designated irrevocably by the Participant at the time of the cash or deferred election as a Roth Contribution that is being made in lieu of all or a portion the pre-tax 401(k) Contributions the Participant is otherwise eligible to make under Section 4.7; and (b) treated by the Company as includable in the Participant’s income at the time the Participant would have received that amount in cash if the Participant had not made a cash or deferred election. Roth Contributions made by his or her Employer to the Trust Fund at the election of the Active Participant, in accordance with Section 4.8.

(vvv)	“Roth Contributions Account” means the subaccount recording the Roth Contributions made to the Plan on behalf of a Participant pursuant to Section 4.8, as adjusted for allocations of income or loss, withdrawals, and other factors affecting the value of such subaccount.

(www)	“Roth Deferral Agreement” means an agreement, made in accordance with Article 4, between an Active Participant and his or her Employer by which the Active Participant agrees to a reduction in his or her Deferrable Compensation and the Employer agrees to make Roth Contributions, or Catch-Up Contributions in the specified amount to the Trust Fund on behalf of the Active Participant.

(xxx)	“Second Required Distribution Year” means, with respect to a Participant, the Plan Year immediately following the Participant’s First Required Distribution Year.

(yyy)	“Section 415 Compensation” means, with respect to a Participant for the period specified, the Participant’s compensation, determined as follows:

(1)	Except as provided in Section 2.1(yyy)(3), Section 415 Compensation shall include all amounts described in Treasury Regulation Section 1.415(c)–2(d)(4). including all wages and all other payments of compensation for that Plan Year as reported on Form W-2 (currently entitled “wages, tips, other compensation”) and as described in Treasury Regulation Section 1.415(c)-2(d)(4).

(2)	In addition, Section 415 Compensation shall include all of the following:

(A)	Amounts by which the Participant elects to have his or her Deferrable Compensation reduced pursuant to his or her Compensation Deferral Agreement.

(B)	Elective contributions that are excluded from the Participant’s gross income under a Code Section 125 cafeteria plan maintained by the Participant’s Employer.

(C)	Any elective deferral, as defined in Code Section 402(g)(3), made under a plan maintained by an Employer or Controlled Group Member, and any amount that is contributed to or deferred by an Employer or Controlled Group Member at the election of the Participant and that is not includible in the gross income of the Participant by reason of Code Sections 125(a), 132(f)(4), 402(e)(3), 402(h)(1)(B), 402(k), or 457(b).

(D)	Amounts described in Code Sections 104(a)(3), 105(a) or 105(h), but only to the extent that these amounts are includible in the gross income of the Participant.

(E)	Amounts paid or reimbursed by the Employer for moving expenses incurred by the Participant, but only to the extent that at the time of the payment it is reasonable to believe that these amounts are not deductible by the Participant under Code Section 217.

(F)	Compensation paid after severance from employment as described in Treasury Regulation Sections 1.415(c)–2(e)(3)(ii), (iii)(A) and (iii)(B).

(3)	However, Section 415 Compensation shall exclude the following amounts:

(A)	Reimbursement of moving expenses to the extent that at the time of payment it is reasonable to believe that such expenses are deductible by the Eligible Employee under Code Section 217 (related to relocation expenses).

(B)	Post-severance payments described in Treasury Regulation Section 1.415(c)–2(e)(3)(iv).

Section 415 Compensation for any Plan Year shall not exceed the Pay Limit.

(zzz)	“Severance” means the earliest of the following dates:

(1)	The date on which the Employee terminates employment by reason of his or her retirement, resignation, discharge, death, or otherwise (and does not transfer to employment with a Controlled Group Member).

(2)	Except as relating to a Maternity or Paternity Absence, if the Employee has not terminated employment, the first anniversary of the first day of a period during which the Employee is continuously absent (with or without pay) from active service with an Employer (and all Controlled Group Members) for any reason such as vacation, holiday, sickness, disability, layoff, or leave of absence.

(3)

In the case of an Employee who is continuously absent (with or without pay) from active service on account of a Maternity or Paternity Absence, then the Employee’s Severance date shall be the earlier of the second anniversary of the date on which the absence from active service begins or the date the Employee’s Maternity or Paternity Absence ends. The period between the first and second anniversaries (or if earlier the date the Employee’s Maternity or Paternity Absence ends) of the date on which the Employee was first absent from active service shall not be included in the Employee’s Years of Vesting Service and shall not be a One Year Break in Vesting Service Year.

(aaaa)	“Severance From Employment” (or “Severed From Employment”) means, effective January 1, 2006, any termination of the employment relationship between an Employee and the Company and all Controlled Group Members for reasons such as resignation, discharge, or retirement, but only if that termination of employment constitutes a “severance from employment” within the meaning of Code Section 401(k)(2)(B)(i)(I). Effective beginning January 1, 2002, a Severance From Employment shall be recognized, regardless of whether the Severance From Employment occurred before, on, or after January 1, 2002, as long as the Employee has a balance in his or her Account on or after January 1, 2002, and regardless of whether the Severance From Employment would have satisfied the requirements of Code Section 401(k)(2)(B)(i)(I) and the Treasury regulations thereunder before the adoption of EGTRRA. A Severance From Employment shall not occur for an Employee if

(1)	The Employee transfers to a position with the Company or an Affiliate in which the Employee is no longer an Eligible Employee;

(2)	The Employee goes on a leave of absence authorized by a Controlled Group Member, as long as the Employee returns to active employment upon expiration of such leave;

(3)	The Employee transfers to employment with another Employer or with an Affiliate that is not a participating Employer;

(4)	Immediately after terminating employment with all Employers and Controlled Group Members, the Employee is a Leased Employee of an Employer or Controlled Group Member;

(5)	In connection with the Employee’s terminating employment with all Employers and Controlled Group Members, the Employee becomes an employee of another employer that is not a Controlled Group Member and that employer either assumes sponsorship of this Plan or accepts a transfer of assets and liabilities, within the meaning of Treasury Regulation Section 1.414(l)–1(b)(3), from this Plan to another plan maintained by that employer; or

(6)	The Committee determines that the employee has not had a severance from employment for purposes of Code Section 401(k)(2)(B)(i)(I).

(bbbb)	“Specified Investment Fund” means the Investment Fund designated by the Committee for the investment of amounts specified in Sections 9.3(c) and 9.5(e) and other applicable Sections of the Plan. The Committee may, from time to time in its discretion, select a different fund as the Specified Investment Fund.

(cccc)

“Spouse” means, effective January 1, 2006, with respect to a Participant, a person of the opposite sex from the Participant, who is the Participant’s husband or wife (as applicable) under applicable state law. No individual, including an individual of the opposite sex, shall be the Spouse of a Participant on account of the fact that the individual is registered as the domestic partner of the Participant under state law, even if state law provides that the domestic partners shall have the same rights, protections, and benefits, under state law, as married persons. No individual shall be the Spouse of a Participant unless he or she would be treated as the “spouse” of the Participant under 1 USC Section 7 (relating to the definition of a “spouse” for purposes of federal law, as added by the Defense of Marriage Act).

(dddd)	“Taxable Fringe Benefits,” means the following, but only if they are included in a Participant’s Section 415 Compensation: reimbursements or other expense allowances; cash and noncash fringe benefits; moving expenses; deferred compensation; welfare benefits; and other amounts described in Treasury Regulation Section 1.414(s)–1(c)(3). The amount of Testing Compensation taken into account with respect to a Participant for a Plan Year shall not exceed the Pay Limit.

(eeee)	“Testing Compensation” means, with respect to a Participant for the period specified, the Participant’s Section 415 Compensation.

(ffff)	“Trust Agreement” means any agreement entered into, pursuant to Section 10.2, appointing a Trustee and establishing a Trust Fund to receive, hold, invest, and dispose of the assets of the Plan.

(gggg)	“Trustee” means any bank, trust company or other person that is appointed to be trustee of the Trust Fund pursuant to Section 10.2.

(hhhh)	“Trust Fund” means the assets of every kind and description held under any Trust Agreement forming a part of this Plan.

(iiii)	“Valuation Date” means the last day of each Plan Year and each business day that the Committee authorizes the Plan’s recordkeeping system to determine the value of investment gains and losses. The Committee may, at any time, delay or prohibit the Plan’s recordkeeping system to determine the value of investment gains and losses for any lawful purpose, including any administrative, fiduciary, or nonfiduciary purpose.

(jjjj)	“Watson Common Stock” means the common stock of the Company that meets the requirements of Code Section 409(l) to be an employer security.

(kkkk)	“Watson Stock Fund” means the investment fund maintained under the Plan for investment of Participants’ Accounts in Watson Common Stock.

(llll)	“Years of Vesting Service” (or “Vesting Service”) means the service credited to a Participant, pursuant to Section 3.6, for purposes of determining whether the Participant is vested, pursuant to Section 3.6, in his or her benefit under the Plan.

2.2 Gender and Number

Except as otherwise indicated by the context, any masculine or feminine terminology shall also include the opposite gender, and the definition of any term in the singular or plural shall also include the opposite number.

2.3 Applicable Law

To the extent not preempted by the laws of the United States, the laws of the state of California shall be the controlling law in all matters relating to the Plan, with the exception that, with respect to matters governed by state law, any Trust Fund forming a part of the Plan shall be subject to the laws of the state specified in the applicable Trust Agreement.

2.4 Severability

If a provision of this Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included in the Plan.

2.5 Headings

The headings of this Plan are inserted for convenience or reference only, and they are not to be used in the construction of the Plan.

Article 3.Eligibility, Participation, and Vesting

3.1 Eligible Employees

(a)	All Employees who are on the U.S. payroll (excluding Puerto Rico) of an Employer shall be Eligible Employees under this Plan, except that Employees described in Section 3.1(b) and (c) shall be ineligible to participate. An Employee who is on the U.S. payroll (excluding Puerto Rico) of an Employer (and who is not ineligible because of Section 3.1(b) or (c)) shall be an Eligible Employee if that Employee is on a temporary assignment in Puerto Rico or a foreign country.

(b)	None of the following employees or individuals shall be an Eligible Employee:

(1)	An Employee who is not on the U.S. payroll of an Employer. For purposes of this Section 3.1(b)(1) the U.S. payroll excludes the Puerto Rico payroll.

(2)	An Employee of an Employer who is assigned to work permanently or for an indefinite period in Puerto Rico or a foreign country.

(3)	An Employee who is eligible for another retirement plan or program provided by the Company or any of its affiliates, including eligibility for a foreign country retirement plan or severance plan (e.g., employees eligible for the Watson Laboratories Caribe, Inc. 1165(e) Plan).

(4)	An Employee described in Code Section 410(b)(3)(C) (relating to nonresident aliens with no U.S.-source income).

(5)	An Employee covered by a collective bargaining agreement, in which retirement benefits were the subject of good faith bargaining between the Employer and the union, unless the collective bargaining agreement applicable to the Employee specifically provides for participation in this Plan.

(6)	A Leased Employee.

(7)	An intern.

(8)	Individuals during the period when they are not designated as “employees” in the Employer’s employment records. The individuals excluded from being Eligible Employees by this Section 3.1(b)(8) shall include individuals who are engaged by an Employer to perform services for the Employer in a relationship that the Employer characterizes as other than an employment relationship. For example, individuals engaged to perform services in a relationship that the Employer characterizes as that of an “independent contractor” with respect to the Employer shall not be Eligible Employees. Likewise, individuals whose services the Employer leases from a third party shall not be Eligible Employees. Individuals described in this Section 3.1(b)(8) shall not be Eligible Employees, even if a determination is made by the Internal Revenue Service, the United States Department of Labor, another governmental agency, a court, or other tribunal that the individual is an “employee” of the Employer during that period, for purposes of pertinent Sections of the Code or for any other purpose. An individual who has not been an Eligible Employee on account of this Section 3.1(b)(8) shall become an Eligible Employee effective on the date as of which the Employer characterizes the individual as an “employee” in the Employer’s employment records, if, on that date, the individual also meets the other requirements of this Section 3.1.

(c)	Employees of Affiliates who are not participating Employers shall not be Eligible Employees.

3.2 Date of Initial Participation

(a)	If an Eligible Employee was a Participant on the day before the Effective Date and continues to be an Eligible Employee on the Effective Date, then the Eligible Employee shall continue to be a Participant on the Effective Date, except as provided in Section 3.4 (relating to terminating participation in the Plan).

(b)	If an Employee is not a Participant on the day before the Effective Date, then

(1)	Beginning January 1, 2006, an Employee shall become an Active Participant on the latest of the following dates:

(A)	The first date on which the Employee is an Eligible Employee (regardless of his or her age); or

(B)	January 1, 2006.

(2)	Before January 1, 2006, an Employee becomes an Active Participant on the first date on which the Employee is an Eligible Employee and has attained age 21.

(c)	An Eligible Employee who becomes an Active Participant shall continue to be an Active Participant as long as he or she is employed by an Employer as an Eligible Employee.

3.3 Inactive Participation

(a)	An Active Participant who does not have a Severance From Employment shall become an Inactive Participant if he or she becomes an Employee of an Affiliate that is not a participating Employer in this Plan or otherwise ceases to be an Eligible Employee.

(b)	An Inactive Participant (who has not become a Former Participant or who has not yet terminated participation in the Plan in accordance with Section 3.4) shall again become an Active Participant, effective as of the date he or she again becomes an Eligible Employee.

3.4 Former Participants

Upon Severance From Employment, an Active Participant or an Inactive Participant shall become a Former Participant until he or she receives a distribution of all benefits to which he or she is entitled under this Plan, at which time he or she shall cease to be a Participant. A Former Participant may continue to make Investment Elections, in accordance with Article 9, with respect to his or her Account.

3.5 Reemployment by an Employer

(a)	If a Former Participant is reemployed as an Eligible Employee by an Employer, he or she shall again become an Active Participant effective on the date on which he or she is reemployed as an Eligible Employee.

(b)	If a Former Participant is reemployed by a Controlled Group Member, but is not an Eligible Employee, then he or she shall become an Inactive Participant.

(c)	If an Employee who had not become an Active Participant terminates employment with an Employer and later is reemployed by an Employer, then the Employee shall become an Active Participant in accordance with the requirements of Section 3.2.

3.6 Vesting

(a)	The interest of a Participant in the following of his or her subaccounts shall be 100 percent vested and nonforfeitable at all times: 401(k) Contributions Account, Roth Contributions Account, Catch-Up Contributions Account, Rollover Contributions Account, In-Service Roth Rollover Account, QNEC Contributions Account, and QMAC Contributions Account. In addition, the interest of a Participant in his or her Profit Sharing Contributions Account related to Profit Sharing Contributions made in 2007 pursuant to Section 5.3(c) (related to Profit Sharing Contribution for Nonhighly Compensated Employees) shall be 100 percent vested and nonforfeitable at all times.

(b)	The interest of a Participant in his or her Matching Contributions Account and Profit Sharing Contributions Account shall be 100 percent vested and nonforfeitable upon the earliest of the following dates, if on that date the Participant is an Active Participant or an Inactive Participant:

(1)	The date of the Participant’s death;

(2)	The date of the Participant’s Disability; or

(3)	The date of the Participant’s attainment of age 65.

(c)	The vesting schedule in this Section 3.6(c) is subject to Section 3.6(b) and only applies to Participants for periods before they become 100 percent vested in accordance with the provisions of Section 3.6(b).

A Participant shall vest in his or her Matching Contributions Account and Profit Sharing Contributions Account in accordance with the following schedule:

Years of Vesting Service	Applicable Percentage
Less than 1	0%
1	50%
2 or more	100%

3.7 Years of Vesting Service

(a)	An Employee shall be credited with the total number of Years of Vesting Service credited pursuant to the provisions of this Section 3.7. Whenever the total number of Years of Vesting Service must be determined, all Years of Vesting Service credited under this Section 3.7 shall be aggregated. No period of time shall be taken into account more than once in determining an Employee’s Years of Vesting Service.

(b)	An Employee shall be credited with a Year of Vesting Service for each Plan Year in which the Participant receives credit for at least 1,000 Hours of Service. Except as otherwise provided in this Section 3.7, all periods of employment with any Controlled Group Member shall be taken into account when determining an Employee’s Years of Vesting Service, including employment when the Employee is not an Eligible Employee, periods before the Employee is eligible to participate in this Plan, and periods before this Plan was established.

(c)	If an Employee has at least five consecutive One Year Break in Vesting Service Years, and the number of consecutive One Year Break in Vesting Service Years is at least as great as the number of Years of Vesting Service credited to the Employee before the first such One Year Break in Vesting Service Year (disregarding any Years of Vesting Service not taken into account because of prior consecutive One Year Break in Vesting Service Years), then Years of Vesting Service credited before the first such One Year Break in Vesting Service Year shall no longer be taken into account after the last such One Year Break in Vesting Service Years for purposes of determining the Employee’s vested interest in any contributions made either before or after the first such One Year Break in Vesting Service Year. This Section 3.7(c) shall not apply to an Employee who has a fully or partially vested interest in any portion of his or her Account, other than his or her Rollover Account, on the last day of the first consecutive One Year Break in Vesting Service Year.

(d)	If an Employee has at least five consecutive One Year Break in Vesting Service Years, then Years of Vesting Service credited after the last such One Year Break in Vesting Service Year shall not be taken into account for purposes of determining the Employee’s vested interest in any contributions allocated before the first such One Year Break in Vesting Service Year. This Section 3.7(d) shall apply to all Employees, including an Employee who has a fully or partially vested interest in any portion of his or her Account on the first day of the first consecutive One Year Break in Vesting Service Year.

(e)	Notwithstanding anything to the contrary in this Section 3.7,

(1)	Years of service credited to an Eligible Employee under The Rugby Group, Inc. Profit Sharing and Savings Plan shall be taken into account for determining Years of Vesting Service for any Employee who was an Eligible Employee on January 1, 1999.

(2)	A Participant who had an account transferred to this Plan from the Royce Laboratories, Inc. 401K Salary Reduction Plan or the Oclassen Pharmaceuticals 401(k) Plan is fully vested in the Participant’s transferred account.

(3)	A Participant who participated in the TheraTech 401(k) Savings Plan on March 31, 1999 and attains age 59 1⁄2 while employed by an Employer becomes fully vested in the Participant’s Account as of that date.

(4)	Subject to the Treasury Regulations pursuant to Code Section 401(a)(4), the Company may count service as the following:

(A)	With employers outside the Controlled Group for the period before an Employee becomes employed by a Controlled Group Member (referred to as “pre-participation service” in Treasury Reg. Section 1.401(a)(4)-11).

(B)	After an employee has commenced participating in the Plan, but while the employee is not performing services as an employee for a Controlled Group Member, including a period in which the employee performs services for another employer outside (e.g., a joint venture) (referred to as “imputed service” in Treasury Reg. Section 1.401(a)(4)-11).

(C)	As otherwise permitted by the IRS or the Treasury in published guidance on which the Company may rely.

(f)	To the extent required by Code Section 414(n) and subject to Section 2.1(ss) (relating to the requirements for determining a Leased Employee), service as a Leased Employee, and service that would be as a Leased Employee but for the requirement of Code Section 414(n)(2)(B) (relating to service on a substantially full-time basis for a period of at least one year), shall be taken into account in determining an Employee’s Years of Vesting Service, in accordance with the rules of this Section 3.7(f).

(g)	Subject to Section 15.3(b), an Account balance may be divided between a Participant and an Alternate Payee in a manner contained in a Qualified Domestic Relations Order and the Alternate Payee may accrue Years of Vesting Service at the same rate that the Participant continues to accrue Years of Vesting Service; provided that the dollar value of the vested benefits in the divided Account may not, at any time, exceed the dollar value of the vested Account balance, determined as if the Account had never been divided.

3.8 Forfeiture of Contingent Interests

(a)	The interest of a Participant in his or her Matching Contributions Account and Profit Sharing Contributions Account that is not vested shall be forfeited on the earlier of the following dates:

(1)	The last day of the fifth consecutive One Year Break in Vesting Service Year (as defined in Section 3.7(d)); or

(2)	As soon as is practicable after the date on which the Participant receives a distribution of the value of his or her vested Account balance.

(b)	The nonvested interest of a Participant in his or her Account shall not be forfeited before the date specified in Section 3.8(a), even if he or she is no longer being credited with Years of Vesting Service.

(1)	If a Participant has a Severance From Employment, has no vested interest in any part of his or her Account, and the value of the vested balance of the Participant’s entire Account does not exceed $5,000, then the Participant will be deemed to have received a distribution of the entire value ($0) of his or her vested Account balance.

(2)	If a Participant recommences employment as an Employee of an Employer or another Controlled Group Member before the Participant has five consecutive One Year Break in Vesting Service Years, amounts forfeited, in accordance with Section 3.8(a), shall be restored but only if the Participant repays, within 60 months of reemployment, the entire amount distributed to the Participant upon Severance From Employment. For purposes of a Participant who recommences employment pursuant to the requirements of this Section 3.8(b)(2), amounts that were deemed to have been distributed for such a Participant pursuant to Section 3.8(b) will be deemed to have been repaid upon the Participant’s reemployment by a Controlled Group Member. If the Participant repays (or is deemed to have repaid) the full amount previously distributed, then the amount forfeited shall be restored without interest on the restored amount for the period between the date on which it was forfeited and the date on which it is restored.

(c)	Forfeited amounts shall only be restored in the circumstances described in Section 3.8(b). If the Participant is again employed as an Employee of an Employer or

Controlled Group Member after five or more consecutive One Year Break in Vesting Service Years or if the Participant does not repay the entire amount distributed upon Severance From Employment within 60 months of reemployment, then the portion of his or her Account that has been forfeited shall not be restored.

(d)	The Participant’s Employer shall restore amounts described in Section 3.8(c) to the Participant’s Account

(1)	By making a special allocation out of forfeitures for the Plan Year in which the restoration occurs; or

(2)	If available forfeitures are insufficient, by a contribution from the former Employer of the Participant (which contribution shall be made by such deadline as the Company shall establish in its discretion).

(e)	Except as otherwise provided in this Section 3.8, after a forfeiture is restored, the Participant’s vested interest in his or her Matching Contributions Account and Profit Sharing Contributions Account at the time these contributions are restored shall equal (1) minus (2), in which (1) and (2) are as follows:

(1)	The product of the Participant’s vested percentage in his or her Matching Contributions Account and Profit Sharing Contributions Account (as determined under Section 3.6 at any relevant time before full vesting) times the sum of his or her Matching Contributions Account and Profit Sharing Contributions Account plus, if a prior distribution of the value of the vested balance of the Matching Contributions Account and Profit Sharing Contributions Account was made to the Participant, the amount of any such prior distribution.

(2)	The amount, if any, of such prior distribution.

(f)	Forfeitures with respect to a Plan Year shall be used first to restore, in accordance with this Section 3.8, previously forfeited amounts to Accounts of Former Participants. Any remaining forfeitures shall be used to first pay Plan expenses and then to reduce future Profit Sharing Contributions, if any, or future Matching Contributions and Profit Sharing Contributions made by the Employers. The Company shall determine the amount of the forfeitures that shall be used to reduce contributions made by the various Employers.

Article 4.Active Participant Contributions

4.1 Compensation Deferral Agreements

(a)	Except as otherwise provided in this Plan, an Active Participant may enter into a Compensation Deferral Agreement with his or her Employer to have his or her Deferrable Compensation reduced, each Deferrable Compensation Payment Date, by any whole percentage from 1% to 75%.

(b)	If designated by the Committee, an Active Participant must make separate Compensation Deferral Agreements, which may change from time-to-time. As of the Effective Date, an Active Participant must make separate Compensation Deferral Agreements with respect to the following:

(1)	The Active Participant’s Deferrable Compensation excluding Performance-Based Bonus Compensation.

(2)	The Active Participant’s Performance-Based Bonus Compensation.

4.2 Roth Deferral Agreements

(a)	As of the Effective Date, an Active Participant may enter into a Roth Deferral Agreement with his or her Employer to have his or her Deferrable Compensation reduced, each Deferrable Payment Date, by any whole percentage from 1% to 75% (the sum of the reduction percentages for Compensation Deferral Agreements and Roth Deferral Agreements may not exceed 75%). Roth Contributions attributable to an Active Participant’s Roth Deferral Agreement will be allocated to a separate account maintained for such deferrals as described in Section 4.2(c).

(b)	Unless specifically stated otherwise, Roth Contributions made under a Roth Deferral Agreement will be treated as pre-tax 401(k) Contributions made under a Compensation Deferral Agreement for all purposes under Article 6 the Plan.

(c)	Separate Accounting.

(1)	Contributions and withdrawals of Roth Contributions will be credited and debited to the Roth Contributions Account maintained for each Participant.

(2)	The Plan will maintain a record of the amount of Roth Contributions in each Participant’s Roth Contributions Account.

(3)	Gains, losses and other credits or charges must be separately allocated on a reasonable and consistent basis to each Participant’s Roth Contributions Account and the Participant’s other sub-accounts under the Plan.

(4)	No contributions other than Roth Contributions and properly attributable earnings will be credited to each Participant’s Roth Contributions Account.

4.3 Automatic Contribution Arrangement

(a)	Effective beginning on January 1, 2011, the following automatic contribution arrangement provisions shall apply.

(b)	Effective for (i) any Active Participant whose employment or reemployment with the Employer, or an Affiliate, commences on or after January 1, 2011, if the Active Participant does not affirmatively enter into a Compensation Deferral Agreement, and (ii)_any Active Participant who has been deemed to have entered into a Compensation Deferral Agreement under a Qualified Automatic Contribution Arrangement prior to January 1, 2011, the Active Participant shall be deemed to have entered into the following Compensation Deferral Agreement with his or her Employer:

(1)	A Compensation Deferral Agreement that reduces his or her Deferrable Compensation in an amount equal to the following percentages for the following time periods:

Time Period	Automatic Contribution Percentage
Beginning on the Plan Entry Date and ending on the first Deferrable Compensation Payment Date that occurs on the April 1st that is at least six (6)months following the first Deferrable Compensation Payment Date (for purposes of this Section, the phrase “April 1st that is at least six (6) months following the first Deferrable Compensation Payment Date” shall be referred to as the “First April 1st Anniversary Date”).	3%

Beginning on the first day of the payroll period that begins on or immediately after the First April 1st Anniversary Date and ending on the Deferrable Compensation Payment Date that occurs on or immediately after the April 1st that follows the First April 1st Anniversary Date (for purposes of this Section, the phrase “April 1st that follows the First April 1st Anniversary Date” shall be referred to as the “Second April 1st Anniversary Date”).	4%

Beginning on the first day of the payroll period that begins on or immediately after the Second April 1st Anniversary Date and ending on the Deferrable Compensation Payment Date that occurs on or immediately after the April 1st that follows the Second April 1st Anniversary Date (for purposes of this Section, the phrase “April 1st that follows the Second April 1st Anniversary Date” shall be referred to as the “Third April 1st Anniversary Date”).	5%

Beginning on the first day of the pay period that begins on or immediately after the Third April 1st	6%

Anniversary Date and continuing thereafter

(2)	For purposes of this Section 4.3(b), the term “Plan Entry Date” means the date of the Active Participant’s first pre-tax 401(k) Contribution to the Plan.

(c)	Each Active Participant shall be provided reasonable notice regarding the provisions of this Section 4.3 and will have the opportunity to decline to make the contribution, revoke the contribution, or make a different contribution percentage than provided in this Section 4.3.

Any Eligible Employee who severed from employment, within the meaning of Code Section 401(k)(2)(B)(i)(I), with Andrx prior to the Closing Date and who subsequently becomes an Eligible Employee will be subject to the deemed Compensation Deferral Agreement as described in Sections 4.3(b) and 4.3(c).

4.4 Limitations on Compensation Deferral Agreements and Roth Deferral Agreements

(a)	Notwithstanding the provisions of Sections 4.1 through 4.3, the Committee may limit the amounts of the reductions from a Participant’s Deferrable Compensation to the extent that the Committee determines to be necessary to comply with the limits of Article 6 and Section 6.5, as applicable.

(b)	Based on an Active Participant’s Compensation Deferral Agreement(s) or Roth Deferral Agreement(s), the Active Participant’s Employer will make pre-tax 401(k) Contributions or Roth Contributions, as applicable, in the same amount(s) to the Trust Fund on his or her behalf, provided that such amount(s) shall not exceed the following limitations, except to the extent permitted under Section 4.11 and Code Section 414(v) (relating to the annual dollar limit on Catch-Up Contributions):

(1)	The limits of Section 6.1 (the Code Section 402(g) limit, relating to the annual dollar limit on pre-tax 401(k) Contributions and Roth Contributions); and

(2)	Together with other amounts constituting Annual Additions (as defined in Section 6.3(b)) for the Plan Year, the limits of Section 6.3 (the Code Section 415 limitations, relating to the annual contribution limitation to this Plan).

4.5 General Rules for Compensation Deferral Agreements and Roth Deferral Agreements

(a)	A Compensation Deferral Agreement and a Roth Deferral Agreement are agreements between an Active Participant and his or her Employer by which the Active Participant elects, or is deemed to have elected, to have his or her Deferrable Compensation reduced pursuant to Section 4.1, Section 4.2, or Section 4.3. In accordance with these Sections, either the Active Participant shall specify the percentage that his or her Deferrable Compensation will be reduced or the Active Participant’s Deferrable Compensation will be reduced by the deemed percentage specified in Section 4.3. Any deemed reduction of Deferrable Compensation specified in Section 4.3 shall result in only pre-tax 401(k) Contributions (and not Roth Contributions).

(b)	An Active Participant may make separate elections at different times with respect to the separate Compensation Deferral Agreements described in Section 4.1 and Roth Deferral Agreements described in Section 4.2.

(c)	All Compensation Deferral Agreements and Roth Deferral Agreements (including any revisions to or revocations of prior Compensation Deferral Agreements and Roth Deferral Agreements) shall be made in such manner, at such times, and in accordance with such rules as the Committee shall prescribe, in its discretion.

(d)	An Eligible Employee may not be provided an opportunity to enter into a Compensation Deferral Agreement or Roth Deferral Agreement until the Committee has verified that the Employee has satisfied the requirements for initial Plan participation pursuant to Section 3.2.

(e)	A Compensation Deferral Agreement and a Roth Deferral Agreement (or any revision to or revocation of a prior Compensation Deferral Agreement or Roth Deferral Agreement) shall be effective as of the date on which all of the following requirements are satisfied, except to the extent otherwise provided in rules prescribed by the Committee:

(1)	Except as provided in Section 4.5(e)(2) and (3) and the other provisions of this Plan, an Active Participant’s Compensation Deferral Agreement(s) and Roth Deferral Agreement(s) (including any revision to or revocation of a prior Compensation Deferral Agreement or Roth Deferral Agreement) shall remain in effect as long as the Active Participant continues to be an Eligible Employee, and shall remain applicable to Deferrable Compensation paid in Plan Years after the Plan Year in which the Compensation Deferral Agreement or Roth Deferral Agreement is made.

(2)	A Compensation Deferral Agreement and a Roth Deferral Agreement (including any revision to or revocation of a prior Compensation Deferral Agreement or Roth Deferral Agreement) shall apply to Deferrable Compensation that is paid on a Deferral Compensation Payment Date as soon as administratively practicable after the Compensation Deferral Agreement or Roth Deferral Agreement is made. In no event shall a Compensation Deferral Agreement or Roth Deferral Agreement (including any revision to or revocation of a prior Compensation Deferral Agreement or Roth Deferral Agreement) apply to Deferrable Compensation that the Active Participant could receive in cash on or before the date on which the Compensation Deferral Agreement or Roth Deferral Agreement is made.

(3)	In the event an Active Participant revokes his or her Compensation Deferral Agreement and Roth Deferral Agreement, there shall be no further reductions in his or her Deferrable Compensation, pursuant to Section 4.1, Section 4.2, or Section 4.3, as applicable. The revocation shall apply to Deferrable Compensation Payment Dates as soon as administratively possible after such revocation is made. In no event will the revocation apply to Deferrable Compensation that the Active Participant could have received in cash, but for the Compensation Deferral Agreement or Roth Deferral Agreement, on or before the date on which the revocation is elected. The Active Participant may later enter a new Compensation Deferral Agreement or Roth Deferral Agreement with his or her Employer.

(4)	An Active Participant’s initial Compensation Deferral Agreement, Roth Deferral Agreement or deemed Compensation Deferral Agreement shall not become effective until the Committee has verified that the Employee has satisfied the requirements for initial Plan participation pursuant to Section 3.2.

(f)	Related to the deemed Compensation Deferral Agreements pursuant to Section 4.3, such agreements shall be effective as soon as administratively practicable for Deferrable Compensation Payment Dates on or after the Active Participant’s date of employment or reemployment.

(g)	Neither an Inactive Participant nor a Former Participant may enter into a Compensation Deferral Agreement or Roth Deferral Agreement.

(h)	Any Compensation Deferral Agreement or Roth Deferral Agreement shall be subject, as applicable, to rules that the Active Participant’s Employer establishes for the order in which various amounts are withheld from the Active Participant’s compensation (whether by means of mandatory withholding, such as required tax withholding, or elective withholding). The amount contributed with respect to a Deferrable Compensation Payment Date, pursuant to an Active Participant’s Compensation Deferral Agreement or Roth Deferral Agreement, may be reduced to the extent necessary because sufficient funds are not available from the Deferrable Compensation that is payable on that Deferrable Compensation Payment Date because the Participant’s Deferrable Compensation has been depleted by any other payroll withholding (e.g., for coverage under the Employer’s health plan) that has a higher priority under the Employer’s payroll withholding ordering rules. If only a portion of the amount that otherwise would be contributed, pursuant to an Active Participant’s Compensation Deferral Agreement or Roth Deferral Agreement, may be deducted from the Deferrable Compensation payable on a Deferrable Compensation Payment Date, then the Committee shall establish rules for determining which contributions (pre-tax 401(k) Contributions, Roth Contributions or Catch-Up Contributions) are reduced accordingly.

4.6 Special Circumstances

(a)	Subject to any change(s) in the Active Participant’s Compensation Deferral Agreements or Roth Deferral Agreements made under Section 4.5, if an Active Participant goes on a paid leave of absence that is authorized by his or her Employer and continues to be paid from the Employer’s payroll (as opposed to receiving income continuation paid by another person, such as under a disability insurance contract), then his or her Compensation Deferral Agreements or Roth Deferral Agreements shall continue to apply to Deferrable Compensation paid during the leave.

(b)	Subject to rules established by the Committee,

(1)	If an Active Participant goes on an unpaid leave of absence, then the Active Participant’s Compensation Deferral Agreements and Roth Deferral Agreements shall be suspended.

(2)	If an Active Participant goes on an unpaid leave of absence and resumes paid employment with an Employer, then the Active Participant’s most recent Compensation Deferral Agreements and Roth Deferral Agreements shall become effective.

(c)	An Active Participant on either a paid or an unpaid leave of absence retains the ability to revise or revoke a Compensation Deferral Agreement or Roth Deferral Agreement pursuant to Section 4.5 during his or her leave of absence.

(d)	If an Active Participant ceases to be an Eligible Employee but continues to be employed by his or her Employer, then his or her Compensation Deferral Agreement or Roth Deferral Agreement shall only apply to Deferrable Compensation that is paid while he or she is an Active Participant and shall not apply to any Deferrable Compensation paid after he or she ceases to be an Active Participant. If the Inactive Participant again becomes an Active Participant, then he or she may enter into a new Compensation Deferral Agreement or Roth Deferral Agreement with his or her Employer. The new Compensation Deferral Agreement or Roth Deferral Agreement shall not be effective earlier than the date on which the Inactive Participant again becomes an Active Participant. If such Active Participant does not affirmatively enter into a Compensation Deferral Agreement, the Active Participant shall be deemed to have entered into a Compensation Deferral Agreement with his or her Employer in accordance with Section 4.3.

(e)	If an Active Participant terminates employment with one Employer (the “Old Employer”) and is employed as an Eligible Employee of another Employer (the “New Employer”), then the Active Participant’s Compensation Deferral Agreement or Roth Deferral Agreement with the Old Employer shall continue to apply to Deferrable Compensation paid by the New Employer.

(f)	If an Active Participant terminates employment with his or her Employer and becomes an employee of an Affiliate that is not an Employer, then his or her Compensation Deferral Agreement or Roth Deferral Agreement shall only apply to Deferrable Compensation paid while he or she was employed as an Eligible Employee by the Employer. If the Inactive Participant resumes employment as an Eligible Employee of an Employer and again becomes an Active Participant, then he or she may enter into a new Compensation Deferral Agreement or Roth Deferral Agreement with his or her Employer. The Active Participant’s new Compensation Deferral Agreement or Roth Deferral Agreement with his or her new Employer shall not be effective earlier than the date on which the Inactive Employee again becomes an Eligible Employee.

4.7 401(k) Contributions

(a)	Each Plan Year, an Active Participant’s Employer shall contribute pre-tax 401(k) Contributions to the Trust Fund on behalf of the Active Participant in an amount equal to the amount by which the Active Participant’s Deferrable Compensation from that Employer for that Plan Year is reduced, in accordance with the Active Participant’s Compensation Deferral Agreements. The pre-tax 401(k) Contributions shall be credited to the Active Participant’s 401(k) Contributions Account.

(b)	The Employers shall make pre-tax 401(k) Contributions in accordance with rules established by the Company and by such deadlines as the Company shall establish, in its discretion. Notwithstanding the foregoing, effective for Plan Years beginning on and after January 1, 2006, a pre-tax 401(k) Contribution that is made with respect to Deferrable Compensation reduced pursuant to a Participant’s Compensation Deferral Agreement shall not be made before the earliest of the following dates: the date on which the Compensation Deferral Agreement authorizing the reduction in the Deferrable Compensation is made; the date on which the Participant could receive the Deferrable Compensation in cash; or the date when the services, for which the Deferrable Compensation is paid, are performed, unless the pre-tax 401(k) Contribution is paid before that date for bona fide administrative considerations and not with a principal purpose of accelerating the Employer’s federal income tax deduction.

(c)	No Employer shall have any obligation to make pre-tax 401(k) Contributions with respect to any reduction in Deferrable Compensation that would have been paid by another Employer.

(d)	Notwithstanding Section 4.7(a), the Committee may limit the amount of the pre-tax 401(k) Contributions, which shall be made on behalf of a Participant (and the corresponding Deferrable Compensation reduction), to the extent that the Committee determines necessary to comply with the limits of Article 6, as applicable.

4.8 Roth Contributions

(a)	Each Plan Year, an Active Participant’s Employer shall contribute Roth Contributions to the Trust Fund on behalf of the Active Participant in an amount equal to the amount by which the Active Participant’s Deferrable Compensation from that Employer for that Plan Year is reduced, in accordance with the Active Participant’s Roth Deferral Agreements. The Roth Contributions shall be credited to the Active Participant’s Roth Contributions Account.

(b)	The Employers shall make Roth Contributions in accordance with rules established by the Company and by such deadlines as the Company shall establish, in its discretion. Notwithstanding the foregoing, a Roth Contribution that is made with respect to Deferrable Compensation reduced pursuant to a Participant’s Roth Deferral Agreement shall not be made before the earliest of the following dates: the date on which the Roth Deferral Agreement authorizing the reduction in the Deferrable Compensation is made; the date on which the Participant could receive the Deferrable Compensation in cash; or the date when the services, for which the Deferrable Compensation is paid, are performed, unless the Roth Contribution is paid before that date for bona fide administrative considerations and not with a principal purpose of accelerating the Employer’s federal income tax deduction.

(c)	No Employer shall have any obligation to make Roth Contributions with respect to any reduction in Deferrable Compensation that would have been paid by another Employer.

(d)	Notwithstanding Section 4.8(a), the Committee may limit the amount of the Roth Contributions, which shall be made on behalf of a Participant (and the corresponding Deferrable Compensation reduction), to the extent that the Committee determines necessary to comply with the limits of Article 6, as applicable.

4.9 Rollover Contributions

(a)	Active Participants may contribute, under the conditions specified in this Section 4.9, to this Plan any of the amounts specified in this Section 4.9 as Rollover Contributions.

(b)	The amount must have been received by or on behalf of an Employee as an eligible rollover distribution, as defined in Code Section 402(c)(4).

(1)	In the case of direct rollovers, the distribution must be received directly from

(A)	A qualified plan described in Code Section 401(a), excluding after-tax employee contributions;

(B)	Effective as soon as administratively possible on or after January 1, 2005,

(i)	A qualified plan described in Code Section 403(a), excluding after-tax employee contributions;

(ii)	An annuity contract described in Code Section 403(b), excluding after- tax employee contributions; or

(iii)	An eligible plan under Code Section 457(b) which is maintained by a state, a political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state.

(2)	In the case of a Rollover Contribution by the Employee of a distribution, the contribution must be includable in gross income if not rolled over and the Employee must have received the distribution no more than 60 days (unless the 60-day rollover deadline is waived by the IRS pursuant to Section 402(c)(3) of the Code) earlier from

(A)	A qualified plan described in Code Section 401(a) or 403(a), excluding after-tax employee contributions;

(B)	An individual retirement account or annuity described in Code Section 408(a) or 408(b) that only includes amounts contributed to such account or annuity that had been rollover contributions from a tax-qualified plan described in Code Sections 401(a) or 403(a), (i.e., a Conduit IRA).

(C)	Effective as soon as administratively possible on or after January 1, 2005,

(i)	A qualified plan described in Code Section 403(a), excluding after-tax employee contributions;

(ii)	An annuity contract described in Code Section 403(b), excluding after-tax employee contributions;

(iii)	An eligible plan under Code Section 457(b) which is maintained by a state, a political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state; or

(iv)	An individual retirement account or annuity described in Code Section 408(a) or 408(b), provided that the Rollover Contribution would otherwise be includable in gross income.

(3)	Effective November 6, 2006, and on a uniform and nondiscriminatory basis, the Committee or the Company may permit direct rollovers of promissory notes in connection with a loan under a Qualified Plan pursuant to Treasury Regulation 1.401(a)(31)–1, Q&A–16. The Committee may establish reasonable procedures as it deems necessary to facilitate the direct rollover of the promissory notes of such Qualified Plan loans and to ensure that after the rollover, each loan under the Plan complies with Code Section 72(p), ERISA Section 408(b)(1), and the regulations thereunder (e.g., the Committee may reamortize directly rolled over loans to accommodate repayment of the loans in conjunction with the payroll schedules of an Employer to comply with the maximum five-year term of a nonresidential loan, as described in Section 7.4(d)(1), or may require a Participant to execute a modification to an existing rolled-over loan as deemed necessary to comply with Code Section 72(p), ERISA Section 408(b)(1), or the regulations thereunder.

(4)	Effective for Plan Years beginning on and after the Effective Date, the Plan will accept a rollover contribution to a Roth Contributions Account only if its is a direct rollover from another Roth account under an applicable retirement plan described in Code Section 402A(e)(1) and only to the extent the rollover is permitted under the rules of Code Section 402(c).

(c)	The Committee may establish uniform rules and procedures for contributions under this Section 4.9. In addition, the Committee may require such information and documents it deems necessary or appropriate to establish that the contribution will satisfy the requirements of this Section 4.9 and that receipt of the contribution will not adversely affect the qualified status of this Plan, such as, copies of Form 1099, a distribution statement, the distribution check, certifications from the Employee, and statements from the plan administrator of the prior plan that such plan had received a favorable determination letter.

(d)	Except for any direct rollover of a promissory note as described under Section 4.9(b)(3), all amounts contributed pursuant to this Section 4.9(d) shall be credited to the Participant’s Rollover Contributions Account and shall be invested in the Investment Funds in accordance with the Participant’s Investment Election pursuant to Article 9. An Employee may not make a Rollover Contribution to this Plan unless he or she has made an affirmative Investment Election with respect to his or her entire Account.

(e)	If a Rollover Contribution is made to this Plan and the Committee later determines that the contribution did not satisfy the requirements of this Section 4.9, then the Rollover Contribution, plus any earnings attributable to the Rollover Contribution, shall be distributed to the Participant, within a reasonable time after the Committee’s determination. The Committee may use any reasonable method to determine the amount of earnings attributable to the Rollover Contribution.

4.10 In-Plan Roth Rollover Contributions

(a)	An individual is eligible to make an In-Plan Roth Rollover with respect to amounts described in Section 4.10(b) if, as of the date of the In-Service Roth Rollover: (i) the individual is an Employee; and (ii) the individual has attained age 59 1⁄2. Additionally, Participant’s shall be permitted to make an In-Plan Roth Rollover with respect to amounts of Rollover Contributions, to extent such contributions are permitted to be withdrawn under Section 7.2.

(b)	All or any portion of a Participant’s vested Account is eligible for an In-Plan Roth Rollover, provided the Participant has met the conditions of Section 4.10(a).

(c)	The Employer may, in it discretion, establish additional administrative rules and procedures as is necessary for the Committee to carry out the In-Plan Roth Rollover feature and will maintain such records as are necessary for the proper reporting of In- Plan Roth Rollovers . The employer shall apply and such rules and procedures uniformly among similarly situated Participants.

4.11 Catch-Up Contributions

(a)	Each Active Participant who will have attained age 50 before the close of the Plan Year shall be eligible to make Catch-Up Contributions in accordance with, and subject to, the limitations of Code Section 414(v).

(1)	Such Catch-Up Contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Code Sections 402(g) and 415.

(2)	The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Code Section 401(k)(3), 401(k)(11), 401(k)(12), 410(b), or 416, as applicable, by reason of the making of such Catch-Up Contributions.

(3)	If the Active Participant is eligible to make Catch-Up Contributions and the amount of pre-tax 401(k) Contributions and Roth Contributions to be made under Sections 4.1, 4.2 and 4.3 exceeds the limit on pre-tax 401(k) Contributions and Roth Contributions for a Plan Year, the excess amount shall be characterized as a Catch-Up Contribution to the maximum amount permitted.

(b)	An Active Participant’s Employer shall contribute Catch-Up Contributions to the Trust Fund in a manner similar to pre-tax 401(k) Contributions and Roth Contributions, as applicable, as described in Sections 4.7 and 4.8.

(c)	Matching Contributions shall be made with respect to Catch-Up Contributions.

Article 5.Employer Contributions

5.1 Employees Eligible for Employer Contributions

(a)	A Participant shall be allocated a Matching Contribution during a Plan Year only if the Participant is an Active Participant during a portion of that Plan Year.

(b)	Except as provided in Section 5.3(c), an Active Participant shall be allocated a share of any Profit Sharing Contribution for a Plan Year only if he or she

(1)	Is employed by an Employer on the last day of the Plan Year; and

(2)	Has been credited with at least 1,000 Hours of Service during the Plan Year.

5.2 Amount of Matching Contribution

(a)	Subject to the other provisions of this Plan, each Plan Year, each Employer shall contribute Matching Contributions to the Trust Fund on behalf of each Active Participant described in Section 5.1(a) for whom the Employer has made pre-tax 401(k) Contributions or Roth Contributions (and/or Catch-Up Contributions) for that Plan Year.

(b)	An Employer may contribute Matching Contributions on behalf of a Participant after each Deferrable Compensation Payment Date and at such other times during and after the end of the Plan Year as determined by the Employer for which it contributed pre-tax 401(k) Contributions or Roth Contributions (and/or Catch-Up Contributions) on behalf of that Participant. The Employer shall contribute Matching Contributions for pre-tax 401(k) Contributions, Roth Contribution and/or Catch-Up Contributions no later than the last day of the Plan Year quarter following the Plan Year quarter for which such pre-tax 401(k) Contributions, Roth Contributions and/or Catch-Up Contributions were made.

(c)	The amount of the Matching Contributions which the Employer shall contribute shall be equal to the lesser of:

(1)	The pre-tax 401(k) Contributions, Roth Contribution and/or Catch-Up Contributions paid by the Employer with respect to Deferrable Compensation otherwise payable to the Participant for the Plan Year, or

(2)	Eight percent (8%) of Deferrable Compensation.

(d)	Notwithstanding Section 5.2(b), the Committee may limit the amount of the Matching Contributions that shall be made on behalf of an Active Participant to the extent that the Committee determines necessary to comply with the limits of Article 6.

(e)	If a Participant transfers employment during a Plan Year from one Employer to another Employer, then each Employer shall make Matching Contributions only with respect to the 401(k) Contributions for which that Employer made for the Plan Year.

5.3 Amount of Profit Sharing Contribution

(a)

For each Plan Year, the Company shall determine whether the Employers shall make a Profit Sharing Contribution for a Plan Year (or any portion thereof) and the amount of that Profit Sharing Contribution. The Company shall determine the amount that each Employer shall contribute. In the event that the Company takes no action in determining a Profit Sharing Contribution for a Plan Year, the Profit Sharing Contribution will be deemed to be $0. Any such contributions, together with other contributions made under the Plan for the Plan Year, shall not exceed the amount currently deductible under

Code Section 404(a) (applied without regard to Code Section 404(a)(5) relating to nonqualified plans).

(b)	Any Employer contribution for the Plan Year shall be credited as of the last day of the Plan Year for which it is contributed (even though receipt of the Profit Sharing Contribution by the Trust Fund will likely take place after the close of the Plan Year) among the Profit Sharing Accounts of all Active Participants. Such contributions, however, shall not be eligible to share in investment results until received by the Trust Fund and entered into the recordkeeping system on the Participant’s behalf. The allocation shall be in the ratio that each Active Participant’s Section 415 Compensation received while a Participant from that Employer during the Plan Year bears to the total Section 415 Compensation during such Plan Year received by all Active Participants of the Employer who are eligible under Section 5.1(b) to receive an allocation for that Plan Year. In determining a Participant’s allocation, a Participant’s Section 415 Compensation will not exceed the limitation imposed by Code Section 401(a)(17).

(c)	Notwithstanding Sections 5.1(b) and 5.3(b), a Profit Sharing Contribution may be made for a Plan Year that is allocable solely to Nonhighly Compensated Employees or a specified group of Nonhighly Compensated Employees. No Highly Compensated Employee shall be eligible for a Profit Sharing Contribution pursuant to this Section 5.3(c). All Profit Sharing Contributions pursuant to this Section 5.3(c) must satisfy the following requirements:

(1)	Before a Profit Sharing Contribution, pursuant to this Section 5.3(c), is made to the Trust Fund, the Company shall document, in writing, the specific identity of each Nonhighly Compensated Employee who will receive a Profit Sharing Contribution (e.g., by Social Security number and name) and the specific amount allocated to each Nonhighly Compensated Employee. Such documented list shall be hereby incorporated by reference into this Plan.

(2)	The amounts specified in the list referred to in Section 5.3(c)(1) shall be allocated only as to the extent permitted under applicable provisions of Article 6 (e.g., Section 6.3, relating to the Section 415 limit).

(3)	The Profit Sharing Contributions pursuant to this Section 5.3(c) shall not be eligible to share in investment results until received by the Trust Fund and entered into the recordkeeping system on the Participant’s behalf.

5.4 Payment of Employer Contributions

(a)

Each Employer shall contribute to the Trust Fund the Matching Contributions made with respect to pre-tax 401(k) Contributions, Roth Contributions, and Catch-Up Contributions for a Plan Year quarter by no later than the last day of the Plan Year quarter following the Plan Year quarter in which the pre-tax 401(k) Contributions, Roth Contributions and Catch-Up Contributions were made. Each Employer may contribute to the Trust Fund estimated Matching Contributions made with respect to pre-tax 401(k) Contributions, Roth Contributions and Catch-Up Contributions for a Deferrable Compensation Payment Date. Matching Contributions that are made with respect to pre-tax 401(k) Contributions, Roth Contributions and Catch-Up Contributions shall not be made before the earliest of the following dates: the date on which the Compensation Deferral Agreement authorizing the reduction in the Deferrable Compensation is made for pre- tax 401(k) Contributions and/or Catch-Up Contributions; the date on which the Roth Deferral Agreement authorizing the reduction in Deferrable Compensation is made for

Roth Contributions; the date on which the Participant could receive the Deferrable Compensation with respect to his or her pre-tax 401(k) Contributions, Roth Contributions and/or Catch-Up Contributions in cash; or the date on which the services, for which the Deferrable Compensation is paid, are performed, unless the Matching Contribution is paid before that date for bona fide administrative considerations and not with a principal purpose of accelerating the Employer’s federal income tax deduction. In addition, each Employer shall have the discretion to contribute to the Trust Fund at such other times as Matching Contributions are estimated based on pre-tax 401(k) Contributions, Roth Contributions and Catch-Up Contributions for a period during the Plan Year (e.g., after a Deferred Compensation Payment Date, quarterly or semi-annual true-ups).

Notwithstanding the foregoing, an Active Participant must be employed with an Employer on the last day of the Plan Year to be eligible to receive any Matching Contributions that are intended to be true-up contributions for such Plan Year.

(b)	Each Employer shall contribute to the Trust Fund its Profit Sharing Contributions for a Plan Year by such deadline as the Committee shall prescribe, but in no event later than the time prescribed by law (taking into account any extensions of the filing deadline) for the Employer to file its federal income tax return for the taxable year ending with or within the Plan Year. Notwithstanding the foregoing, no Employer shall contribute Profit Sharing Contributions pursuant to Section 5.3(c) (relating to Profit Sharing Contributions limited to Nonhighly Compensated Employees) until the Company provides the written documentation required pursuant to Section 5.3(c) (relating to the written documentation specifying the identity of each Nonhighly Compensated Employee and amount that shall be allocated to each Nonhighly Compensated Employee).

(c)	Subject to the other provisions of this Plan, an Employer’s Matching Contributions and Profit Sharing Contributions (if any) shall be allocated to Active Participants’ Matching Contributions Accounts and Profit Sharing Contributions Accounts (as applicable) as soon as is practicable after they are received by the Trust Fund.

(d)	No Employer shall have any obligation to make Matching Contributions with respect to pre-tax 401(k) Contributions, Roth Contributions or Catch-Up Contributions made by another Employer. No Employer shall have any obligation to make Profit Sharing Contributions with respect to Section 415 Compensation paid by any other Employer. If an Employer is unable to make its full Matching Contribution for a Plan Year in the amount specified in Section 5.2 because it has filed a petition under the Bankruptcy Code of the United States or otherwise on account of insolvency, then no other Employer shall be obligated to make Matching Contributions for the insolvent Employer; and no other Employer shall have any liability with respect to Active Participants employed by the insolvent Employer on account of the insolvent Employer’s inability to make its full Matching Contribution for a Plan Year.

Article 6.Benefit Limitations

6.1 Section 402(g) Limit on 401(k) Contributions and Roth Contributions

(a)	For any calendar year, the sum of the following shall not exceed the dollar limit of Code Section 402(g)(1), as adjusted (to the extent applicable) for increases in the cost of living in accordance with Code Section 402(g):

(1)	All pre-tax 401(k) Contributions and Roth Contributions (but not Catch-Up Contributions) made on behalf of an Active Participant for that calendar year; and

(2)	All pre-tax elective contributions, made by an Employer or any Controlled Group Member to a Controlled Group Qualified Plan, which are “elective deferrals,” as described in Code Section 402(g)(3), but not including any such deferrals that are catch-up contributions made pursuant to Code Section 414(v) (“Elective Deferrals”).

(b)	A pre-tax 401(k) Contribution or Roth Contribution made on behalf of an Active Participant shall be treated as made for a calendar year, for purposes of Section 6.1(a)(1) if it is made on account of the Active Participant’s election to reduce Deferrable Compensation that would otherwise be payable within that calendar year.

(c)	If before the end of a calendar year the Committee determines (or the Active Participant notifies his or her Employer that he or she has determined) that the pre-tax 401(k) Contributions or Roth Contributions that would be made for that calendar year would exceed the limits of this Section 6.1 or Code Section 402(g), then the Committee shall take one or more of the following steps, to the extent needed to avoid exceeding the limits of this Section 6.1 or Code Section 402(g):

(1)	Permit an Active Participant to submit a revised Compensation Deferral Agreement and Roth Deferral Agreement before the first day of that calendar year or at any other time permitted under Section 4.5 (relating to the rules for Compensation Deferral Agreements and Roth Deferral Agreements); or

(2)	Reduce the pre-tax 401(k) Contributions and Roth Contributions which otherwise would be made, pursuant to the Active Participant’s Compensation Deferral Agreement, for the rest of the calendar year (and adjust the corresponding reductions in Deferrable Compensation) so that the limits of this Section 6.1 are not exceeded.

(d)	If pre-tax 401(k) Contributions or Roth Contributions are inadvertently made in excess of the limits of this Section 6.1 or if a Participant determines that contributions have been made on his or her behalf in excess of the limits of Code Section 402(g), then the excess deferrals shall be corrected as follows:

(1)	A Participant must notify the Committee, by such other means as the Committee shall prescribe, no later than March 1, immediately following the close of a calendar year, stating that the sum of the following are in excess of the limits of Code Section 402(g): his or her pre-tax 401(k) Contributions or Roth Contributions for that calendar year; any Elective Deferrals made on his or her behalf for the calendar year by an Employer or Controlled Group Member; and any elective deferrals, as described in Code Section 402(g)(3), which were made on his or her behalf for the calendar year by any other employer.

The notice pursuant to this Section 6.1(d)(1) shall state the portion of such excess amount that has been allocated to this Plan (the “Excess Deferrals”). The amount of the Excess Deferrals allocated to this Plan shall not exceed the total amount of the pre-tax 401(k) Contributions and Roth Contributions made on behalf of the Participant for that calendar year. The Committee may require the Participant to certify to the amount of the Excess Deferrals and to provide substantiating evidence satisfactory to the Committee.

(2)	If the pre-tax 401(k) Contributions and Roth Contributions made on behalf of an Active Participant for a calendar year (together with Elective Deferrals) inadvertently exceed the limits of this Section 6.1 and the Active Participant does not provide the notice described in Section 6.1(d)(1) by the following March 1, then the Active Participant shall be deemed to have given notice that the excess of the pre-tax 401(k) Contributions and Roth Contributions for the calendar year over the limit provided under this Section 6.1 (“Excess Deferrals”) shall be distributed in accordance with this Section 6.1(d).

(3)	The Committee shall direct the Trustee to distribute, by April 15 following the close of the calendar year, the Excess Deferrals for that calendar year allocated (or deemed allocated) to the Plan by the Participant. The Trustee shall also distribute any earnings or losses attributable to the Excess Deferrals, as determined in accordance with one of the methods permitted under Treasury Regulation Section 1.402(g)–1(e)(5), through the end of the Plan Year in which such Excess Deferrals were made. To the extent required by law, the adjustment for earnings and losses in the preceding sentence shall also be made for the period starting after the end of the Plan Year for which the Excess Deferral is refunded until the date the refund is actually made. Any Matching Contributions that have been made with respect to Excess Deferrals that are distributed to a Highly Compensated Employee, in accordance with this Section 6.1(d)(3), shall be forfeited, as soon as is practicable after corrective distributions are made pursuant to this Section 6.1(d)(3). Such Matching Contributions shall be forfeited, whether or not the Participant would otherwise have a vested interest in those contributions, pursuant to Section 3.6.

6.2 Highly Compensated Employees

(a)	An Employee shall be a Highly Compensated Employee, with respect to a Plan Year, if that Employee is a highly compensated employee for that Plan Year under Code Section 414(q). In determining Highly Compensated Employees, the Committee may make any of the elections permitted under Code Section 414(q), IRS Notice 97– 45, and any future IRS guidance.

(b)	To the extent consistent with Treasury regulations and any elections permitted under Section 6.2(a), the Highly Compensated Employees for a Plan Year shall be determined as follows. An Employee is a Highly Compensated Employee with respect to a Plan Year if

(1)	In either the Plan Year or the Look Back Year, the Employee was at any time a five-percent owner (as defined in Code Section 416(i)(1)(B)(i)) of an Employer or a Controlled Group Member.

(2)	In the Look Back Year,

(A)	The Employee had Section 415 Compensation in excess of $80,000 (as adjusted for the appropriate Look Back Year in accordance with Code Section 414(q)(1)); and

(B)	If the Committee so elects, the Employee was in the top 20% of all active Employees when ranked on the basis of Section 415 Compensation paid for the Look Back Year (the “Top 20% Election”).

(c)	For purposes of Section 6.2(b)(2), Section 415 Compensation shall not include any distributions received by the Participant pursuant to an unfunded nonqualified plan that are includible in the Employee’s gross income.

(d)	Unless the Committee elects otherwise for a Plan Year, the Top 20% Election shall not apply. For any Plan Year, the Committee may make the Top 20% Election by filing a written statement to that effect in Plan records. If the Committee makes the Top 20% Election for any Plan Year, then for purposes of determining the number of Employees in the highest paid 20% (but not the actual Employees in the highest paid 20%) for the Look Back Year, the following Employees shall be disregarded:

(1)	Employees who have not completed six months of service (or such shorter period of service as is elected by the Committee on a consistent basis with respect to all plans) by the end of the Plan Year or the Look Back Year;

(2)	Employees who have not attained age 21 (or such lower age as is elected by the Committee on a consistent basis with respect to all plans) by the end of such year;

(3)	Employees who normally work less than 17 1⁄2 hours per week or who normally work less than six months during any year (or such lower hourly work week or lower normal work duration as is elected by the Committee on a consistent basis with respect to all plans); and

(4)	To the extent permitted under Treasury regulations, Employees who are included in a unit of Employees covered by a collective bargaining agreement.

(e)	Employees who are nonresident aliens and who receive no U.S.-source income from an Employer or an Affiliate shall not be counted as Employees when identifying Highly Compensated Employees.

(f)	A former Employee shall be treated as a Highly Compensated Employee if he or she was a Highly Compensated Employee in a separation year, as defined in Treasury Regulation Section 1.414(q)–1T Q&A 5, or after the date on which he or she attained age 55.

6.3 Section 415 Limit

(a)	Notwithstanding anything to the contrary contained in this Plan, except to the extent permitted under Code Section 414(v) and Section 4.11, if applicable, the sum of the pre-tax 401(k) Contributions, Roth Contributions, Matching Contributions, Profit Sharing Contributions, QNEC Contributions and QMAC Contributions (but not Catch-Up Contributions, Rollover Contributions or In-Plan Roth Rollover Contributions) allocated to a Participant’s Account (together with Annual Additions contributed on his or her behalf to a Controlled Group Qualified Plan) for a Plan Year shall not exceed the lesser of the following:

(1)	$40,000, as indexed in accordance with Code Section 415(d)(1)(C); or

(2)	100 percent of the Participant’s Section 415 Compensation for the Plan Year.

(b)	The following are “Annual Additions” if they were contributed on behalf of the Participant for the Plan Year by an Employer, Controlled Group Member, or any other entity that would be an Affiliate (a “50-Percent Affiliate”), if the requirements of Code Section 415(h) were applied (relating to determining control by means of a 50 percent instead of an 80 percent ownership test):

(1)	The following amounts, if allocated to an account for the Participant under any Controlled Group Qualified Plan that is a defined contribution plan, within the meaning of Code Section 415(k)(1):

(A)	Contributions by an Employer, Controlled Group Member, or 50-Percent Affiliate, other than catch-up contributions made pursuant to Code Section 414(v); or

(B)	Forfeitures.

(2)	For purposes of applying the limit of Section 6.3(a)(1) (but not the limit of Section 6.3(a)(2)), contributions by an Employer, Controlled Group Member, or 50-Percent Affiliate to

(A)	An individual medical account (within the meaning of Code Section 415(l)(2)) under a pension or annuity plan; or

(B)	A separate account described in Code Section 419A(d)(1)(A) to provide post-retirement medical or life insurance benefits but only if the Participant is a key employee (within the meaning of Code Section 419A(d)(3)); and

(3)	Any other “annual additions,” within the meaning of Code Section 415(c)(2).

(c)	When applying the limits of Section 6.3(a), the following rules shall apply:

(1)	Pre-tax 401(k) Contributions or Roth Contributions in excess of the limits of Section 6.1 (relating to the annual dollar limit on pre-tax 401(k) contributions and Roth Contributions) shall not be included if they are distributed in a corrective distribution under Section 6.1. However, any pre-tax 401(k) Contributions or Roth Contributions that are not distributed in a corrective distribution under Section 6.1 shall be included, even if they are in excess of the limits of Section 6.1.

(2)	Pre-tax 401(k) Contributions or Roth Contributions in excess of the limits of Section 6.5(a) (relating to the ADP limit) shall be included, even if they are distributed in a corrective distribution under Section 6.5(b).

(3)	Matching Contributions in excess of the limits of Section 6.5(c) (relating to the ACP limit) that are not allocated to the Accounts of Highly Compensated Employees shall not be included.

(d)

At any time before or during a Plan Year, the Committee may determine the maximum permissible contributions under this Section 6.3 for the Plan Year based on a reasonable estimate for the Plan Year of the Participant’s Section 415 Compensation and the contributions that otherwise would be made on his or her behalf. Based on that estimate, the Committee may take one or more of the following measures to the extent necessary to prevent contributions being allocated in excess of the limits of this Section 6.3:

(1)	Reduce the pre-tax 401(k) Contributions or Roth Contributions (pre-tax 401(k) Contributions are reduced prior to Roth Contributions) that otherwise would be contributed on behalf of the Participant pursuant to Article 4 (and make corresponding adjustments in the rate of Deferrable Compensation reduction);

(2)	Reduce the Matching Contributions that otherwise would be contributed on behalf of the Participant pursuant to Article 5;

(3)	Reduce the Profit Sharing Contributions that otherwise would be contributed on behalf of the Participant pursuant to Article 5.

Any suspense account created pursuant to this Section 6.3(e) shall not share in any investment gains and losses.

(e)	The Plan Year shall be the “limitation year” for purposes of Treasury Regulation Section 1.415–2(b) and for applying the limits of this Section 6.3.

6.4 The Pay Limit

(a)	To the extent required by the Code, the following annual amounts taken into account in determining allocations or performing nondiscrimination testing for any Plan Year beginning after December 31, 2001, shall not exceed $200,000, as adjusted for cost-of-living increases in accordance with Section 401(a)(17)(B) of the Code:

(1)	The annual amount of Section 415 Compensation that is taken into account in determining the amount of Profit Sharing Contributions that is allocated to a Participant for a Plan Year.

(2)	The annual amount of Testing Compensation that is taken into account under Section 6.5(a) (relating to the ADP limit) or Section 6.5(c) (relating to the ACP limit) for the Plan Year.

(b)	In determining the amount of pre-tax 401(k) and Roth Contributions that may be made on behalf of an Active Participant for a Plan Year, the total amount of Deferrable Compensation to which the percentage reduction, elected by the Active Participant in his or her Compensation Deferral Agreement or Roth Deferral Agreement, is applied shall not be limited. Notwithstanding the foregoing, however, the total annual amount of pre-tax 401(k) Contributions and Roth Contributions made for a Plan Year on behalf of an Active Participant shall not exceed the product of the maximum deferral percentage allowed under the Plan for the Plan Year multiplied by the maximum amount permitted under Code Section 401(a)(17) for that Plan Year.

In determining the amount of Matching Contributions that may be made on behalf of an Active Participant for a Plan Year, the total amount of Deferrable Compensation to which the Matching Contribution is applied shall not be limited. Notwithstanding the foregoing, however, the total annual amount of Matching Contributions made for a Plan Year on behalf of an Active Participant shall not exceed the product of the matching percentage determined under Section 5.2 multiplied by the maximum amount of Deferrable Compensation for which Matching Contributions are determined multiplied by the maximum amount permitted under Code Section 401(a)(17) for that Plan Year.

6.5 Nondiscrimination Rules

(a)	Limitations on 401(k) Contributions and Roth Contributions (the ADP Test)

(1)	Each Plan Year, the Committee shall perform the Average Actual Deferral Percentage Test (the “ADP Test”) to determine whether the relationship between the Average Actual Deferral Percentage for Participants who are Highly Compensated Employees to the Average Actual Deferral Percentage for Participants who are Non-Highly Compensated Employees meets the following tests:

(A)	The Average Actual Deferral Percentage for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the Average Actual Deferral Percentage for Participants who are Non-Highly Compensated Employees for the Plan Year multiplied by 1.25; or

(B)	The Average Actual Deferral Percentage for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the Average Actual Deferral Percentage for Participants who are Non-Highly Compensated Employees for the Plan Year multiplied by 2, provided the Average Actual Deferral Percentage for Participants who are Highly Compensated Employees does not exceed the Average Actual Deferral Percentage for Participants who are Non-Highly Compensated Employees by more than 2 percentage points.

This Section 6.5(a) shall be applied by using the Current Year Method. If the Committee so elects, the method used in this Section 6.5(a) may be changed, in accordance with guidance issued by the Internal Revenue Service Committee by amending the Plan to reflect such election; provided, however, the testing methods used for the Average Actual Deferral Percentage test and the Average Actual Contribution Percentage test are not consistent, then the following special rules apply: (i) pre-tax 401(k) or Roth Contributions cannot taken into account under the Average Contribution Percentage Test; and (ii) qualified matching contributions (if any) cannot be taken into account under the Average Actual Deferral Percentage test.

(2)	In the event that this Plan satisfies the requirements of Code Sections 401(k), 401(a)(4) or 410(b) only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such Code Sections only if aggregated with this Plan, then this Section 6.5(a) shall be applied by determining the Average Actual Deferral Percentage of Eligible Employees as if all such plans were a single plan. Plans may be aggregated in order to satisfy Code Section 401(k) only if they have the same Plan Year. Furthermore, plans with testing methods that are inconsistent with the testing methods used by this Plan may not be aggregated with this Plan for purposes of this Section 6.5(a)(2).

(3)

Catch-Up Contributions that are treated as catch-up contributions for a Plan Year under Code Section 414(v) shall not be taken into account when calculating a Participant’s Actual Deferral Percentage Section A.1(c)(1) for that Plan Year or any other Plan Year. However, the portion of a Catch-Up Contribution for a Plan Year that is not treated as a catch-up contribution under Code Section 414(v) (e.g., because the Participant’s pre-tax 401(k) Contributions and Roth

Contributions do not exceed the limit under Section 6.1) shall be taken into account, as if it were a pre-tax 401(k) Contribution, when determining the Participant’s Actual Deferral Percentage under Section A.1(c)(1) for the relevant Plan Year.

(4)	When calculating each Participant’s Actual Deferral Percentage under Section 6.5(a), any pre-tax 401(k) Contributions and Roth Contributions made pursuant to Section 15.8 (relating to deferrals made pursuant to Code Section 414(u) by certain former military personnel) shall not be taken into account.

(b)	Corrective Measures if ADP Test is Failed

(1)	After the end of each Plan Year, the Committee shall perform the ADP Test described in Section 6.5(a). If the Committee determines, based on the ADP Test, that the ADP Percentage of the Highly Compensated Employees exceeds the maximum permitted under Section 6.5(a), then the Committee shall take one or more of the steps in Sections 6.5(b)(2) or (3) until the requirements of Section 6.5(a) are satisfied. The Committee shall complete the corrective measures so that the ADP Test for a Plan Year satisfies the requirements of Section 6.5(a)(1) no later than the last day of the Plan Year after the Plan Year being tested.

(2)	The Committee may distribute the excess pre-tax 401(k) Contributions or Roth Contributions of Highly Compensated Employees in accordance with Code Section 401(k)(8) and this Section 6.5(b)(2). If a Highly Compensated Employee has both pre-tax 401(k) Contributions and Roth Contributions, any distribution of excess contributions will first be made from the 401(k) Contributions Account.

(A)	The Committee shall determine the amount that shall be distributed to each Highly Compensated Employee, as follows:

(i)	The Committee shall calculate the dollar amount of the excess pre-tax 401(k) Contributions or Roth Contributions for each Highly Compensated Employee as follows. The Committee shall determine, based on the results of the ADP Test, the maximum Highly Compensated Employee ADP Percentage that satisfies the requirements of Section 6.5(b)(2). The excess dollar amount for a Highly Compensated Employee shall be the amount by which the pre- tax 401(k) Contributions or Roth Contributions taken into account in the ADP Test with respect to the Highly Compensated Employee, along with elective contributions made to other plans that are included in the ADP Test, would have to be reduced in order for the Actual Deferral Percentage of that Highly Compensated Employee for the Plan Year to be equal to the maximum permissible Highly Compensated Employee Actual Deferral Percentage.

(ii)

The total amount of pre-tax 401(k) Contributions or Roth Contributions that shall be distributed to Highly Compensated Employees, in accordance with this Section 6.5(b)(2), shall be equal to the sum of the dollar amounts computed separately for each Highly Compensated Employee, in accordance with Section 6.5(b)(2)(i) (the “Total Excess Contributions”). The total amount of the corrective distributions made in accordance with this Section 6.5(b)(2) shall be equal to the Total Excess Contributions.

(iii)	Shares of the Total Excess Contributions shall be apportioned among Highly Compensated Employees and distributed as follows. The pre- tax 401(k) Contributions or Roth Contributions allocated to the Highly Compensated Employee with the highest dollar amount of contributions (including contributions taken into account in the ADP Test for the Plan Year that were taken into account when determining the Actual Deferral Percentages for the Plan Year under Section 6.5(a) (“ADP Test Contributions”) shall be reduced by the amount required to cause that Highly Compensated Employee’s remaining ADP Test Contributions for the Plan Year to be equal to the dollar amount of the ADP Test Contributions of the Highly Compensated Employee with the next highest dollar amount of ADP Test Contributions for the Plan Year. This amount of pre-tax 401(k) Contributions or Roth Contributions is then distributed to the Highly Compensated Employee, unless a smaller reduction, when added to the total dollar amount already distributed to Highly Compensated Employees pursuant to the procedure described in this Section 6.5(b)(2)(A)(iii), equals the Total Excess Contributions. If a Highly Compensated Employee’s ADP Test Contributions include contributions made to another plan that are taken into account in the ADP Test, then the amount distributed to the Highly Compensated Employee pursuant to this Section 6.5(b)(2)(A)(iii), shall not exceed the pre-tax 401(k) Contributions or Roth Contributions made on behalf of the Highly Compensated Employee for the Plan Year. Any portion of the Total Excess Contributions which is apportioned to a Highly Compensated Employee pursuant to this Section 6.5(b)(2)(A)(iii), but which cannot be distributed to the Highly Compensated Employee because of the preceding sentence, shall be apportioned to the Highly Compensated Employee with the next lowest total dollar amount of ADP Test Contributions and that Highly Compensated Employee’s pre-tax 401(k) Contributions or Roth Contributions shall be reduced by an amount which includes the amount not distributed to the other Highly Compensated Employee.

(iv)	If the total amount distributed in the preceding application of Section 6.5(b)(2)(A)(iii) is less than the Total Excess Contributions, the procedure in Section 6.5(b)(2)(A)(iii) shall be repeated until the total dollar amount distributed is equal to the Total Excess Contributions.

(B)

The Committee shall direct that the excess pre-tax 401(k) Contributions or Roth Contributions, along with the allocable gain or loss attributable thereto, shall be distributed to the affected Highly Compensated Employees within 12 months after the end of the Plan Year for which they were allocated. Any gain or loss credited under the Plan for the period between the end of the Plan Year and the date on which excess pre-tax 401(k) Contributions or Roth Contributions are distributed shall also be distributed. The allocable gain or loss attributable to the excess pre-tax 401(k)

Contributions or Roth Contributions may be determined in accordance with any of the methods permitted under Treasury Regulation Section 1.401(k)– 2(b)(2)(iv) and may be determined up to seven days before the date of the corrective distribution. Corrective distributions under this Section 6.5(b)(2)(B) shall be coordinated with distributions under Section Section 6.1(c), in accordance with Treasury Regulation Sections 1.401(k)–1(f)(5)(i)(B) and 1.402(g)–1(e)(6).

(C)	The requirements of Section 6.5(a) shall be deemed to have been satisfied if the total dollar amount distributed to Highly Compensated Employees, pursuant to this Section 6.5(b)(2), equals the Total Excess Contributions, even if

(i)	The ADP Test would not satisfy the requirements of Section 6.5(a), if the test were rerun including in the test only pre-tax 401(k) Contributions or Roth Contributions that were not distributed in accordance with this Section 6.5(b)(2); or

(ii)	The amount distributed to each Highly Compensated Employee, as determined in accordance with Section 6.5(b)(2)(A)(iii) and (iv), is different from the amount computed in Section 6.5(b)(2)(A)(i), for purposes of calculating the Total Excess Contributions amount.

(D)	Pre-tax 401(k) Contributions or Roth Contributions with respect to which Matching Contributions were not made shall first be distributed pursuant to this Section 6.5(b)(2) before pre-tax 401(k) Contributions or Roth Contributions with respect to which Matching Contributions were made. Any Matching Contributions that have been made with respect to pre-tax 401(k) Contributions or Roth Contributions that are distributed to a Highly Compensated Employee, in accordance with this Section 6.5(b)(2), shall be forfeited, as soon as is practicable after corrective distributions are made pursuant to this Section 6.5(b)(2). Such Matching Contributions shall be forfeited, whether or not the Participant would otherwise have a vested interest in those contributions, pursuant to Section 3.6.

(3)	The Company may elect that the Employers shall make QNEC Contributions for a Plan Year as follows:

(A)	QNEC Contributions for a Plan Year shall be made under this Section 6.5(b)(3) only on behalf of Participants who are Non-Highly Compensated Employees for that Plan Year. QNEC Contributions shall be made for a Plan Year under this Section 6.5(b)(3) only to the extent that they may be taken into account, under Section 6.5(b)(3)(D), when performing the ADP Test for that Plan Year.

(B)

The Employers’ QNEC Contributions for a Plan Year under this Section 6.5(b)(3) shall be allocated, as of the last day of that Plan Year to the QNEC Contributions Accounts of Participants who are designated by the Company to receive a share of the QNEC Contributions. The Company shall determine the Participants who shall receive an allocation of QNEC Contributions made pursuant to this Section 6.5(b)(3) and the amount that shall be allocated to each Participant, which may be a different dollar amount or percentage of Deferrable Compensation than is allocated to another Participant. The Company shall determine the Participants to whom QNEC Contributions shall be allocated and the amount allocated to each such Participant in a manner that enables the ADP Test for the Plan Year to be satisfied with the smallest total amount of QNEC Contributions for the Plan Year under this Section 6.5(b)(3).

(C)	Any share of the QNEC Contribution that is allocated to a Participant’s QNEC Contributions Account under this Section 6.5(b) shall be

(i)	100 percent immediately vested, and

(ii)	Treated, for purposes of withdrawals and distributions from the Plan, as if it were a pre-tax 401(k) Contribution, except that it may not be withdrawn under Section 7.3 (relating to hardship withdrawals).

(D)	Each Employer may make a QNEC Contribution in an amount determined by the Employer as necessary to correct an operational failure. Corrections of operational failures will be determined in accordance with the IRS’ Employee Plans Compliance Resolution System (“EPCRS”) or any IRS similar program.

(E)	The Employers may make QNEC Contributions in an amount less than the amount required to satisfy the requirements of Section 6.5(a). These QNEC Contributions shall be allocated in the manner described in Section 6.5(b)(3) to the Non-Highly Compensated Employees described in Section 6.5(b)(3). After taking these QNEC Contributions into account, excess pre-tax 401(k) Contributions or Roth Contributions shall be distributed in a corrective distribution, in accordance with Section 6.5(b)(2), in an amount sufficient to make the ADP Test satisfy the requirements of Section 6.5(a).

(F)	At the election of the Committee, a QNEC Contribution may be made for reasons other than failure to pass the ADP Test.

(c)	Limitations on Matching Contributions (the ACP Test)

(1)	Each Plan Year, the Committee shall perform the Average Actual Contribution Percentage Test (the “ACP Test”) to determine whether the relationship between the Average Actual Contribution Percentage for Participants who are Highly Compensated Employees to the Average Actual Contribution Percentage for Participants who are Non-Highly Compensated Employees meets the following tests:

(A)	The Average Actual Contribution Percentage for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the Average Actual Contribution Percentage for Participants who are Non- Highly Compensated Employees for the Plan Year multiplied by 1.25; or

(B)

The Average Actual Contribution Percentage for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the Average Actual Contribution Percentage for Participants who are Non- Highly Compensated Employees for the Plan Year multiplied by 2, provided the Average Actual Contribution Percentage for Participants who are Highly Compensated Employees does not exceed the Average Actual Contribution Percentage for Participants who are Non-Highly Compensated Employees by more than 2 percentage points.

This Section 6.5(c) shall be applied by using the Current Year Method. If the Committee so elects, the method used in this Section 6.5(c) may be changed, in accordance with guidance issued by the Internal Revenue Service Committee by amending the Plan to reflect such election; provided, however, if the testing methods used for the Average Actual Deferral Percentage test and the Average Actual Contribution Percentage test are not consistent, then the following special rules apply: (i) pre-tax 401(k) or Roth Contributions cannot taken into account under the Average Contribution Percentage Test; and (ii) qualified matching contributions (if any) cannot be taken into account under the Average Actual Deferral Percentage test.

(2)	In the event that this Plan satisfies the requirements of Code Sections 401(m), 401(a)(4) or 410(b) only if aggregated with one or more plans, or if one or more other plans satisfy the requirements of such Sections of the Code only if aggregated with this Plan, then this Section 6.5(c) shall be applied by determining the Average Contribution Percentage of Eligible Employees as if all such plans were a single plan. Plans may be aggregated in order to satisfy Code Section 401(m) only if they have the same plan year. Furthermore, plans with testing methods that are inconsistent with the testing methods used by this Plan may not be aggregated with this Plan for purposes of this Section 6.5(c).

(d)	Corrective Measure if ACP Test is Failed

(1)	After the end of each Plan Year, the Committee shall perform the ACP Test described in Section 6.5(c). If the Committee determines, based on the ACP Test, that the Actual Contribution Percentage of the Highly Compensated Employees exceeds the maximum permitted under Section 6.5(c), then the Committee shall take one or more of the steps in Sections 6.5(d)(2) – (4) until the requirements of Section 6.5(c) are satisfied. The Committee shall complete the corrective measures so that the ACP Test for a Plan Year satisfies the requirements of Section 6.5(c) no later than the last day of the Plan Year after the Plan Year being tested.

(2)	The Committee shall determine the excess Matching Contributions Highly Compensated Employees (“Excess Contributions”) in accordance with Code Section 401(m)(6) and this Section 6.5(d)(2) and either distribute the Excess Contributions to Highly Compensated Employees, to the extent that the Matching Contributions are vested, in accordance with Section 3.6 or forfeit the excess Matching Contributions, to the extent that the Matching Contributions are not vested, in accordance with Section 3.6.

(A)	The Committee shall determine the amount that shall be distributed to, or forfeited by, each Highly Compensated Employee as follows:

(i)	The Committee shall calculate the dollar amount of the Excess Contributions for each Highly Compensated Employee as follows. The Committee shall determine, based on the results of the ACP Test, the maximum Highly Compensated Employee Actual Contribution Percentage that satisfies the requirements of Section 6.5(c). The excess dollar amount for a Highly Compensated Employee shall be the amount by which the Matching Contributions taken into account in the ACP Test with respect to the Highly Compensated Employee, along with after-tax and matching contributions made to other plans that are included in the ACP Test, would have to be reduced in order for the actual contribution percentage of that Highly Compensated Employee for the Plan Year to be equal to the maximum permissible Highly Compensated Employee Actual Contribution Percentage.

(ii)	The total amount of Excess Contributions that shall be distributed to, or forfeited by, Highly Compensated Employees, in accordance with this Section 6.5(d)(2), shall be equal to the sum of the dollar amounts computed separately for each Highly Compensated Employee, in accordance with Section 6.5(d)(2)(A)(i) (the “Total Excess Contributions”). The total amount of the corrective distributions or forfeitures made in accordance with this Section 6.5(d)(2) shall be equal to the Total Excess Contributions.

(iii)	Shares of the Total Excess Contributions shall be apportioned among Highly Compensated Employees and distributed as follows: The Matching Contributions allocated to the Highly Compensated Employee with the highest dollar amount of contributions (including contributions taken into account in the ACP Test for the Plan Year) that were taken into account when determining the contribution percentages for the Plan Year under Section 6.5(c)(A)(i) (“ACP Test Contributions”) shall be reduced by the amount required to cause that Highly Compensated Employee’s remaining ACP Test Contributions for the Plan Year to be equal to the dollar amount of the ACP Test Contributions of the Highly Compensated Employee with the next highest dollar amount of ACP Test Contributions for the Plan Year. This amount of Matching Contributions is then distributed to the Highly Compensated Employee, unless a smaller reduction, when added to the total dollar amount already distributed to Highly Compensated Employees pursuant to the procedure described in this Section 6.5(d)(2)(A)(iii), equals the Total Excess Contributions. If a Highly Compensated Employee’s ACP Test Contributions include contributions made to another plan that are taken into account in the ADP Test, then the amount distributed to the Highly Compensated Employee pursuant to this Section 6.5(d)(2)(A)(iii), shall not exceed the Matching Contributions made on behalf of the Highly Compensated Employee for the Plan Year. Any portion of the Total Excess Contributions which is apportioned to a Highly Compensated Employee pursuant to this Section 6.5(d)(2)(A)(iii), but which cannot be distributed to the Highly Compensated Employee because of the preceding sentence, shall be apportioned to the Highly Compensated Employee with the next lowest total dollar amount of ACP Test Contributions and that Highly Compensated Employee’s Matching Contributions shall be reduced by an amount which includes the amount not distributed to the other Highly Compensated Employee.

(iv)	If the total amount distributed or forfeited in the preceding application of Section 6.5(d)(2)(A)(iii) is less than the Total Excess Contributions, the procedure in Section 6.5(d)(2)(A)(iii) shall be repeated until the total dollar amount distributed or forfeited is equal to the Total Excess Contributions.

(B)	The Committee shall direct that the excess Matching Contributions, along with the allocable gain or loss attributable thereto, shall be distributed to the affected Highly Compensated Employees within 12 months after the end of the Plan Year for which they were allocated. Any gain or loss credited under the Plan for the period between the end of the Plan Year and the date on which excess Matching Contributions are distributed shall be distributed.

(C)	The Committee shall direct that the excess Matching Contributions that, as of the last day of the Plan Year, are not vested, as determined in accordance with Section 3.6, (and the income attributable thereto, as determined in accordance with one of the methods permitted under Treasury Regulation Section 1.401(m)–1(e)(3)(ii)) shall be forfeited by the affected Highly Compensated Employees as soon as is practicable after the ACP Test is performed, but in no event later than the end of the Plan Year immediately following the Plan Year for which they were allocated.

(D)	The requirements of Section 6.5(c) shall be deemed to have been satisfied if the total dollar amount distributed to, or forfeited by, Highly Compensated Employees, pursuant to this Section 6.5(d)(2), equals the Total Excess Contributions, even if

(i)	The ACP Test would not satisfy the requirements of Section 6.5(c)(2), if the test were rerun including in the test only Matching Contributions that were not distributed or forfeited in accordance with this Section 6.5(d)(2); or

(ii)	The amount distributed to or forfeited by each Highly Compensated Employee, as determined in accordance with Sections 6.5(d)(2)(A)(iii) and (iv), is different from the amount computed in Section 6.5(d)(2)(A)(i), for purposes of calculating the Total Excess Contributions amount.

(3)	The Company may elect that the Employers shall make QNEC Contributions or QMAC Contributions for a Plan Year as follows:

(A)	QNEC Contributions or QMAC Contributions for a Plan Year shall be made under this Section 6.5(d)(3) only on behalf of Participants who are Non- Highly Compensated Employees for that Plan Year. QNEC Contributions shall be made for a Plan Year under this Section 6.5(d)(3) only to the extent that they may be taken into account when performing the ADP Test for that Plan Year.

(B)

The Employers’ QNEC Contributions for a Plan Year under this Section 6.5(d)(3) shall be allocated, as of the last day of that Plan Year to the QNEC Contributions Accounts of Participants who are designated by the

Company to receive a share of the QNEC Contributions. The Company shall determine the Participants who shall receive an allocation of QNEC Contributions made pursuant to this Section 6.5(d)(3)and the amount that shall be allocated to each Participant, which may be a different dollar amount or percentage of Deferrable Compensation than is allocated to another Participant. The Company shall determine the Participants to whom QNEC Contributions shall be allocated and the amount allocated to each such Participant in a manner that enables the ACP Test for the Plan Year to be satisfied with the smallest total amount of QNEC Contributions for the Plan Year under this Section 6.5(d)(3).

(C)	Any share of the QNEC Contributions and QMAC Contributions that is allocated to a Participant’s QNEC Contributions Account or QMAC Contributions Account (as applicable) under this Section 6.5(d) shall be

(i)	100 percent immediately vested; and

(ii)	Treated, for purposes of withdrawals and distributions from the Plan, as if it were a pre-tax 401(k) Contribution, except that it may not be withdrawn under Section 7.3 (relating to hardship withdrawals).

(4)	The Committee may combine the steps in Section 6.5(d)(2) as follows:

(A)	The Employers may make QNEC Contributions and QMAC Contributions in an amount less than the amount required to satisfy the requirements of Section 6.5(c). These QNEC Contributions and QMAC Contributions shall be allocated in the manner described in Section 6.5(d)(3) to the Non-Highly Compensated Employees described in Section 6.5(d)(3). After taking these QNEC Contributions and QMAC Contributions into account, excess Matching Contributions shall be distributed in a corrective distribution, in accordance with Section 6.5(d)(2), in an amount sufficient to make the ACP Test satisfy the requirements of Section 6.5(c).

(B)	The Employers may make QNEC Contributions, in the manner described in Section 6.5(d)(3), or QMAC Contributions, in the manner described in Section 6.5(d)(3), in an amount required to make the ACP Test satisfy the requirements of Section 6.5(c), taking into account the corrective distributions and forfeitures that have already been made.

(C)	Alternatively, the Committee may make corrective distributions and forfeitures, in accordance with the leveling method described in Section 6.5(d)(2)(B), but in an amount less than is required to make the ACP Test satisfy the requirements of Section 6.5(c). The Employers may make QNEC Contributions, in the manner described in Section 6.5(d)(3), or QMAC Contributions, in the manner described in Section 6.5(d)(3), in an amount required to make the ACP Test satisfy the requirements of Section 6.5(c), taking into account the corrective distributions and forfeitures that have already been made.

(D)	The corrective measures of making corrective distributions and forfeitures, QNEC Contributions, and QMAC Contributions may be taken sequentially or simultaneously.

(e)	Compliance with Regulations

(1)	This Section 6.5 is intended to comply with Code Sections 401(k)(3) and 401(m)(2) and the regulations issued thereunder. To the extent this Section 6.5 is inconsistent with the Code and regulations, the Code and regulations shall govern.

Article 7.In-Service Withdrawals and Loans

7.1 Age 59 1⁄2 Withdrawals

(a)	An Active Participant or an Inactive Participant (but not a Former Participant) who has attained age 59 1⁄2 may withdraw all or a portion of the value of his or her vested Account balance. However, no amount may be withdrawn under this Section 7.1 by a Beneficiary or by a Participant after the Committee has determined that he or she is Disabled.

(b)	The Participant shall elect to withdraw all or a portion of the value of his or her vested Account balance in such manner, in such amounts, and at such times as the Committee shall prescribe. Amounts withdrawn under this Section 7.1 shall be deducted from the Participant’s subaccounts in the order specified in rules adopted by the Committee. Amounts shall be withdrawn from the Investment Funds in which the applicable subaccount is invested in the order specified in rules adopted by the Committee. The withdrawal shall be paid to the Participant as soon as practical after the Committee receives the Participant’s withdrawal application.

7.2 In-Service Rollover Withdrawals

(a)	An Active Participant or an Inactive Participant (but not a Former Participant) may withdraw all or a portion of the value of his or her Rollover Contributions Account. No amount may be withdrawn under this Section 7.2 by a Beneficiary or by a Participant after the Committee has determined that he or she is Disabled.

(b)	The Participant may elect to withdraw all or a portion of the value of his or her Rollover Contributions Account in such manner, in such amounts, and at such times as the Committee shall prescribe. Amounts withdrawn under this Section 7.2 shall be deducted from the Participant’s Rollover Contributions Account in the order specified in rules adopted by the Committee. Amounts shall be withdrawn from the Investment Funds in which the Rollover Contributions Account is invested in the order specified in rules adopted by the Committee. The withdrawal shall be paid to the Participant as soon as practical after the Committee receives the Participant’s withdrawal application.

7.3 Hardship Withdrawals

A Participant who is not a Former Participant (or who has become Disabled) may withdraw all or any portion of his or her Account (excluding earnings accumulated on those contributions after December 31, 1988), in such manner and at such times as the Committee shall prescribe subject to the terms of this Section 7.3. A Participant must submit a request to the Committee evidencing an immediate and heavy need for the withdrawal.

(a)	No Participant may elect a withdrawal under this Section 7.3 to the extent that the amount that the Participant could otherwise withdraw under this Section 7.3 could be withdrawn under Section 7.1 (relating to age 59 1⁄2 withdrawals) or Section 7.2 (relating to withdrawals of Rollover Contributions).

(b)	A Participant may make a withdrawal under this Section 7.3 only if the withdrawal is necessary

(1)	To pay expenses for (or necessary to obtain) medical care that would be deductible under Code Section 213(d), determined without regard to whether the medical expenses exceed 7.5% of adjusted gross income;

(2)	To pay costs directly related to the purchase of a principal residence for the Participant (excluding mortgage payments);

(3)	To pay tuition and related educational fees for the next 12 months of post-secondary education for the Participant, his or her Spouse, his or her child(ren), or any of his or her dependents (as defined in Code Section 152 and for taxable years beginning on or after January 1, 2005, without regard to Code Sections 152(b)(1), (b)(2), and (d)(1)(B));

(4)	To prevent the eviction of the Participant from the Participant’s principal residence or foreclosure on the mortgage on that residence;

(5)	To pay costs incurred on or after January 1, 2006, related to burial or funeral expenses of the Participant’s deceased Spouse; child; dependent, as defined by Code Section 152 without regard to Code Section 152(d)(1)(B); or parent; or

(6)	To pay costs incurred on or after January 1, 2006, directly related to the repair of a Participant’s principal residence that would qualify for the causality deduction under Code Section 165, determined without regard to whether the loss exceeded 10% of adjusted gross income.

(c)	A Participant may elect a withdrawal under this Section 7.3 only if the Participant has already obtained, from this Plan and all Other Plans, all of the following: all currently available withdrawals and distributions, including distributions of ESOP dividends under Code Section 404(k), other than hardship withdrawals or distributions; and all loans, no portion of which would be included in the Participant’s gross income for the year in which the loan is made. For purposes of this Section 7.3, the term “Other Plan” shall mean any other Controlled Group Qualified Plan and any other nonqualified deferred compensation plan maintained by a Controlled Group Member.

(d)	The maximum amount that a Participant may withdraw under this Section 7.3 is the lesser of the following amounts:

(1)	The amount necessary to meet one or more of the financial needs specified in Section 7.3(b), to the extent that those needs could not be satisfied by the resources specified in Section 7.3(c), plus any federal, state, or local income taxes or penalties that are reasonably anticipated to result from the withdrawal; or

(2)	The value of the Participant’s vested Account balance that is eligible for a hardship withdrawal as specified in this Section 7.3.

(e)	The Committee may, but shall not be required to, provide that the Participant must make a written representation that the Participant has no other resources that are reasonably available to him or her to satisfy the financial need described in Section 7.3(b).

(f)

The Committee may direct the payment of a portion of the amount requested in a cash payment to the Participant as soon as practical after the Committee approves the Participant’s request for a withdrawal. After the Committee receives a valuation report for the Valuation Date immediately proceeding the date on which the Participant requested the hardship withdrawal, the Committee shall direct that a single cash payment be made of the remaining amount that may be withdrawn. The withdrawal shall be taken from the Participant’s subaccounts in the order specified in rules adopted by the Committee. Amounts shall be withdrawn from the Investment Funds in which the applicable subaccount is invested in the order specified in rules adopted by the Committee.

(g)	If a Participant elects to directly roll over (pursuant to Section 8.10(a)) any part of the amount that has been tentatively approved for withdrawal pursuant to this Section 7.3, then the approval for the withdrawal under this Section 7.3 shall be revoked, unless the Participant certifies in writing that he or she will immediately use the directly rolled over funds to meet his or her hardship.

(h)	A Participant who receives a withdrawal under this Section 7.3 shall not be permitted to make pre-tax 401(k) Contributions, Roth Contributions, or Catch-Up Contributions to this Plan for six months after the date that the Participant receives a hardship withdrawal under this Section 7.3 (the “6-Month Contribution Suspension Period”). If the Participant does not submit a new Compensation Deferral Agreement or Roth Deferral Agreement prior to the end of the 6-Month Contribution Suspension Period, the Compensation Deferral Agreement or Roth Deferral Agreement (including a deemed Compensation Deferral Agreement described in Article 4) that was in effect when such Suspension Period began will automatically be reinstated at the end of such Suspension Period. In addition, as soon as administratively possible after final regulations are issued under Code Section 409A, during the 6-Month Contribution Suspension Period, the Participant may not make elective contributions, within the meaning of Treasury Regulation Section 1.401(k)–6, or after-tax employee contributions to any Other Plan or to any stock option, stock purchase, or similar plan maintained by a Controlled Group Member. However, during the 6-Month Contribution Suspension Period, the Participant may make mandatory employee contributions to a defined benefit plan maintained by a Controlled Group Member and may make mandatory or voluntary contributions to a health or welfare benefit plan, whether through a cafeteria plan or otherwise.

7.4 Loans to Participants

(a)	The following Participants may obtain a loan, under the terms of this Section 7.4, from their vested Account balances.

(1)	An Active Participant or an Inactive Participant. Such a person shall be referred to as a “Borrower” for purposes of this Section 7.4. A Borrower shall not include a Former Participant or a Beneficiary and such individuals shall not be permitted to obtain a loan under this Section 7.4. A Borrower shall apply for a loan in such manner as the Committee shall prescribe.

(b)	The minimum amount that a Borrower may borrow is $1,000 or such smaller amount as the Committee may determine from time to time. The maximum amount that a Borrower may borrow, when added to the outstanding balance of prior loans to the Participant from the Plan (and any Controlled Group Qualified Plan), is the lesser of

(1)	50 percent of the value of the Borrower’s vested Account balance, as of the most recent Valuation Date for which the Committee has received a valuation report (as adjusted for any amounts subsequently withdrawn or distributed from or contributed to such Account); or

(2)	$50,000, reduced by the highest outstanding balance of all loans from the Plan (and any Controlled Group Qualified Plan), during the one-year period ending on the day before the date the loan is made.

If a deemed distribution was reported, pursuant to Code Section 72(p), for a loan made by a Controlled Group Qualified Plan, the unpaid amount of that loan, including interest accrued after the deemed distribution date, shall be considered to be outstanding, for purposes of this Section 7.4(b)(2), to determine the maximum amount of any subsequent loan to the Borrower.

(c)	At any time, a Borrower may have only one loan outstanding from this Plan. Notwithstanding the foregoing, effective November 6, 2006, a Borrower who was previously employed by Andrx and who, pursuant to Section 4.9(b)(3), directly rolls into this Plan two promissory notes in connection with two plan loans under the Andrx Corporation 401(k) Profit Sharing Plan (the “Andrx 401(k) Plan”) may have up to two loans outstanding from this Plan until such time as one of the loans that was rolled over from the Andrx 401(k) Plan is either repaid in full or deemed to be distributed pursuant to the requirements of Code section 72(p). After such rolled-over Andrx 401(k) Plan loan is satisfied, the Borrower described in the previous sentence of this Section 7.4(c) will be treated the same as any other Borrower in the Plan and may have only one loan outstanding from this Plan.

(d)	The Borrower shall select the term of the loan, subject to the maximum term limits in this Section 7.4(d).

(1)	Unless the limit in Section 7.4(d)(2) applies, the maximum term of the loan shall be five years.

(2)	If the loan proceeds will be used within a reasonable time to acquire a dwelling unit that will be the principal residence of the Borrower, then the maximum term of the loan shall be 15 years.

(e)	A definite repayment schedule shall be established for each loan, which shall require level and periodic payments of both principal and interest. The repayment schedule shall not require that the periodic loan repayment exceed the Borrower’s regular payroll check, net of other deductions. The Committee shall determine, in its discretion, the period for loan repayments, provided, however, that repayments shall be made at least quarterly. A Borrower may fully prepay a loan at any time (but not after the deadline in Section 7.4(m)(1)) without penalty; however, partial prepayments are not permitted.

(f)	Each loan shall bear a rate of interest that is reasonable at the time the loan is made, as determined by the Committee. The Committee shall establish a procedure for determining the rate of interest of each loan. If a loan is renegotiated, renewed, or revised in any way, then the Committee shall determine a new rate of interest that is reasonable at that time. To the extent required by the Service members Civil Relief Act (“SCRA,” formerly known as the Soldiers’ and Sailors’ Civil Relief Act of 1940) and in accordance with procedures established by the Committee, if the loan from this plan was received before a period of military service, (as defined in SCRA); then during any period of military service, the rate of interest charged shall not exceed the rate prescribed in SCRA.

(g)	Except as provided below, no loan shall be made to a Borrower unless the Borrower agrees that all loan repayments shall be deducted from any compensation paid to the Borrower by his or her Employer (or any Controlled Group Member).

(1)	No loan shall be made to a Borrower described in Section 7.4(a) (that is an Active Participant or an Inactive Participant) unless at that time the Borrower is receiving compensation from an Employer (or other Controlled Group Member) in an amount sufficient (after taking into account other payroll withholding for taxes, retirement plan contributions, contributions for welfare benefits, and other similar deductions) to permit the periodic loan repayments to be made by being deducted from such compensation.

(2)	If, at the time after a loan is made or at any later time, the Borrower’s Employer determines that compensation will not be paid regularly to the Borrower in an amount sufficient to permit loan repayments to be deducted from this compensation, then the Committee may require that the Borrower make all loan repayments by sending a check to the location specified by the Committee or by such other means as the Committee may identify. If, after establishing such a method of loan repayment, the Borrower’s Employer (or any Controlled Group Member) determines that compensation will be paid regularly to the Borrower in an amount sufficient to permit loan repayments to be deducted from this compensation, then the Committee may require that all future loan repayments be deducted from such compensation.

(3)	If a Borrower goes on a paid leave of absence (not including any leave for which the Borrower is paid by the Company’s disability carrier), and before the leave, loan repayments were deducted from compensation paid by the Borrower’s Employer (or any Controlled Group Member), then, unless the Committee requires another form of loan repayment, any loan payments due during the leave of absence shall continue to be deducted from any compensation paid to the Borrower by his or her Employer (or any Controlled Group Member).

(4)	Except as otherwise provided in this Section 7.4, if a Borrower goes on an unpaid leave of absence, then the Borrower shall make any loan payments due during his or her leave of absence. The Borrower shall make the loan payments to such location and in such manner as the Committee shall require.

(5)	If a Borrower goes on either an unpaid, bona fide leave of absence approved by his or her Employer or a paid, bona fide leave of absence approved by his or her Employer, in which the Borrower’s compensation (after income and employment tax withholding) is less than the amount sufficient to permit loan repayments to be deducted from this compensation, then the Committee may suspend loan repayments if all of the following conditions are met:

(A)	The suspension period, as determined by the Committee, does not exceed one year; however, the suspension period may be longer for certain military service pursuant to Code Section 414(u)(4);

(B)	The principal and accrued interest on the loan is repaid within the maximum term permitted under Section 7.4(d) (five years for a general purpose loan and fifteen years for a home loan) or, in the case of a leave for military service to which Code Section 414(u) applies, the maximum term permitted under Code Section 414(u)(4); and

(C)	The amount of the loan repayments after the suspension period may be renegotiated after the suspension period, based on a rate of interest that is reasonable at the time of the renegotiation, as described in Section 7.4(f). However, the amount of the loan repayments after the renegotiation cannot be less than the amount of the loan repayments pursuant to the original loan agreement.

(6)	If the Committee has determined that loan repayments shall be made by deductions from compensation paid by the Borrower’s Employer (or any Controlled Group Member), and the Borrower takes any action attempting to prevent such deductions of his or her loan repayments from any compensation paid by his or her Employer (or any Controlled Group Member), then the entire outstanding balance of the loan (including any accrued interest) shall become immediately due and payable.

(h)	Each loan shall be secured by the Borrower providing a security interest in the Borrower’s entire vested Account balance.

(i)	The Borrower shall request a loan in such manner as the Committee shall prescribe. The consent of the Borrower’s Spouse shall not be required for the Borrower to request a loan.

The Committee shall send to each Borrower who requests a loan a loan agreement specifying the terms of the loan. By endorsing the check and disbursing the loan proceeds, the Borrower shall agree to the terms specified in the loan agreement. (If the Borrower refuses to agree to the terms of the loan agreement by endorsing the check, then the loan request shall be cancelled and the loan proceeds shall be reinvested in the Borrower’s Account in accordance with the Borrower’s Investment Election.) By requesting a loan, a Borrower shall be deemed to consent to the distribution, pursuant to this Section 7.4, of the outstanding balance of his or her loan in a single payment and at the time specified in this Section 7.4, even if the remaining balance of the Borrower’s Accounts otherwise is not yet distributable without the Borrower’s consent on account of Section 8.8 (relating to consent to distributions if the Borrower’s Account balance exceeds $5,000).

(j)	If a loan is approved by the Committee, the proceeds shall be withdrawn from the Borrower’s subaccounts in the order specified in rules adopted by the Committee. Amounts shall be withdrawn from the Investment Funds in which the applicable subaccount is invested in the order specified in rules adopted by the Committee. The Committee shall establish a Loan Account for the Borrower, and the amount owed by the Borrower, pursuant to the loan agreement entered into by the Borrower, shall be credited to the Borrower’s Loan Account. The principal and interest portion of each loan repayment shall be credited to all subaccounts from which the loan proceeds were withdrawn, allocating such principal and interest in proportion to the amount withdrawn for the loan proceeds from each subaccount.

(k)	The Committee may charge to the Borrower’s Account any reasonable expenses incurred in connection with the loan to the Borrower (e.g., a one-time loan fee upon the establishment of the loan and an annual loan fee).

(l)	If a Borrower has not had a Severance From Employment and fails to make any loan repayments at the time and in the full amount required under the promissory note, then the Committee may allow the Borrower to make the delinquent loan repayments through the end of the calendar quarter immediately after the calendar quarter in which the Borrower fails to make the timely loan repayment (the “Cure Period” for that loan repayment).

(1)	If the full amount of the delinquent loan repayment is made by the end of its Cure Period, then no additional interest shall accrue on account of the delay in making the loan repayment and the loan shall not be considered to be in default.

(2)	The Committee shall declare that the Borrower is in default as of the last day of the Cure Period (i.e., at the end of the calendar quarter following the calendar quarter in which the Borrower fails to make the required repayment) if the Borrower has not made the full required loan repayment by the end of the Cure Period for that loan repayment.

(3)	When the Committee declares that the loan is in default, then the entire outstanding principal and any accrued interest under the loan shall become immediately due and payable. When the Committee declares that the Borrower is in default on a loan, then the Committee shall report a “deemed distribution,” with respect to the Borrower, in the manner that the Committee determines to be appropriate pursuant to Code Section 72(p).

(A)	If the Committee declares a loan to be in default and reports a deemed distribution, then the Borrower’s obligation to repay the outstanding balance of the loan, including interest that accrues after the date of the default and deemed distribution, shall not be extinguished. After the deemed distribution, the Borrower may repay (until the deadline specified in Section 7.4(m)(1)) the entire outstanding balance of the loan (including interest that accrues after the date of the default and deemed distribution) in a single lump sum amount. Any loan repayments after a default and deemed distribution shall be treated as after-tax contributions for purposes of determining the taxation of distributions to the Borrower (or his or her Beneficiary) but shall not be treated as after-tax contributions for purposes of Section 6.5(c) (the ACP test) and Section 6.3 (the Code Section 415 limitations).

(B)	If a loan from this Plan to a Borrower is in default, then no further loans shall be made from the Plan to the Borrower unless and until the Borrower fully repays the outstanding balance (including interest that accrues after the default and deemed distribution) of the loan which then is in default.

(m)	The rules in this Section 7.4(m) apply to a Borrower who took a loan before he or she Severed From Employment and subsequently Severed From Employment with an outstanding balance on the loan (including a balance outstanding after a previous default on and deemed distribution of the loan).

(1)	The Borrower may repay the outstanding balance on the loan until the earliest of the following dates:

(A)	The date on which the Borrower requests that a distribution be made.

(B)	The date on which a distribution is made to the Borrower, pursuant to Section 8.8 (relating to small amounts) or Section 8.9 (relating to required minimum distributions).

(C)	The last day of the calendar quarter immediately following the calendar quarter in which the Borrower fails to make any loan repayments at the time and in the full amount required under the promissory note. If the delinquent loan repayments are made by the end of such Cure Period, then no additional interest shall accrue on account of the delay in making the loan repayment and the loan shall not be considered to be in default.

(2)	If the Borrower does not fully repay the outstanding balance of the loan by the deadline in this Section 7.4(m), then the outstanding balance of the loan, including accrued interest, shall be distributed to the Borrower as soon as is practicable after the deadline in this Section 7.4(m). A distribution under this Section 7.4(m)(2) shall be referred to as a “Loan Offset Distribution.” The Loan Offset Distribution shall be made at this time even if the Borrower’s vested Account balance exceeds $5,000, and the Borrower has not consented, at the time of the Loan Offset Distribution, to a distribution at that time and in that form. The Loan Offset Distribution shall be made by deducting the remaining outstanding principal and accrued interest from the Borrower’s Loan Account and canceling the promissory note. No cash payment shall be made to the Borrower. The Loan Offset Distribution shall discharge any liability to the Borrower (or any Beneficiary of the Borrower) under this Plan with respect to the outstanding loan balance to the same extent as a payment in cash. No income shall be reported, for federal income tax purposes, with respect to the portion of the Loan Offset Distribution that consists of interest accrued on a loan after a deemed distribution and before repayment of the outstanding balance was made after the deemed distribution.

(n)	The rules in this Section 7.4(n) apply to a Borrower who takes a loan after a Severance From Employment (because he or she is a Former Participant described in Section 7.4(a)(2)). If such a Borrower fails to make any loan repayments at the time and in the full amount required under the promissory note, then the Committee may allow the Borrower to pay the delinquent loan repayments until the end of the Cure Period for that loan repayment.

(1)	If the full amount of the delinquent loan repayment is made by the end of its Cure Period, then no additional interest shall accrue on account of the delay in making the loan repayment and the loan shall not be considered to be in default.

(2)

The Committee shall declare that the Borrower is in default as of the last day of the Cure Period if the Borrower has not made the full required loan repayment by the end of the Cure Period for that loan repayment. When the Committee declares that the loan is in default, then the entire outstanding principal and any accrued interest under the loan shall become immediately due and payable. The entire outstanding balance on the loan shall be distributed to the Borrower as soon as is practicable after the end of the Cure Period. A distribution under this Section 7.4(n)(2) shall be referred to as a “Loan Offset Distribution.” The Loan Offset Distribution shall be made at this time even if the Borrower’s vested Account balance exceeds $5,000, and the Borrower has not consented, at the time of the Loan Offset Distribution, to a distribution at that time and in that form. The Loan

Offset Distribution shall be made by deducting the remaining outstanding principal and accrued interest from the Borrower’s Loan Account and canceling the promissory note. No cash payment shall be made to the Borrower. The Loan Offset Distribution shall discharge any liability to the Borrower (or any Beneficiary of the Borrower) under this Plan with respect to the outstanding loan balance to the same extent as a payment in cash.

(o)	The terms of the TheraTech 401(k) Savings Plan as in effect on March 31, 1999, regarding home loans, shall continue to govern any such loans which were outstanding on March 31, 1999, and are transferred to the Plan, until such time as such loan is repaid or otherwise satisfied.

(p)	The Committee shall establish such rules and procedures as it deems necessary and appropriate with respect to loans pursuant to this Section 7.4.

Article 8.Distribution of Benefits

8.1 Distributions Generally

Distribution of a Participant’s vested Account may begin in accordance with a Participant’s election pursuant to Section 8.2(a) (relating to severance from employment), Section 8.3(a) (relating to disability), or Section 8.4 (relating to a Participant’s death), as applicable, but not later than as provided in Sections 8.8 and 8.9 (relating to small amounts and required minimum distributions).

8.2 Distribution Upon Severance From Employment

(a)	A Former Participant who has a Severance From Employment for a reason other than death or Disability may elect to have the value of his or her vested Account balance distributed to him or her. A Former Participant who has a Severance From Employment shall notify the Committee, in such manner as the Committee shall require, of the date on which the Former Participant wishes to receive a distribution. All elections as to the date of payment of the vested balance of the Former Participant’s Account shall be subject to any earlier payment date required under the rules in Section 8.8 (relating to distributions of small amounts) and Section 8.9 (relating to required minimum distributions). Except as otherwise provided in Sections 8.8 and 8.9, the Former Participant may elect that the distribution of the vested balance of his or her Account be paid to him or her as provided in Section 8.2(b). If the Former Participant elects (pursuant to this Section 8.2) the Valuation Date on which his or her distribution is to be made, distribution will begin as soon as is practicable after that Valuation Date.

(b)	The Former Participant may elect that the distribution be paid as soon as is practicable after the first Valuation Date on or after the date of his or her Severance From Employment.

8.3 Benefits Upon Disability

(a)	A Participant who is Disabled may elect that the value of the vested balance of his or her Account be distributed to him or her. A Participant who is Disabled shall notify the Committee, in such manner as the Committee shall require, informing the Committee of the date on which the Participant wishes to receive a distribution. All elections as to the date on which payment of the vested balance of the Disabled Participant’s Account shall be made shall be subject to any earlier payment date required under the rules in Section 8.8 (relating to distributions of small amounts) and Section 8.9 (relating to required minimum distributions). Except as otherwise provided in Sections 8.8 and 8.9, the Disabled Participant may elect that the distribution of the vested balance of his or her Account be paid to him as provided in Section 8.3(b). If the Participant elects (pursuant to this Section 8.3) the Valuation Date on which his or her distribution is to be made, distribution will begin as soon as is practicable after that Valuation Date.

(b)	A Participant who is Disabled may elect that the distribution

(1)	Begin as soon as is practicable after the Valuation Date on or next following the date on which the Committee makes its determination that he or she is Disabled; or

(2)	Be deferred beyond the date specified in Section 8.3(b)(1), but no later than the date specified in Section 8.9 (relating to required minimum distributions).

(c)	If the Participant ceases to be Disabled and returns to active employment with an Employer or a Controlled Group Member before the value of his or her vested Account balance has been distributed, then no distribution shall be made to the Participant on account of the Participant’s former Disability.

(d)	A Participant shall not be considered Disabled unless he or she furnishes proof thereof in such form and manner as the Committee shall require.

8.4 Death Benefits

(a)	If a Participant dies before his or her First Required Distribution Year and before distribution of the Participant’s Account balance to the Participant has commenced, then the value of the Participant’s vested Account balance shall be distributed to the Participant’s Beneficiary. Except as otherwise provided in Section 8.8 (relating to the distribution of small amounts), the distribution to the Beneficiary shall commence as follows:

(1)	The Participant’s Beneficiary shall notify the Committee, in such manner as the Committee shall require, informing the Committee of the date on which the Beneficiary wishes to receive a distribution. All elections as to the date on which payment of the balance of the Participant’s Account shall be subject to any earlier payment date required under the rules in Section 8.8 (relating to distributions of small amounts) and Section 8.9 (relating to required minimum distributions).

(2)	The Beneficiary may elect that the distribution commence as soon as is practicable after

(A)	The date the on which the Committee is notified of the Participant’s death; or

(B)	A date later than the date specified in Section 8.4(a)(2)(A), so long as the distribution is completed not later than the last day of the Plan Year which contains the fifth anniversary of the Participant’s death.

(3)	If a Participant designates two or more persons to be co-Beneficiaries (that is, each will receive a specified portion of the value of the vested balance of the Participant’s Account), then the distributions to all of the co-Beneficiaries shall be made on the same date. The co-Beneficiaries shall jointly elect the date on which the distributions to them shall be made. If the co-Beneficiaries are unable to agree as to the date on which distribution to them will be made, then distribution to the co-Beneficiaries will be made on the date specified in Section 8.4(a)(2)(A).

(b)	If the Participant dies after electing a distribution, but before the first date on which the distribution of the Participant’s Account balance is scheduled to commence, then the value of the Participant’s vested Account balance shall be distributed as provided in Section 8.4(a), and not in the manner elected by the Participant.

(c)	The Beneficiary may elect that the value of the vested balance of the Participant’s Account shall be distributed to the Participant’s Beneficiary in

(1)	A single lump-sum payment; or

(2)	A direct rollover, in accordance with Section 8.10(a).

8.5 Beneficiary

(a)	Each Participant (or Alternate Payee with an Account balance) shall designate one or more persons (who may be named contingently or successively) as his or her Beneficiary pursuant to this Section 8.5. The Beneficiary designation (and any spousal consent to that designation) shall be made on such forms and in such manner as the Committee shall prescribe and shall be filed with the Participant’s Employer (or such other person as the Committee shall prescribe) in accordance with rules prescribed by the Committee. The designation (and any spousal consent to that designation) shall not be effective until it is filed with the person designated by the Committee and unless it is filed (or mailed to the person designated by the Committee and the letter has a postmark dated) before the Participant’s (or Alternate Payee’s) death. A subsequently filed Beneficiary designation shall revoke all previously filed designations by the same Participant (or Alternate Payee). If no Beneficiary is properly designated at the time of the Participant’s death or if no person so designated shall survive the Participant, the Beneficiary shall be the Participant’s Spouse or, if the deceased Participant has no surviving Spouse, the Participant’s estate. If no Beneficiary is properly designated at the time of the death of the Alternate Payee who has an Account balance or if no person so designated shall survive the Alternate Payee, then the Beneficiary shall be the Alternate Payee’s estate, unless another Beneficiary is specified in the Qualified Domestic Relations Order.

(b)	Except as provided in Section 8.5(c), if a married Participant designates a person other than his or her Spouse as Beneficiary, the designation shall not be effective unless and until the Participant’s Spouse consents in writing to the designation of each such Beneficiary and acknowledges the effect thereof. The Spouse’s consent must be witnessed by a notary public or, to the extent permitted under rules established by the Committee, a Plan representative. The Committee may provide rules permitting the Spouse’s legal guardian or other representative to provide consent for the Spouse if the Spouse is not legally competent (even if the Participant is the Spouse’s legal guardian). If the Participant later wishes to change a Beneficiary designation to which his or her Spouse previously consented, the revised designation shall not be effective unless and until the Spouse gives written consent to the revised designation as provided above. Any consent shall be effective only with respect to the Spouse who gave it. Except as provided in Section 8.5(c), no portion of the Participant’s benefit shall be paid to a Beneficiary other than the Participant’s Spouse, unless the Spouse to whom the Participant was married at the time of the Participant’s death gave written consent to the designation of that Beneficiary. An Alternate Payee with an Account balance who is married may designate any person as his or her Beneficiary without any consent by the Alternate Payee’s Spouse.

(c)	A married Participant’s designation of a person other than his or her Spouse as the Participant’s Beneficiary shall be effective, and the Participant’s benefit shall be paid to that Beneficiary, notwithstanding the fact that the Participant’s Spouse did not provide consent, in accordance with Section 8.5(b), to the designation of that person. The Committee may permit such designation to apply only when, at the time the Participant designates his or her Beneficiary,

(1)	The Participant is legally separated from his or her Spouse;

(2)	The Participant’s Spouse is legally incompetent and the Spouse’s legal guardian provides consent (even if the legal guardian is the Participant);

(3)	The Participant’s Spouse cannot be located by the Participant using reasonable efforts; or

(4)	The Participant has obtained a court order that his or her Spouse has abandoned him or her, under applicable local law.

(d)	To the extent permitted by the Committee, a trust may be designated as a Beneficiary if the conditions in this Section 8.5(d) are satisfied.

(1)	The Participant (or Alternate Payee) must certify that a valid trust exists, identify the trustee of the trust, and provide information that the Committee deems appropriate to permit payment to be made to the trustee.

(A)	Except as otherwise provided in this Section 8.5(d)(1), the Committee may rely on the information last provided by the Participant (or Alternate Payee) with regard to the continuing validity of the trust, the identity of the trust’s trustee, and may make payment to that person identified as the trustee pursuant to the Participant’s (or Alternate Payee’s) beneficiary designation.

(B)	The Participant (or Alternate Payee) shall inform the Committee if the trustee or other pertinent information about the trustee changes.

(C)	If, after the death of the Participant (or Alternate Payee), the person last identified by the Participant (or Alternate Payee) certifies to the Committee that another person has become the trustee of the trust, then the Committee may rely on that certification and make payment to the person so identified as the successor trustee of the trust. The Committee shall have no duty to review amended trust documents to determine the identity of the successor trustee of the trust.

(D)	Upon request by the Committee, the Participant or the trustee of the trust must provide a copy of the trust instruments to the Committee.

(E)	If, based on information received by the Committee (e.g., conflicting communications from relatives of the deceased Participant), the Committee has reasonable doubts about the continued validity of a trust or the identity of its trustee, then the Committee may withhold payment to the person last identified as the trustee by the Participant (or Alternate Payee) until that person obtains an order from a court of competent jurisdiction specifying that he or she is entitled to payment of the Participant’s (or Alternate Payee’s) Plan benefit pursuant to the Participant’s (or Alternate Payee’s) beneficiary designation under this Plan.

(2)	Payment to the trustee identified in accordance with this Section 8.5(d) shall constitute payment to the Participant’s (or Alternate Payee’s) Beneficiary and shall fully satisfy all payment obligations of the Plan to the Participant (or Alternate Payee).

(3)	The Committee shall have no responsibility for ensuring that the trustee identified by the Participant (or Beneficiary) disposes of the amounts distributed from this Plan in accordance with the terms of the trust and no beneficiary of the trust shall have any right under this Plan to contest the manner in which funds distributed from this Plan to the trustee are utilized.

8.6 Forms of Distribution

(a)	Other than distributions of small amounts (pursuant to Section 8.8), all distributions pursuant to this Article 8 shall be paid, at the applicable time, in cash or shares of Watson Common Stock. Distributions of small amounts (pursuant to Section 8.8) shall automatically be paid in a cash payment. A Participant, Beneficiary, or Alternate Payee may elect a direct rollover of that payment, to the extent permitted under Section 8.10(a) (relating to direct rollovers).

(b)	The Committee shall notify the Participant, Beneficiary, or Alternate Payee, at least 30, but no more than 90, days before the date on which payment of such person’s benefit would begin, of such person’s right to elect payment under the Plan.

8.7 Payment Rules

(a)	When receiving a payment under this Section 8.7, a Participant (or Beneficiary) may elect to receive the portion of his or her vested Account that is invested in the Watson Stock Fund in whole shares of Watson Common Stock. Any balance representing fractional shares will be distributed in cash. Except as provided in this Section 8.7 and Section 8.10(a) (relating to direct rollovers), all other distributions shall be paid in cash.

(b)	The Employers may withhold or require the withholding from any payment that is made under this Plan of any federal, state, or local taxes required by law to be withheld, with respect to such payment. If an Employer (or other person required by the law to withhold a portion of a payment) is unable to withhold the full amount required to be withheld, with respect to any benefit provided under this Plan (e.g., if there is a deemed distribution of an amount on account of a loan from the Plan being in default) and the Participant (or Beneficiary or Alternate Payee, as applicable) does not make a cash payment to the Employer of the amount required to be withheld, then the Employer may withhold from any other amounts payable to the Participant (or Beneficiary or Alternate Payee, as applicable) by the Employer the additional amount that is required to be withheld with respect to any benefit under this Plan.

(c)	The value of any distribution from an Account shall be determined as of the Valuation Date on which funds are withdrawn from an Account for payment to the Participant (or Beneficiary or Alternate Payee, as applicable), or, if information is not yet available for that Valuation Date, the value shall be determined as of the latest Valuation Date preceding the Valuation Date on which funds are withdrawn from the Account for which data on the value of the distribution is available. The date on which funds are withdrawn for payment shall be determined based on administrative rules and practices approved by the Committee.

(d)	A Participant’s Employer shall notify the Committee when a Participant has a Severance From Employment or becomes Disabled.

(1)	A Participant shall notify the Committee of the approximate date on which he or she wishes to receive a distribution (or withdrawal), which will be made in accordance with whichever of the following provisions of the Plan is applicable:

(A)	Section 7.1 (relating to in-service withdrawals after attaining age 59 1⁄2);

(B)	Section 7.3 (relating to hardship withdrawals);

(C)	Section 8.2 (relating to distributions following a Severance From Employment);

(D)	Section 8.3 (relating to distributions following the Participant’s Disability);

(E)	Section 8.8 (relating to distributions of small amounts following Severance From Employment, Disability, or death); or

(F)	Section 8.9 (relating to distributions following a Severance From Employment after attainment of age 70 1⁄2).

(2)	The Participant shall provide the notice described in Section 8.7(d)(1) by informing, using such means as are prescribed by the Committee (which may include providing the notice orally), the person designated by the Committee to receive such notice of the approximate date on which the distribution (or withdrawal) shall be made.

(3)	Except as provided in Section 8.8 (relating to required distributions of small amounts), unless the Participant provides notice to the Committee, in accordance with Section 8.7(d)(1), of the date on which he or she wishes to receive his or her distribution, the value of the vested balance of the Participant’s Account shall not be distributed to him or her until the date required under Section 8.9 (relating to required minimum distributions). Unless Section 8.8 applies (relating to certain immediate distributions of small amounts), before making any distribution requested pursuant to Section 8.7(d)(1) in advance of the date required under Section 8.9, the Committee shall notify the Participant of his or her right to defer the commencement of his or her distribution to the date when distribution must commence pursuant to Section 8.9.

(e)	A Participant’s Employer shall notify the Committee when a Participant has died.

(1)	The Beneficiary shall notify the Committee of the approximate date on which he or she wishes to receive a distribution, in accordance with Section 8.4. The Beneficiary may provide such notice by informing, using such means as are prescribed by the Committee (which may include providing the notice orally), the person designated by the Committee to receive such notice of the approximate date on which the distribution shall be made.

(2)	Except as provided in Section 8.8 (relating to required distributions of small amounts), unless the Beneficiary provides notice to the Committee, in accordance with Section 8.7(e)(1), of the date on which he or she wishes to receive his or her distribution, the value of the vested balance of the Participant’s Account shall not be distributed to the Participant’s Beneficiary until the earliest of

(A)	The date required under Section 8.4(a) if the Participant dies before his or her First Required Distribution Year and Section 8.8 does not apply;

(B)	The date required under Section 8.8 (relating to required distributions of small amounts); or

(C)	The date required under Section 8.9(h), if the Participant dies on or after the commencement of his or her First Required Distribution Year.

(f)	When the Participant or Beneficiary provides notice to the Committee, in accordance with Section 8.7(d)(1) or Section 8.7(e)(1) (as applicable), that he wishes to receive a distribution (or withdrawal), or when the Committee determines that a distribution shall be made to the Participant, in accordance with Section 8.7(d)(3) or 8.7(e)(2), then the Committee shall provide to the Participant or Beneficiary whichever of the notices is required at that time under Section 8.7(d)(3) (relating to the right of a Participant to defer commencement of his or her distribution), Section 8.7(e)(2) (relating to the right of the Beneficiary to defer commencement of his or her distribution) or Section 8.10(f) (relating to the right to elect a direct rollover) (collectively, the “Distribution Notices”). Before making a distribution to an Alternate Payee in accordance with a Qualified Domestic Relations Order, the Committee shall provide the notice required under Section 8.10(f) (relating to the right to elect a direct rollover) to the Alternate Payee, if the Alternate Payee is entitled to elect a direct rollover in accordance with Section 8.9(a).

(1)	The Committee shall provide the applicable Distribution Notices in writing to the Participant, Beneficiary, or Alternate Payee, as applicable (the “Distributee”). The Committee may provide the Distribution Notices by including them with the most recent quarterly statement showing the Participant’s Account balance.

(2)	Except as provided in the next sentence, no distribution or withdrawal for which one of the Distribution Notices is required shall be paid sooner than 30 days after the date on which all of the applicable Distribution Notices are provided. However, a distribution or withdrawal for which one of the Distribution Notices is required may be paid sooner than 30 days after the date on which all of the applicable Distribution Notices are provided, if the Distributee affirmatively consents to a distribution date sooner than 30 days after the date on which all such Distribution Notices are provided. The Distribution Notices shall inform the Distributee that he or she is not required to consent to a distribution date earlier than 30 days after all applicable Distribution Notices have been provided, and that he or she may have a period of at least 30 days after all applicable Distribution Notices have been provided to make a decision about his or her distribution. If a Distributee waives this 30-day period, then his or her distribution may be made no earlier than seven days after the date on which all applicable Distribution Notices have been provided. The Distributee shall provide such consent to such an earlier distribution date by orally informing the person designated by the Committee (or, in the case of a Beneficiary, by designating on the form submitted to the person designated by the Committee) of the Distributee’s consent to the earlier distribution date, in which case, such person shall electronically record such consent. The person designated by the Committee shall provide the Distributee with written confirmation of such consent to the earlier distribution date as soon as reasonably practicable.

(g)	Except as otherwise provided in Section 8.9 (relating to required minimum distributions), if any amount (an “End of Year Contribution”) is allocated to a Participant’s Account (for example, Matching Contributions made pursuant to Section 5.2) after the applicable Distribution Notices have been sent to the Participant or his or her Beneficiary with respect to amounts previously allocated to the Participant’s Account, then distribution of the End of Year Contribution shall be made as follows:

(1)	If the End of Year Contribution is credited to the Participant’s Account before a distribution of the Participant’s Account and no later than 90 days after the applicable Distribution Notices previously were provided, then distribution of the

Participant’s Account, including the End of Year Contribution, shall be made in accordance with applicable provisions of this Article 8 without regard to the fact that the End of Year Contribution was credited after the applicable Distribution Notices were provided. Whether the distribution is subject to Section 8.8 (relating to cash-outs of small amounts) shall be based on the value of the balance of the Account, including any End of Year Contribution, as of the date of distribution. If crediting the End of Year Contribution changes whether the Account is subject to Section 8.8 (relating to cash-outs of small amounts), then a revised Distribution Notice shall be provided reflecting the new value of the Account; and the Participant (or Beneficiary) shall have the distribution rules provided under applicable Sections of the Plan based on the new value of the Account.

(2)	If the End of Year Contribution is credited to the Participant’s Account after a distribution of the Participant’s Account, then distribution of the End of Year Contribution shall be made in accordance with applicable provisions of this Plan, based solely on the value of the Account balance attributable to the End of Year Contribution, without taking into account amounts previously distributed from the Account. Distribution Notices, to the extent applicable, separate from those provided with respect to amounts previously distributed from the Account shall be provided, in accordance with Section 8.6(b), with respect to the Account balance attributable to the End of Year Contribution.

(h)	Unless the participant elects otherwise, distribution to a Participant shall start no later than the date specified in Code Section 401(a)(14) and Treasury Regulation Section 1.401(a)–14. Except as provided in Section 8.8 (relating to cash-outs of small amounts) and Section 8.9 (relating to required minimum distributions), a Former Participant must apply, in accordance with the terms of this Article 8, for benefits to the Committee before his or her Account is distributed to him or her. No amount shall be distributed to a Participant, Beneficiary, or Alternate Payee, including amounts distributable in accordance with Section 8.8 (relating to cash-outs of small amounts) and Section 8.9 (relating to required minimum distributions), until the Committee has determined, in its sole discretion, the following: the identity of the person to whom payment is due under the terms of the Plan; the fact that the person to whom the distribution will be paid is alive; the address to which the payment shall be sent; and other pertinent information required to ensure that payment is made in accordance with the terms of the Plan.

8.8 Small Amounts

(a)	For purposes of this Section 8.8, the distribution provisions of small amounts pursuant to Section 8.8(b) apply unless the provisions of Section 8.8(c) apply (relating to automatic rollovers to individual retirement plans).

(b)	Notwithstanding Sections 8.2, 8.3, and 8.4, if a Participant has a Severance From Employment, becomes Disabled, or dies before the Participant’s First Required Distribution Year, and the sum of the value of the vested balance of the Participant’s Account, subject to the provisions of Section 8.8(b)(1), as of the Valuation Date determined by the Committee after the Participant’s Severance From Employment, Disability, or death, as applicable, is not more than $5,000 (the “$5,000 Threshold Amount”), then the value of the vested balance of his or her Account shall be distributed to the Participant (or his or her Beneficiary) as soon as is administratively practicable after the Participant’s Severance From Employment, Disability, or death (as applicable).

(1)	Solely for purposes of determining the $5,000 Threshold Amount in this Section 8.8, the value of the Participant’s vested Account shall be determined, including the balance of the Rollover Contributions Account and In-Plan Roth Rollover Account.

(2)	If the value of the vested balance of the Participant’s Account does not exceed the $5,000 Threshold Amount, then a distribution shall be made in accordance with this Section 8.8 notwithstanding the fact that at the time of any earlier withdrawal, pursuant to Article 7, or any earlier distribution, pursuant to this Article 8, the value of the vested balance of the Participant’s Account exceeded the $5,000 Threshold Amount.

(c)	For distributions to Participants (but not to Beneficiaries or Alternate Payees), the Plan shall automatically roll over the Participant’s Account to an individual retirement plan within the meaning of Code Section 7701(a)(37) or Roth individual retirement plan within the meaning of Code Section 408A if all of the conditions of this Section 8.8(c) have been met.

(1)	The vested balance of the Participant’s Account as of the Valuation Date as determined by the Committee after the Participant’s Severance From Employment, Disability, or death, as applicable, is

(A)	Not more than the $5,000 Threshold Amount, as determined pursuant to Section 8.8(a); but

(B)	Greater than $1,000.

(2)	The Participant has not affirmatively elected to receive a cash distribution or to roll over the distribution pursuant to Section 8.10 (relating to direct rollovers).

(3)	An individual retirement plan provider selected by the Committee pursuant to Sections 8.8(c)–(d) will establish an individual retirement plan on behalf of the Participant.

(d)	For purposes of the automatic rollovers to an individual retirement plan pursuant to Section 8.8(c), the Committee shall enter into a written agreement with an individual retirement plan provider to roll over Participants’ Accounts to investments designed to protect principal and provide a reasonable rate of return, consistent with liquidity. The actions by the Committee under Sections 8.8(c)–(c) are intended to comply with Code Section 401(a)(31)(B) and shall fulfill the fiduciary safe harbor requirements provided under Department of Labor Regulation Section 2550.404a–2.

(e)	If the Former Participant returns to employment with an Employer or a Controlled Group Member before payment is made to the Participant or the individual retirement plan provider pursuant to this Section 8.8, then no payment shall be made, pursuant to this Section 8.8, on account of the prior Severance From Employment or Disability.

8.9 Required Minimum Distributions

(a)	Notwithstanding any other provisions of this Plan, distributions shall be made to a Participant, Alternate Payee, or Beneficiary in at least the amounts specified in this Section 8.9, Code Section 401(a)(9), applicable Treasury Regulations, and other guidance.

(1)	Rules applicable to required minimum distributions for Participants who are not Five-Percent Owners are found in Section 8.9(b).

(2)	Rules applicable to required minimum distributions for Five-Percent Owners are found in Sections 8.9(c)–(f).

(3)	Rules applicable to all Participants are found in Sections 8.9(g)–(k).

(b)	For required minimum distributions made on or after April 1, 2006, if a Participant is not a Five-Percent Owner, then the entire vested balance of the Participant’s Account shall be distributed to the Participant no later than the Participant’s Required Beginning Date.

(c)	The “Base Amount” for a Required Distribution Year is the Account value used to determine the amount that will be distributed to a Five-Percent Owner for that Required Distribution Year. The Base Amount for a Required Distribution Year is determined by reference to the value of the Five-Percent Owner’s Account in the Plan Year immediately preceding the Required Distribution Year (the “Valuation Year”). The Base Amount for a Required Distribution Year shall be equal to the amount in Section 8.9(c)(1) minus the amount in Section 8.9(c)(2).

(1)	The amount in this Section 8.9(c)(1) is equal to the sum of the following amounts:

(A)	The value of the balance of the Five-Percent Owner’s Account (including the nonvested portion of the Account), as of the last Valuation Date of the Valuation Year, but not including any contributions (other than Rollover Contributions) allocated as of a date within the Valuation Year, but contributed to the Trust Fund after the last day of the Valuation Year;

(B)	The value, as of the date received by this Plan, of any Rollover Contributions distributed by another plan in the Valuation Year, that are credited to a Five-Percent Owner’s Account after the last Valuation Date of the Valuation Year; and

(C)	The value, as of the date received by this Plan, of any amount transferred out of another Plan (whether by way of a plan to plan transfer, spin-off, merger, or consolidation) during the Valuation Year that is credited to the Five-Percent Owner’s Account under this Plan after the last Valuation Date of the Plan Year.

(2)	The amount in this Section 8.9(c)(2) is equal to the sum of the following amounts:

(A)	Amounts withdrawn or distributed from the Five-Percent Owner’s Account during the Valuation Year, but after the last Valuation Date of the Valuation Year; and

(B)	Amounts transferred from the Five-Percent Owner’s Account to another plan (whether by way of a plan to plan transfer, spin-off, merger, or consolidation) during the Valuation Year, but after the last Valuation Date of the Valuation Year.

(d)	If a Five-Percent Owner is alive on his or her Required Beginning Date and has not yet retired, as determined in accordance with Code Section 401(a)(9)(C)(i)(II), then the following amounts shall be distributed for each Required Distribution Year through the Required Distribution Year in which the Five-Percent Owner retires:

(1)	A distribution for the First Required Distribution Year, in the amount provided in Section 8.9(d)(3), shall be made to the Five-Percent Owner, no later than the Five-Percent Owner’s Required Beginning Date.

(2)	If a Five-Percent Owner is alive on or after the first day of any Required Distribution Year beginning after the First Required Distribution Year, then a distribution shall be made for that Required Distribution Year, in the amount provided in Section 8.9(d)(3), by the last day of that Required Distribution Year. If the Five-Percent Owner is alive at the time that the distribution for the Required Distribution Year is made, then the distribution shall be made to the Five-Percent Owner. If the Five-Percent Owner is not alive at the time that the distribution for a Required Distribution Year would be made, then the distribution for that Required Distribution Year shall be made to the Five-Percent Owner’s Beneficiary.

(3)	The amount that shall be distributed to a Five-Percent Owner for a Required Distribution Year shall be equal to the Base Amount for that Required Distribution Year divided by the distribution period for that Required Distribution Year determined using the uniform lifetime table in Treasury Regulation Section 1.401(a)(9)–9 Q&A 2 (or such other table as is prescribed for use in its place). The Five-Percent Owner’s distribution period for a Required Distribution Year shall be determined based on the Five-Percent Owner’s age, as of his or her birthday during the Required Distribution Year, and shall be recalculated for each later Required Distribution Year. If the Five-Percent Owner dies during the Required Distribution Year, then the Five-Percent Owner’s distribution period for that Required Distribution Year shall be determined using the age that the Five- Percent Owner would have attained had the Five-Percent Owner lived through the last day of that Required Distribution Year.

(e)	At any time on or after the Required Beginning Date, a Five-Percent Owner may elect a withdrawal from his or her Account, under the terms of Sections 7.1 through 7.3, and may elect to have the value of the remaining vested balance of the Five-Percent Owner’s Account distributed in a single lump sum payment.

(f)	An amount paid from the Plan to a Five-Percent Owner (or Beneficiary) shall be treated as distributed for a Required Distribution Year in satisfaction of the requirements of this Section 8.9 and Code Section 401(a)(9), as follows:

(1)	All amounts withdrawn or distributed on or after the first day of the First Required Distribution Year and before the Required Beginning Date shall be counted towards the amount required to be distributed for the First Required Distribution Year.

(2)	All amounts withdrawn or distributed on or after the Required Beginning Date and not later than the last day of the Second Required Distribution Year shall be counted towards the amount required to be distributed for the Second Required Distribution Year.

(3)	For any Required Distribution Year after the Second Required Distribution Year, all amounts withdrawn or distributed during that Required Distribution Year shall be counted towards the amount required to be distributed for that Required Distribution Year.

(4)	Notwithstanding Section 8.9(f)(1)–(3), the following corrective distributions shall not be counted towards the amount that is distributed to a Participant or Beneficiary in satisfaction of the requirements of this Section 8.9 and Code Section 401(a)(9):

(A)	Distributions of pre-tax 401(k) Contributions or Roth Contributions, made in accordance with Section 6.1 and Code Section 402(g)(2), to correct violations of the annual dollar limit on pre-tax 401(k) Contributions and Roth Contributions.

(B)	Distributions of pre-tax 401(k) Contributions or Roth Contributions, made in accordance with Section 6.5(b) and Code Section 401(k)(8), to correct violations of the ADP Test.

(C)	Distributions of Matching Contributions, made in accordance with Section 6.5(d) and Code Section 401(m)(6), to correct violations of the ACP Test.

(D)	Distributions of pre-tax 401(k) Contributions or Roth Contributions made in accordance with Section 6.3 and Treasury Regulation Section 1.415- 6(b)(6)(iv), to correct violations of the Code Section 415 limits.

(E)	Deemed distributions made in accordance with Section 7.4 and Code Section 72(p). However, loan offset distributions described in Section 7.4 that are made to a Participant who has Severed From Employment shall be counted towards the amount required to be distributed for the applicable Required Distribution Year.

(F)	Other amounts described in Treasury Regulation Section 1.401(a)(9)–5 Q&A 9(b).

(g)	If a Participant dies before his or her Required Beginning Date, then distributions to the Participant’s Beneficiary shall be made in accordance with Section 8.4.

(h)	If a Participant dies on or after his or her Required Beginning Date, then the value of the entire vested balance of the Participant’s Account shall be distributed to the Participant’s Beneficiary as soon as is practicable.

(i)	The minimum amount required to be distributed under this Section 8.9 is computed by reference to the Base Amount described in Section 8.9(c), which includes the nonvested portion of a Participant’s Account. However, no amount is required to be distributed from this Plan, pursuant to this Section 8.9, from the nonvested balance of the Participant’s Account under this Plan.

(1)	If the total amount that otherwise would be required to be distributed to a Participant for a Required Distribution Year, taking into account the nonvested portion of the Participant’s Account (the “Nominal Required Distribution”), is more than the value of the vested balance of the Participant’s Account at the time that the distribution must be made with respect to that Required Distribution Year, then only the value of the vested balance of the Participant’s Account, at the time that a distribution is required for the Required Distribution Year, shall be distributed to the Participant for that Required Distribution Year. For purposes of the preceding sentence, the vested balance of the Participant’s Account shall not include any amounts contributed after the deadline for the distribution and allocated as of a date on or before the date of the distribution.

(2)	The difference between the Nominal Required Distribution for a Required Distribution Year and the amount that is actually distributed to the Participant for the Required Distribution Year, in accordance with Section 8.9(i)(1), shall be referred to as the “Minimum Distribution Shortage” for that Required Distribution Year. The Minimum Distribution Shortage for a Required Distribution Year shall be carried forward (without interest) and added to the Nominal Required Distribution computed for the next Required Distribution Year and successive Required Distribution Years until distributed or forfeited. Thus, subject to further applications of this Section 8.9(i) in later Required Distribution Years, the minimum amount that shall be distributed for a later Required Distribution Year shall be the sum of

(A)	The Nominal Required Distribution for that later Required Distribution Year; and

(B)	The sum of the Minimum Distribution Shortages for earlier Required Distribution Years to the extent not distributed in an earlier Required Distribution Year or forfeited.

(j)	The following rules shall apply with respect to amounts payable to an Alternate Payee pursuant to a Qualified Domestic Relations Order.

(1)	If the Committee is reviewing a domestic relations order to determine whether a portion of a Participant’s Account is payable to an Alternate Payee pursuant to a Qualified Domestic Relations Order, then no portion of the amount that the putative Alternate Payee claims is payable to him or her is required to be distributed pursuant to this Section 8.9. If a portion of the amount otherwise required, under this Section 8.9, to be distributed to the Participant (or a Beneficiary) with respect to a Required Distribution Year is not paid on account of the preceding sentence, then that amount shall be treated in the same manner as is provided in Section 8.9(i) for a Minimum Distribution Shortage described in Section 8.9(i)(2).

(2)	If a Qualified Domestic Relations Order does not provide that a portion of the Participant’s Account be segregated for the Alternate Payee and instead that distributions be made to the Alternate Payee from the Participant’s Account, then the amount required to be distributed in accordance with this Section 8.9 shall be determined without regard to the Alternate Payee’s interest in the Account. Any portion of a distribution that is paid to the Alternate Payee, instead of the Participant, shall count towards the amount required to be distributed to the Participant.

(3)	The following rules shall apply if a Qualified Domestic Relations Order provides that all or a portion of the Participant’s Account be segregated for the benefit of the Alternate Payee.

(A)	Distributions shall be made to a Participant, in accordance with this Section 8.9, without taking into account any amount allocated to the account of the Alternate Payee and shall be based solely on the value of the Participant’s Account and the Participant’s age.

(B)	If a Participant is alive on his or her Required Beginning Date, then distribution of the entire balance of the Alternate Payee’s Account shall be made to the Alternate Payee (or the Alternate Payee’s Beneficiary) no later than the Participant’s Required Beginning Date.

(C)	If a Participant dies before the Participant’s Required Beginning Date, then by the last day of the Plan Year that includes the fifth anniversary of the date of death of the Participant, the value of the entire vested balance of the account established for the Alternate Payee shall be distributed to the Alternate Payee (or the Alternate Payee’s Beneficiary).

(D)	To the extent permitted under the terms of a Qualified Domestic Relations Order, at any time the Alternate Payee (or the Alternate Payee’s Beneficiary) may elect to have the value of the remaining vested balance of the Alternate Payee’s account distributed in a single lump sum payment.

(E)	The amount distributed from the Participant’s Account shall not count towards the amount required to be distributed from the Alternate Payee’s account and vice versa.

(k)	The following rules shall apply for purposes of determining the amount of any payment to a Participant (or Beneficiary) that is treated, under Section 8.10 (relating to the amount eligible for a direct rollover) and Code Section 402(c)(4)(B), as a distribution required under Code Section 401(a)(9). The same rules shall apply for such determinations for payments to Alternate Payees and their Beneficiaries.

(1)	If the amount withdrawn by, or distributed to, a Participant (or Beneficiary) for a Required Distribution Year exceeds the amount required to be distributed to that Five-Percent Owner under this Section 8.9, then any amounts paid that exceed the amount required under this Section 8.9 for a Required Distribution Year shall not be treated as required to be distributed pursuant to this Section 8.9 and Code Section 401(a)(9). The first amounts withdrawn by, or distributed to, the Participant for a Required Distribution Year, up to the amount required to be distributed for that Required Distribution Year under this Section 8.9, shall be treated as the amount required to be distributed for that Required Distribution Year under this Section 8.9 and Code Section 401(a)(9).

(2)	If for any Required Distribution Year the amount distributed to a Participant’s Beneficiary exceeds the amount required to be distributed to that Beneficiary under this Section 8.9, then any amounts paid that exceed the amount required to be distributed to the Beneficiary under this Section 8.9 for that Required Distribution Year shall not be treated as required to be distributed pursuant to this Section 8.9 and Code Section 401(a)(9). The first amounts distributed to a Beneficiary for these Required Distribution Years, up to the amount required to be distributed for the Required Distribution Year under this Section 8.9, shall be treated as the amount required to be distributed for that Required Distribution Year under this Section 8.9 and Code Section 401(a)(9).

(l)	Notwithstanding Sections 8.9(a)—(k) of the Plan, a Participant (or Beneficiary) who would have been required to receive required minimum distributions for 2009 but for the enactment of Code Section 401(a)(9)(H) of the Code (“2009 Required Minimum Distributions”), and who would have satisfied that requirement by receiving distributions that are (1) equal to the 2009 Required Minimum Distributions or (2) one or more payments in a series of substantially equal distributions (that include the 2009 Required Minimum Distributions) made at least annually and expected to last for the life (or life expectancy) of the Participant, the joint lives (or joint life expectancy) of the Participant and the Participant’s designated Beneficiary, or for a period at least 10 years (“Extended 2009 Required Minimum Distributions”), will not receive those distributions for 2009 unless the Participant or Beneficiary chooses to receive such distributions. Participants and Beneficiaries described in the preceding sentence will be given the opportunity to elect to receive the distributions described in the preceding sentence. In addition, notwithstanding Section 8.10 of the Plan, and solely for purposes of applying the direct rollover provisions of the Plan, a direct rollover will be offered only for distributions that would be eligible rollover distributions without regard to Code Section 401(a)(9)(H).

8.10 Direct Rollovers

(a)	A Distributee may elect to make a direct rollover, in accordance with the provisions of this Section 8.10 and Code Sections 401(a)(31) and 402(c), of an Eligible Rollover Distribution to an Eligible Retirement Plan.

(b)	Any amount paid from this Plan to a Distributee (whether as a withdrawal, distribution, or payment pursuant to a Qualified Domestic Relations Order) shall be an “Eligible Rollover Distribution” unless one of the following applies:

(1)	It is the amount distributed to the Participant (or an Alternate Payee), in his or her First Required Distribution Year or a later Plan Year or to a Beneficiary, that is required to be distributed to the Participant, Alternate Payee, or Beneficiary pursuant to Section 8.9 and Code Section 401(a)(9). The portion that is required to be distributed pursuant to these provisions is specified in Section 8.9.

(2)	It would (if it were not directly rolled over pursuant to this Section 8.10) not be includible in income, for federal income tax purposes, when distributed to the Participant or Beneficiary, provided, however, that a portion of a distribution shall not fail to be an Eligible Rollover Distribution merely because the portion consists of after-tax contributions or other amounts that are not includible in gross income for federal income tax purposes except that such after-tax contribution portion may be transferred only to the following:

(A)	An individual retirement account or annuity described in Code Section 408(a) or (b) (other than an endowment contract); or

(B)	A qualified defined contribution plan described in Code Section 401(a) or 403(a) that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includable in gross income and the portion of such distribution which is not so includable.

(3)	It is paid as a hardship withdrawal, made pursuant to Section 7.3, regardless of the account from which the hardship withdrawal is paid.

(4)	It is part of any loan that is treated as a deemed distribution pursuant to Code Section 72(p).

(5)	It does not meet the requirements of Code Section 402(c)(4).

(c)	Each of the following persons is a “Distributee” who may elect a direct rollover of an Eligible Rollover Distribution payable to the Distributee:

(1)	The Participant;

(2)	The Participant’s Beneficiary, if the Beneficiary was married to the Participant on the date of his or her death; or

(3)	An Alternate Payee, if that person is the current or former Spouse of the Participant.

(4)	Effective for Plan Years beginning on and after January 1, 2008, any Beneficiary or Alternate Payee, even if that person is not the current or former Spouse of the Participant.

(d)	An “Eligible Retirement Plan” is an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b), an annuity plan described in Code Section 403(a), or a qualified trust described in Code Section 401(a) that accepts the Distributee’s Eligible Rollover Distribution. Effective for distributions made after December 31, 2001, an “Eligible Retirement Plan” shall also include an annuity contract described in Code Section 403(b) of the Code and an eligible plan under Code Section 457(b) which is maintained by a state, a political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan. Notwithstanding the foregoing, if a Distributee is a Beneficiary who was not married to the Participant on the date of the Participant’s death or an Alternate Payee who is not a current or former Spouse of the Participant, an Eligible Retirement Plan is an individual retirement Account described in Code Section 408(a) or an individual retirement annuity described in Code Section 408(b). Effective January 1, 2008, Eligible Retirement Plan shall include a Roth IRA for a Distributee who is otherwise eligible to contribute to a Roth IRA.

(e)	A direct rollover of a distribution from a Roth Contributions Account under the Plan will only be made to another Roth account under an applicable retirement plan described in Code Section 402A(e)(1) of the Code or to a Roth IRA described in Code Section 408A, and only to the extent the rollover is permitted under the rules of Code Section 402(c).

(f)	No amount shall be directly rolled over pursuant to this Section 8.10 unless and until it would otherwise be paid in cash to the Distributee, and all consents and elections required to make the payment have been obtained.

(g)	The Committee shall provide notice to each Distributee who will receive an Eligible Rollover Distribution of the Distributee’s right to elect to receive the Eligible Rollover Distribution by having it directly rolled over.

(1)

The Committee shall notify the Distributee at least 30 but no more than 90 days before the date on which payment of the Distributee’s benefit would begin, if the Participant were to provide the consent required under Section 8.7(d) (relating to commencing a distribution before the Participant has attained age 70 1⁄2), of the Distributee’s right

(A)	To directly roll over the Eligible Rollover Distribution to an Eligible Retirement Plan; and

(B)	To receive notice of the right to make a direct rollover at least 30 days before the date on which the Eligible Rollover Distribution would otherwise be paid to the Distributee.

(2)	The Distributee may elect, if administratively feasible, that the Eligible Rollover Distribution may be directly rolled over sooner than 30 days from the date on which the Participant received notice, pursuant to Section 8.10(f)(1), of his or her right to elect a direct rollover.

(h)	The Distributee shall notify the Committee in such manner as the Committee shall prescribe and by such deadline as the Committee shall prescribe, whether or not he or she wishes to have any part of the Eligible Rollover Distribution directly rolled over. If the Distributee fails to elect a direct rollover by the deadline established by the Committee, then the entire amount of the Eligible Rollover Distribution shall be paid in cash.

(i)	A Distributee may elect to directly roll over the entire amount of the Eligible Rollover Distribution.

(j)	Alternatively, the Distributee may elect to directly roll over a portion, rather than the entire Eligible Rollover Distribution. The Distributee shall specify (in accordance with rules established by the Committee) the portion of the Eligible Rollover Distribution that shall be directly rolled over.

(k)	If only a portion of the amount that otherwise would be paid to the Distributee is an Eligible Rollover Distribution, then the Distributee may only elect to make a direct rollover of the portion of the payment that is an Eligible Rollover Distribution, and the remainder of the amount shall be paid in cash to the Distributee.

(l)	A Distributee may only request that a direct rollover from this Plan be made to a single Eligible Retirement Plan.

(m)	No amount will be directly rolled over pursuant to this Section 8.10 unless the Distributee provides the Committee, by such deadline as the Committee shall prescribe, such information as it shall require

(1)	To determine that the amount directly rolled over will be received by an Eligible Retirement Plan that will accept the direct rollover; and

(2)	To make the direct rollover and make such reports and keep such records as are required under applicable law.

The Committee may rely on all such information provided by the Distributee and shall not be required to verify any such information.

(n)	The Committee shall select the manner in which to make the direct rollover. The Committee may instruct that the direct rollover be made by delivering to the Distributee a check made payable to the Eligible Retirement Plan.

(o)	Any amount directly rolled over in accordance with this Section 8.10 shall be a withdrawal, distribution, or payment pursuant to a Qualified Domestic Relations Order (as applicable) from this Plan, and shall discharge any liability to the Distributee under this Plan to the same extent as a payment in cash.

8.11 Source of Benefit Payments

All benefits payable under this Plan shall be paid solely from the Trust Fund. The Employers shall have no liability or responsibility for benefits other than to make contributions to the Trust Fund, as provided in Article 4 and Article 5 and to carry out other administrative responsibilities described in this Plan.

Article 9.Plan Investments and Investment Elections

9.1 Investment Funds

(a)	The Committee shall arrange for the establishment of three or more Investment Funds within the Trust Fund. The Committee may change the Investment Funds from time to time in its discretion, with the exception of the Watson Common Stock Fund. Such Investment Funds may be regulated investment companies, other types of pooled funds, or individual investment accounts. The Committee shall be the fiduciary responsible for selecting the Investment Funds for the Plan.

(b)	Notwithstanding the provisions of this Section 9.1, the Watson Stock Fund shall be an investment fund for the investment of assets of the Plan within the Trust Fund. The Watson Stock Fund may only be removed from the Trust Fund as an Investment Fund under the following circumstances:

(1)	The Company, by action of an officer, in its settlor capacity removes the Watson Stock Fund as an Investment Fund under the Plan.

(2)	A third party fiduciary, if one is appointed pursuant to Section 9.10(e), removes the Watson Stock Fund as an Investment Fund under the Plan.

(c)	Except as otherwise provided in this Article 9, all contributions allocated to an Account shall be invested in one or more of the Investment Funds, in accordance with the Investment Elections of the Participant or Alternate Payee or, after the death of the Participant, the Participant’s Beneficiary, as applicable.

9.2 Investment Elections

All Investment Elections by a Participant, Beneficiary, or Alternate Payee (including changes in prior Investment Elections, as permitted under Section 9.4) shall be made in such manner and by such dates as the Committee shall require. The Committee may adopt rules and specify procedures for making Investment Elections, including rules and procedures intended to ensure that all Investment Elections are made in accordance with the requirements of ERISA Section 404(c). Investment Elections (including changes in Investment Elections pursuant to Section 9.4) shall become effective in accordance with rules established by the Committee.

9.3 Initial Investment Election

(a)	A Participant shall submit an Investment Election directing the investment of 100 percent of all amounts that shall be allocated to his or her Account at the earliest of the times when the Participant

(1)	Submits his or her first Compensation Deferral Agreement, pursuant to Section 4.1;

(2)	Submits his or her first Roth Deferral Agreement, pursuant to Section 4.2;

(3)	Elects to make a Rollover Contribution, pursuant to Section 4.9; or

(4)	Elects to make an In-Plan Roth Rollover, pursuant to Section 4.10.

(b)

Except as otherwise provided by the Plan, until the Participant submits such an Investment Election, the Participant’s Compensation Deferral Agreement or Roth Deferral Agreement shall not become effective, and the Participant’s request to make a

Rollover Contribution shall not be accepted. This provision shall not apply to deemed Compensation Deferral Agreements entered into pursuant to Section 4.3.

(c)	If an amount is allocated to a Participant’s Account and the Participant has not submitted an Investment Election by the deadline specified by the Committee, then the Participant shall be deemed to have made an Investment Election directing that 100 percent of all amounts that shall be allocated to the Participant’s Account shall be invested in the Specified Investment Fund. The Participant’s Account shall be invested entirely in the Specified Investment Fund until the Participant (or his or her Beneficiary or an Alternate Payee) changes the Participant’s deemed Investment Election pursuant to Section 9.4.

(d)	If a Participant who has entered into a deemed Compensation Deferral Agreement pursuant to Section 4.3 does not make an Investment Election by the deadline specified by the Committee, then the Participant shall be deemed to have made an Investment Election directing that 100 percent of all amounts that shall be allocated to the Participant’s Account shall be invested in the Specified Investment Fund. The Participant’s Account shall be invested entirely in the Specified Investment Fund until the Participant (or his or her Beneficiary or an Alternate Payee) changes the Participant’s deemed Investment Election pursuant to Section 9.4. For Plan Years beginning on and after January 1, 2008, the Specified Investment Fund shall constitute a qualified default investment alternative as described in Department of Labor Regulation Section 2550.404c-5 and the Committee shall take such action as necessary to ensure that the Specified Investment Fund satisfies the requirements set forth in Department of Labor Regulation Section 2550.404c-5, including notifying Active Participants about the qualified default investment alternative.

9.4 Changes in Investment Elections

(a)	A Participant’s Investment Election shall remain effective until changed by a later Investment Election by the Participant (or the Beneficiary or Alternate Payee).

(b)	When the Participant (or the Beneficiary or Alternate Payee) elects a change in a prior Investment Election, the Participant (or the Beneficiary or Alternate Payee) may make a separate Investment Election with respect to all amounts credited to each of his or her subaccounts as of the date on which the Investment Election will become effective (“Existing Contributions”) and all amounts (if any) that will be credited to all of his or her subaccounts as of a date after the date on which the Investment Election will become effective (“Future Contributions”). If a Participant (or the Beneficiary or Alternate Payee) elects a change in the investment of Existing but not Future Contributions (or Future but not Existing Contributions), then his or her prior election with respect to Future (or Existing) Contributions shall remain effective. The changed Investment Election (together with the unchanged portion of a prior election) must direct the investment of 100 percent of the amounts that have been and will be allocated to an Account.

(c)	A Participant (or the Beneficiary or Alternate Payee) may elect a change in the investment of Existing Contributions at any time.

(1)

Generally, such a change shall be implemented as follows. If the change is received before a deadline on that day that is established pursuant to rules approved by the Committee, then the change shall be implemented on the same day on which the change is received. If the change is received after the deadline, then it shall be implemented on the day after the day on which the change is received.

(2)	However, notwithstanding Section 9.4(c)(1), a change will not be implemented on days that the New York Stock Exchange is not open for trading. In addition, if it is not practicable to implement the change on the date specified in Section 9.4(c)(1), then the change shall be implemented as soon as is practicable after the investment change is received.

(d)	A Participant (or the Beneficiary or Alternate Payee) may elect a change in the investment of Future Contributions at any time. The change shall be implemented with respect to any contributions received by the Plan on or after the date on which the election change is received.

9.5 Special Rules

(a)	If a Former Participant does not elect an immediate distribution of the value of his or her vested Account balance, then the Former Participant’s Account shall continue to be invested in accordance with the Former Participant’s Investment Elections.

(b)	If a Participant, Beneficiary, or Alternate Payee dies, his or her Account shall continue to be invested, in accordance with the Investment Election in effect immediately before his or her death, until the Beneficiary directs otherwise. After the death of the Participant, the Beneficiary, or Alternate Payee (as applicable), the Beneficiary may make an Investment Election directing the investment of the Participant’s Account.

(c)	If any portion of an Account is segregated, under procedures established pursuant to Section 15.3(b), while the Committee determines whether it is a Qualified Domestic Relations Order, the segregated portion of the Account shall continue to be invested in accordance with the Participant’s Investment Elections, including any Investment Elections made after the portion of the Account is segregated.

(d)	As soon as is practicable after the Committee determines that any portion of an Account will be held for the benefit of an Alternate Payee, pursuant to a domestic relations order that the Committee has determined to be a Qualified Domestic Relations Order, then the portion of the Account held for the benefit of the Alternate Payee shall be invested in accordance with Investment Elections made by the Alternate Payee. The remaining portion of the Participant’s Account shall continue to be invested in accordance with the Participant’s (or Beneficiary’s, as applicable) Investment Elections.

(e)	If a Participant does not submit an Investment Election form before the date as of which Profit Sharing Contributions, QNEC Contributions, QMAC Contributions, or pre-tax 401(k) Contributions related to the deemed Compensation Deferral Agreements pursuant to Section 4.3 are allocated to his or her Account, then the Participant shall be deemed to have elected that his or her entire Account be invested in the Specified Investment Fund. The Participant may change his or her deemed Investment Election in accordance with Section 9.4.

(f)

The Committee may impose reasonable restrictions on the Investment Elections of Participants (or Beneficiaries or Alternate Payees), such as restrictions on the frequency with which that person is able to transfer funds from one Investment Fund to another, if the Committee determines that the restrictions are necessary to comply with applicable law (e.g., securities laws), necessary to comply with rules imposed by an

Investment Fund (e.g., restrictions by an Investment Fund intended to prevent market timing), necessary to prevent an Investment Fund from refusing to accept funds from this Plan, appropriate to prevent decreases in the value of the Investment Fund for other Participants (or Beneficiaries or Alternate Payees), or for other similar reasons. Notwithstanding the above, any restrictions on the Specified Investment Fund shall be in compliance with the rules for qualified default investment alternatives set forth in Department of Labor Regulation Section 2550.404c-5.

9.6 Transfer of Assets

(a)	The Company shall direct the Trustee to transfer monies or other property between Investment Funds as soon as is practicable after each date on which Participants, Beneficiaries, and Alternate Payees may make Investment Elections (and such other dates as required under Section 9.5), and to the extent required to carry out the aggregate transfer transactions as of such date after the necessary entries have been made in the Accounts and offsetting transfer elections have been reconciled, in accordance with uniform rules therefore established by the Committee. The Committee shall be the fiduciary that is responsible for complying with all Investment Elections by Participants, Beneficiaries, and Alternate Payees.

(b)	In its discretion, the Committee may decline to comply with an Investment Election if the Committee believes that complying with the Investment Election would

(1)	Result in a prohibited transaction, within the meaning of ERISA Section 406 or Code Section 4975;

(2)	Generate income taxable to the Plan;

(3)	Not be in accordance with the terms of the Plan or any Trust Agreement;

(4)	Jeopardize the tax-qualified status of the Plan under the Code; or

(5)	Result in compliance with an instruction described in Department of Labor Regulation Section 2550.404c–1(d)(2)(ii).

9.7 Valuation Adjustments

As of each Valuation Date, the Committee shall adjust upward or downward the net balances in the Accounts of Participants (or their Beneficiaries or Alternate Payees) in the respective Investment Funds in proportion to the Account balances of each such Participant (or Beneficiary or Alternate Payee) in each Investment Fund. The net balances in an Investment Fund of all such Participants (and their Beneficiaries and Alternate Payees) as of a Valuation Date shall equal the net value of that Investment Fund as of that Valuation Date. The Committee shall adopt rules for determining the net value of an Investment Fund by adjusting the fair market value of assets (as reported by the Trustee) by subtracting any expenses, withdrawals, distributions, and transfers chargeable to that Investment Fund that have been incurred but not yet paid and adding any contributions and loan repayments that will be received by that Investment Fund. All determinations made by the Trustee with respect to fair market values and determinations of the Committee concerning net value shall be made in accordance with generally accepted principles of trust accounting, and such determinations, when made by the Trustee and the Committee, shall be conclusive and binding upon all persons having an interest under the Plan.

9.8 Information to Participants

The Committee shall furnish timely information to Participants, Beneficiaries, and Alternate Payees making Investment Elections concerning the procedures for Investment Elections and the nature of the Investment Funds offered under the Plan. The Committee shall provide and make available such information as it determines is required by ERISA Section 404(c) and the regulations issued thereunder and shall be the fiduciary responsible for making such disclosures. Neither the Company, the Employers, the Committee, nor any other person shall have any responsibility to provide investment advice to any Participant, Beneficiary, or Alternate Payee.

9.9 Investment Risk

The Plan is intended to constitute a plan described in ERISA Section 404(c) and Department of Labor Regulation Section 2550.404c–1 and will be administered in accordance with the requirements for such a plan. Participants, Beneficiaries, and Alternate Payees shall assume all risks in connection with any decrease in the value of any assets or funds that may be invested or reinvested in the Investment Funds. Neither the Company, any Employer, any employee or director of any Employer or the Company, the Committee, any member of the Committee, or any fiduciary with respect to the Plan shall be liable to any Participant, Beneficiary, or Alternate Payee with respect to the Participant’s, Beneficiary’s, or Alternate Payee’s Investment Elections, including (without limitation) any losses that are the direct and necessary result of Investment Elections made by the Participant, Beneficiary, or Alternate Payee and including any investment of his or her Account that is made if the Participant, Beneficiary, or Alternate Payee fails to make an affirmative Investment Election.

9.10 The Watson Stock Fund

(a)	The Plan may acquire and hold Watson Common Stock. Participants, other than officers of the Company subject to Section 16(b) of the Securities and Exchange Act of 1934, may elect to invest amounts held in their Account in the Watson Common Stock Fund established by the Company, subject to the restrictions and administrative procedures imposed by the Committee, pursuant to its discretionary authority to administer and interpret the Plan.

(b)	All acquisitions and divestitures of Watson Common Stock by the Watson Common Stock Fund will be effected at the prevailing market price.

(c)	Participants, Beneficiaries, and Alternate Payees may direct voting of the shares of Watson Common Stock held in their respective Watson Common Stock Fund subaccount. The Trustee will vote such shares in accordance with the directions of Participants, Beneficiaries, and Alternate Payees as communicated in writing to the Trustee.

Participants, Beneficiaries, and Alternate Payees will be notified by the Trustee of each occasion for the exercise of voting rights, within a reasonable amount of time before those voting rights are to be exercised. Notification will include all proxy statements and other information distributed by the Company to shareholders, generally, regarding voting rights.

To the extent that a Participant, Beneficiaries, and Alternate Payees do not direct the Trustee, in whole or in part, as to the exercise of voting rights with respect to any Watson Common Stock held by the Participant in his or her Account, those shares will not be voted by the Trustee.

(d)	Subject to Section 9.10(d)(3) below, if the Trustee receives a tender offer to buy Watson Common Stock held by the Trustee, a Participant, Beneficiary, or Alternate Payee may direct tender of the shares of Watson Common Stock held in his or her Account. The Trustee will tender such shares in accordance with the directions of the Participant, Beneficiaries, and Alternate Payees, as communicated in writing to the Trustee.

(1)	All Participants, Beneficiaries, and Alternate Payees entitled to tender Watson Common Stock held in their Accounts will be so notified by the Trustee within a reasonable time before the right to tender is to be exercised. Notification will include information received by the Trustee as shareholder, or distributed by the Company to shareholders, generally, regarding their right to tender.

(2)	To the extent that a Participant, Beneficiary, or Alternate Payee fails to direct the Trustee, in whole or in part, to tender Watson Common Stock held in his or her Account, those shares will not be tendered.

(3)	The Trustee will not permit Participants, Beneficiaries, or Alternate Payees to direct the tender of Watson Common Stock, to the extent that the receipt or holding of the property offered in exchange for the shares would violate any applicable law, including ERISA. The Committee will make investment decisions regarding non-cash property received by the Watson Common Stock Fund as a result of a tender.

(e)	As soon as reasonably practicable after January 1, 2006, as authorized by Section 11.6, the Committee shall appoint a third party administrator to serve as a named plan fiduciary with regard to the Watson Common Stock Fund. The third party administrator shall have the sole responsibility for administration of the Watson Common Stock Fund and serve as the administrator of that portion of the Plan within the meaning of Code Section 414(g) and ERISA Section 3(16)(A). The third party administrator is subject to all the rules and responsibilities contained in Section 11.10 with respect to the Watson Common Stock Fund. The Company by action of an officer may remove the third party administrator, or the third party administrator may deliver its resignation to the Company, consistent with the terms of any applicable agreement between the Company and such third party administrator.

The third party administrator shall be vested with the authority and responsibility to direct the Trustee with respect to the Watson Common Stock Fund, so that the third party administrator, and not the Committee, has the sole responsibility for the management of the Watson Common Stock Fund, and, except to the extent otherwise required by applicable law, such authority and responsibility shall relieve the Committee of all duties and responsibilities with respect to the Watson Common Stock Fund. The third party administrator shall have the exclusive authority and responsibility to exercise the following powers:

(1)	To impose any limitation or restriction on the investment of the Plan accounts in the Watson Common Stock Fund;

(2)	To eliminate the Watson Common Stock Fund as an investment option under the Plan and to sell or otherwise dispose of all or any portion of the Watson Common Stock held in the Watson Common Stock Fund;

(3)	To designate an alternative investment fund under the Plan for the investment of any proceeds from any sale or other disposition of Watson Common Stock; and

(4)	To instruct the Trustee of the Plan with respect to the foregoing matters.

(f)	Watson Common Stock received by the Trust as a result of a stock split or stock dividend on Watson Common Stock held in Accounts (if any) will be allocated as of the Valuation Date coinciding with or following the date of such split or dividend, to each person who has such an Account. The amount allocated will bear substantially the same proportion to the total number of shares received as the number of shares in an Account bears to the total number of shares allocated to such Accounts of all Participants, Beneficiaries, and Alternate Payees immediately before the allocation. The shares will be allocated to the nearest thousandth of a share.

(g)	Cash or other property received by the Trust as a result of a dividend payment on Watson Common Stock held in Accounts (if any) will be allocated as of the Valuation Date coinciding with or following the date of such dividend to each person who has such an Account. The amount allocated will bear substantially the same proportion to the total value of the cash or other property received as the number of shares in an Account bears to the total number of shares allocated to such Accounts of all Participants, Beneficiaries, and Alternate Payees immediately before the allocation.

Article 10.Financing

10.1 Trust Fund

All contributions to this Plan shall be applied to the purchase of interests in the Trust Fund. Payments from the Trust Fund shall be made only as directed by the Committee. The Committee shall maintain records disclosing the status of each Participant, Beneficiary, or Alternate Payee who has an interest in each fund under the Plan as of such dates as the Committee shall prescribe (and at least once each Plan Year) and shall advise each such person of the value of such interest.

10.2 Trust Agreement

The Company shall enter into a Trust Agreement appointing the Trustee and establishing the Trust Fund. The Trust Agreement is designated as, and shall constitute, a part of this Plan; and all rights that may accrue to any person under this Plan shall be subject to all the terms and provisions of such Trust Agreement. The Company may modify the Trust Agreement from time to time to accomplish the purpose of the Plan, may replace the Trustee (subject to the terms and conditions of the Trust Agreement), and may appoint a successor Trustee.

Subject to the provisions of Article 9 (relating to Investment Elections), by entering into the Trust Agreement, the Company or Committee, as applicable, shall vest in the Trustee, or in one or more investment managers appointed under the terms of the Trust Agreement from time to time by action of the Committee, responsibility for the management and control of the Trust Fund. In the event that the Committee appoints any such investment manager, the Trustee shall not be liable for the acts or omissions of the investment manager or have any responsibility to invest or otherwise manage any portion of the Trust Fund subject to the management and control of the investment manager. From time to time, the Committee shall establish a funding policy that is consistent with the objectives of the Plan and shall communicate it to the Trustee and each investment manager so that they may coordinate investment policies with such funding policy.

10.3 Nonreversion

(a)	Except as provided in Sections 10.3(b)–(d), it shall be impossible at any time for the contributions of an Employer or any part of the Trust Fund to revert to the Employers (or any Controlled Group Member) or to be used or diverted to any purpose other than the exclusive benefit of Participants or their Beneficiaries.

(b)	To the extent permitted by the Code, the Company may direct that any contribution to this Plan by an Employer, which is made by a mistake of fact, may be returned to the Employer within one year after the date of payment to the Trust Fund. The amount, which may be returned, is the excess of the amount contributed over the amount that would have been contributed had no mistake of fact occurred, reduced by losses (but not increased by earnings) attributable to this amount while held in the Trust Fund.

(c)	To the extent permitted by the Code, if any part of an Employer’s contribution under the Plan is disallowed as a deduction for federal income tax purposes, then, to the extent that such contribution is disallowed, the contribution and any increment thereon shall be returned to the Employer within one year after the disallowance.

(d)	To the extent permitted by the Code, if the Plan is determined not to be qualified under Code Section 401, the Trustee will, upon written request by an Employer, return to the Employer the amount of the Employer’s contribution for any Plan Year for which the Plan and Trust fail to qualify, reduced by the amount of investment losses thereon, within one calendar year following the date on which the Committee receives notice that the Plan and Trust fail to qualify.

Article 11.Administration

11.1 Committee

(a)	Except as otherwise provided in the Plan, the Committee shall be the administrator of the Plan, within the meaning of Code Section 414(g) and ERISA Section 3(16)(A). The Committee shall generally administer the Plan.

(b)	Effective as of April 1, 2005, the Committee shall be composed of the Company’s Chief Financial Officer, Vice President Corporate Controller, and Senior Vice President of Human Resources.

(c)	The Company (by action of an officer) or the Chairperson of the Committee (or if there is no Chairperson, then by unanimous consent of members of the Committee) may appoint Committee members from time to time. Members of the Committee may, but need not, be Employees.

(d)	A member of the Committee may resign by delivering his or her written resignation to the Committee. The resignation shall be effective as of the date on which it is received by the Committee or such other later date as is specified in the resignation notice. A Committee member may be removed at any time and for any reason by the Company by action of any of its officers, the Chairman of the Committee, or by unanimous consent of the remaining members of the Committee. Any Employee appointed to the Committee shall automatically cease to be a member of the Committee, effective on the date that he or she ceases to be an Employee, unless the Chairman of the Committee, an officer of the Company, or all of the Committee members unanimously specify otherwise in writing.

11.2 Operation of the Committee

(a)	A majority of the members of the Committee, at the time in office, shall constitute a quorum for the transaction of business. All resolutions adopted and other actions taken by the Committee at any meeting shall be by the vote of a majority of those present at any such meeting. Upon the concurrence of all of the members in office at the time, action by the Committee may be taken otherwise than at a meeting.

(b)	As of the Effective Date, the Senior Vice President of Human Resources shall be the Chairperson of the Committee. The members of the Committee may elect one of their members as Chair as the successor to the Senior Vice President of Human Resources and may elect a Secretary who may, but need not, be a member of the Committee.

(c)	The members of the Committee may authorize one or more of their members or any agent to execute or deliver any instrument or instruments on their behalf. The members of the Committee may allocate any of the Committee’s powers and duties among individual members of the Committee.

(d)	The Committee may appoint one or more subcommittees and delegate any of its discretionary authority and such of its powers and duties, as it deems desirable to any such subcommittee. The members of any such subcommittee shall consist of such persons as the Committee may appoint.

(e)	All resolutions, proceedings, acts, and determinations of the Committee, with respect to the administration of the Plan, shall be recorded; and all such records, together with such documents and instruments as may be necessary for the administration of the Plan, shall be preserved by the Committee.

(f)	Subject to the limitations contained in the Plan, the Committee shall be empowered from time to time in its discretion to establish rules for the exercise of the duties imposed upon the Committee under the Plan.

11.3 Agents

(a)	The Board, the Company, or the Committee may delegate such of its powers and duties as it deems desirable to any person, in which case every reference herein made to the Board, the Company, or the Committee (as applicable) shall be deemed to mean or include the delegated persons as to matters within their jurisdiction.

(b)	The Board, the Company, or the Committee may also appoint one or more persons or agents to aid it in carrying out its duties and may delegate such of its powers and duties as it deems desirable to such persons or agents.

(c)	The Board, the Company, or the Committee may employ such counsel, auditors, and other specialists and such clerical and other services as it may require in carrying out the provisions of the Plan, with the expenses therefore paid, as provided in Section 11.4.

11.4 Compensation and Expenses

(a)	A member of the Committee shall serve without compensation for services as a member. Any member of the Committee may receive reimbursement of expenses properly and actually incurred in connection with his or her services as a member of the Committee, as provided in this Article 11.

(b)	All expenses of administering the Plan shall be paid out of the Trust Fund, unless paid by the Employers.

(1)	Expenses paid out of the Trust Fund may be allocated to Participants. In its discretion, the Committee shall determine the method of allocating such expenses to Participants.

(2)	In its discretion, the Company may require each Employer to pay a share of the Plan’s administrative expenses. To the extent that such administrative expenses are paid by the Employers, the Company shall determine each Employer’s share of the Plan’s administrative expenses. An Employer shall pay its share of the Plan’s administrative expenses by the deadline established by the Company in its discretion.

(c)	The Company, an Employer, any Employee, Former Employee, former Employer or agent thereof, may initially pay any expense that is chargeable against the assets of the Plan and later obtain reimbursement from the Plan. The rule in this Section 11.4(c) shall include cases in which, at the time of the initial payment of the expense, it is not clear that the party that is making payment may lawfully seek reimbursement from the Plan; but the party’s legal right to reimbursement is later clarified. It is also specifically anticipated that situations may arise, such as litigation, in which a party might choose to bear costs initially, but later obtain reimbursement many years after the costs were incurred. Such delayed reimbursements shall be permissible.

11.5 Committee’s Powers and Duties

Except as otherwise provided in this Plan, the Company shall have responsibility for any settlor duties, powers, or functions (e.g., the right to amend and terminate the Plan); and except as otherwise provided in the Plan, the Committee shall have responsibility for the general administration of the Plan and for carrying out its provisions. The Committee shall have such powers and duties as may be necessary to discharge its functions hereunder, including the following:

(a)	To establish rules, policies, and procedures for administration of the Plan;

(b)	To construe and interpret the Plan, to decide all questions of eligibility, and to determine the amount, manner, and time of payment of any benefits hereunder;

(c)	To make a determination as to the right of any person to an allocation and the amount thereof;

(d)	To obtain from the Employers such information as shall be necessary for the proper administration of the Plan and, when appropriate, to furnish such information to the Trustee or other persons entitled thereto;

(e)	To prepare and distribute information explaining the Plan;

(f)	To keep all records necessary for the operation and administration of the Plan, to the extent not kept by the Trustee;

(g)	To establish and maintain such accounts in the name of each Participant, Beneficiary, or Alternate Payee, as applicable, as are necessary;

(h)	To instruct the Trustee with respect to the payment of benefits hereunder;

(i)	To provide for any required bonding of fiduciaries and other persons who may, from time to time, handle Plan assets;

(j)	To prepare and file any reports, descriptions, or forms required by the Code or ERISA;

(k)	To engage an independent public accountant to conduct such examinations and to render such opinions as may be required by applicable law;

(l)	To designate or employ agents and counsel (who may also be persons employed by an Employer) and direct them to exercise the powers of the Committee;

(m)	To allocate contributions and Trust Fund gains or losses to the Accounts;

(n)	To correct any mistakes and cure any defects in the administration of the Plan, including taking any and all steps permitted under the Employee Plans Compliance Resolution System, the Voluntary Fiduciary Correction Program, or any other such program of correction; and

(o)

Temporarily to delay, suspend, or prohibit in-service withdrawals and loans (pursuant to Article 7); distribution of benefits (pursuant to Article 8); Investment Elections (pursuant to Article 9); changes in Investment Elections (pursuant to Section 9.4); transfer of assets (pursuant to Section 9.6); or any other transaction under the Plan for any purpose that the Committee, in its sole discretion, deems lawful (e.g., a fiduciary concern; an administrative purpose; a stock exchange suspends trading; recordkeeping delays; a computer failure; a natural disaster; a period of time necessary to effect a change in the Plan, sometimes referred to as a “blackout” or “quiet period,” etc.).

11.6 Investment Responsibilities

This Section 11.6 is subject to Article 9 (relating to Plan Investments and the Investment Elections made by Participants, Beneficiaries, and Alternate Payees).

(a)	The Committee shall have the authority and responsibility to direct the Trustee, with respect to the investment and management of the Trust Fund. Except as otherwise provided by applicable law, the Committee may delegate such authority and responsibility to direct the Trustee to any person who acknowledges in writing that it is a fiduciary, with respect to the Plan. If the Committee delegates to an investment manager the authority and responsibility to so direct the Trustee, such investment manager, and not the Committee (or the Trustee), shall have the sole responsibility for the investment and management of so much of the Trust Fund as has been entrusted to his or her management and control; and, except to the extent otherwise required by applicable law, such delegation shall relieve the Committee of all duties and responsibilities, with respect to the authority and responsibility so delegated.

(b)	The Committee may relinquish to the Trustee the Committee’s power to direct the Trustee, with respect to the investment and management of the Trust Fund. In the event that the Committee so relinquishes that power to the Trustee, and the Trustee accepts such responsibilities in writing, the Trustee shall have sole and exclusive power and responsibility, with respect to the investment and management of the Trust Fund. The Committee may regain the power so relinquished by providing notice to the Trustee.

(c)	To the maximum extent permitted under applicable law, neither the Company, any Employer, the Committee, the Trustee, any investment manager, nor any other fiduciary of the Plan shall be liable for any loss or any breach of any legal duty that results from a Participant’s (or Beneficiary’s or Alternate Payee’s) exercise of control over the assets in his or her Account, as permitted under Article 9 and the other provisions of this Plan.

11.7 Committee’s Decisions Conclusive

The Committee shall have the exclusive right and discretionary authority to interpret the terms and provisions of the Plan and to resolve all questions arising thereunder, including the right to resolve and remedy ambiguities, inconsistencies, or omissions in the Plan, provided, however, that the construction necessary for the Plan to conform to the Code shall in all cases control. Benefits under this Plan will be paid only if the Committee decides in its discretion that the applicant is entitled to them. The Committee shall endeavor to act in such a way as not to discriminate in favor of any class of Employees, Participants, or other persons. Any and all disputes with respect to the Plan that may arise involving Participants or their Beneficiaries (or Alternate Payees) shall be referred to the Committee; and its decisions shall be final, conclusive, and binding. All findings of fact, interpretations, determinations, and decisions of the Committee in respect of any matter or question arising under the Plan shall be final, conclusive, and binding upon all persons, including, without limitation, Employees, Participants, Beneficiaries, Alternate Payees, and any and all other persons having, or claiming to have, any interest in or under the Plan and shall be given the maximum possible deference allowed by law.

11.8 Indemnity

(a)	The Employers shall indemnify and hold harmless each of the following persons (“Indemnified Persons”) under the terms and conditions of Section 11.8(b):

(1)	The Committee.

(2)	Each Employee, Former Employee, current and former members of the Committee, or current or former members of the Board of Directors of an Employer or former Employer who has, or had, responsibility (whether by delegation from another person, an allocation of responsibilities under the terms of this Plan document, or otherwise) for a fiduciary duty, a nonfiduciary settlor function (such as deciding whether to approve a plan amendment), or a nonfiduciary administrative task relating to the Plan.

(b)	The Employers shall indemnify and hold harmless each Indemnified Person against any and all claims, losses, damages, and expenses, including reasonable attorneys fees and court costs, incurred by that person on account of his or her good faith actions or failures to act with respect to his or her responsibilities relating to the Plan. The Employers’ indemnification shall include payment of any amounts due under a settlement of any lawsuit or investigation, but only if the Company agrees to the settlement.

(1)	An Indemnified Person shall be indemnified under this Section 11.8 only if he or she notifies an Appropriate Person at the Company or another Employer of any claim asserted against, or any investigation of, the Indemnified Person that relates to the Indemnified Person’s responsibilities with respect to the Plan.

(A)	A person is an “Appropriate Person” to receive notice of the claim or investigation if a reasonable person would believe that the person notified would initiate action to protect the interests of the Employers in response to the Indemnified Person’s notice.

(B)	The notice may be provided orally or in writing. The notice must be provided to the Appropriate Person promptly after the Indemnified Person becomes aware of the claim or investigation. No indemnification shall be provided under this Section 11.8 to the extent that any Employer is materially prejudiced by the unreasonable delay of the Indemnified Person in notifying an Appropriate Person of the claim or investigation.

(2)	An Indemnified Person shall be indemnified under this Section 11.8 with respect to attorneys’ fees, court costs, or other litigation expenses or any settlement of such litigation only if the Indemnified Person agrees to permit the Company or another Employer to select counsel and to conduct the defense of the lawsuit and agrees not to take any action in the lawsuit that the Company or other Employer believes would be prejudicial to the interests of the Company or other Employer.

(3)	No Indemnified Person, including an Indemnified Person who is a Former Participant, shall be indemnified under this Section 11.8 unless he or she makes himself or herself reasonably available to assist the Employers with respect to the matters in issue and agrees to provide whatever documents, testimony, information, materials, or other forms of assistance that the Employers shall reasonably request.

(4)	No Indemnified Person shall be indemnified under this Section 11.8 with respect to any action or failure to act that is judicially determined to constitute or be attributable to the gross negligence or willful misconduct of the Indemnified Person.

(5)	Payments of any indemnity under this Section 11.8 shall be made only from the assets of the Employers and shall not be made directly or indirectly from assets of the Plan. The provisions of this Section 11.8 shall not preclude or limit such further indemnities or reimbursement under this Plan as allowable under applicable law, as may be available under insurance purchased by the Employers, or as may be provided by an Employer under any by-law, agreement or otherwise, provided that no expense shall be indemnified under this Section 11.8 that is otherwise indemnified by an Employer, by an insurance contract purchased by an Employer, or by this Plan.

(c)	The Employers shall continue to have a duty to indemnify and hold harmless an Indemnified Person for actions taken while in a status described in this Section 11.8, even after the individual no longer serves in that status. For example, a former Employee shall be indemnified for actions taken as an Employee.

11.9 Insurance

The Committee may authorize the purchase of insurance to cover any liabilities or losses occurring by reason of the act or omission of any fiduciary and, to the extent permitted under applicable law, the cost of such insurance may be paid out of the Trust Fund. However, any such insurance purchased with assets of the Plan must permit recourse by the insurer against the fiduciary in the case of a breach of any fiduciary obligation of such fiduciary under applicable law. To the extent permitted by law, the Committee may purchase insurance covering any fiduciary for any personal liability of such fiduciary with respect to any fiduciary responsibilities under this Plan. Any fiduciary may purchase insurance for his or her own account covering any personal liability under this Plan.

11.10 Fiduciaries

(a)	The fiduciaries named in this Plan shall have only those specific powers, duties, responsibilities, and obligations as are specifically given to them under this Plan or the Trust Agreement. The Employers shall have the sole responsibility for making the contributions specified in Article 4 and Article 5. The Company shall have the sole authority to appoint and remove the Trustee and to amend or to terminate, in whole or in part, this Plan or the Trust Agreement.

(b)	Except as otherwise provided under the Plan,

(1)	The Committee shall be the named fiduciary under the Plan and, except as otherwise explicitly provided in the Plan or the Trust Agreement, shall have the responsibility for the administration of this Plan. The Committee’s responsibility authorized in this Section 11.10 is described in this Plan and the Trust Agreement.

(2)	The Committee shall be the administrator of the Plan, within the meaning of Code Section 414(g) and ERISA Section 3(16)(A).

(3)	The Committee, the Trustee, and any investment managers shall have the sole responsibility for the administration of the Trust Fund and the management of the assets held under the Trust Fund, to the extent provided in the Trust Agreement.

(c)	Each Participant, Beneficiary, or Alternate Payee shall have the sole responsibility for making Investment Elections with respect to his or her Account. The Committee shall have the responsibility for providing any information, concerning Investment Elections, that is required under ERISA Section 404(c) to be provided to a Participant, Beneficiary, or Alternate Payee, providing any information requested by a Participant, Beneficiary, or Alternate Payee with respect to an Investment Election, in accordance with ERISA Section 404(c), and complying with Investment Elections, to the extent required under the Plan and ERISA Section 404(c).

(d)	A fiduciary may rely upon any direction, information, or action of another fiduciary as being proper under this Plan or the Trust Agreement and is not required under this Plan or the Trust Agreement to inquire into the propriety of any such direction, information, or action. It is intended under this Plan and the Trust Agreement that each fiduciary shall be responsible for the proper exercise of his, her, or its own powers, duties, responsibilities, and obligations under this Plan and the Trust Agreement and shall not be responsible for any act or failure to act of another fiduciary.

(e)	No fiduciary guarantees the Trust Fund in any manner against investment loss or depreciation in asset value. No fiduciary shall be liable for any loss to the Plan or Trust Fund resulting from the act or omission of any other fiduciary, except to the extent provided under applicable law.

(f)	Any person or group of persons may serve in more than one fiduciary capacity, with respect to the Plan or Trust Fund. Nothing in this Section 11.10 shall be interpreted as preventing a fiduciary from properly delegating or allocating its responsibilities to other appropriate persons, in accordance with this Plan and the Trust Agreement.

11.11 Notices

Each Participant (and Alternate Payee) shall be responsible for furnishing to his or her Employer his or her current address and the name and current address of his or her Spouse or Beneficiary, if any. The Participant (or Alternate Payee) shall also be responsible for notifying his or her Employer of any change in the above information. If a Participant does not provide the above information to his or her Employer, then the Committee may rely on the address of record of the Participant or Beneficiary on file with the Employer’s personnel office. If an Alternate Payee fails to notify the Committee of any change in his or her address, then the Committee may rely on the address specified in the Qualified Domestic Relations Order.

All notices or other communications from the Committee, Trustee, or Employer to an Employee, Participant, Spouse, Beneficiary, or Alternate Payee shall be deemed given and binding upon that person for all purposes of the Plan when delivered to, or when mailed first-class mail, postage prepaid, and addressed to that person at his or her address last appearing on the Committee’s records; and the Committee, Trustee, or Employers shall not be obliged to search for or ascertain his or her whereabouts.

All notices or other communications from an Employee, Participant, Spouse, Beneficiary, or Alternate Payee required or permitted under this Plan shall be provided to the person specified by the Committee, using such procedures as are prescribed by the Committee. The Committee may require that the oral notice or communication be provided by telephoning a specific telephone number and, after calling that telephone number, by following a specified procedure. Any oral notice or oral communication from an Employee, Participant, Spouse, Beneficiary, or Alternate Payee that is made in accordance with procedures prescribed by the Committee shall be deemed to have been duly given when all information requested by the person specified by the Committee is provided to the person specified by the Committee, in accordance with the specified procedures.

11.12 Data

All persons entitled to benefits from the Plan must furnish to the Committee such documents, evidence, or information, including information concerning marital status, as the Committee considers necessary or desirable for the purpose of administering the Plan; and it shall be a condition of the Plan that each such person must furnish such information and sign such documents as the Committee may require before any benefits become payable from the Plan. The Committee shall be entitled to instruct the Trustee to pay out benefits to a non-Spouse Beneficiary in reliance upon the signed statement of a Participant that he or she is unmarried, without any further liability to a Spouse if such statement is false.

11.13 Missing Persons

(a)	The Committee shall take the steps described in this Section 11.13 and any additional procedures it may adopt if it is unable to make payment of a distribution, with respect to a Participant, Beneficiary, or Alternate Payee, because the identity or whereabouts of the Participant, Beneficiary, or Alternate Payee who would receive the payment cannot be ascertained by a deadline, established by the Committee, after payment is due to the Participant, Beneficiary, or Alternative Payee under the terms of the Plan.

(b)	The Committee shall make reasonable attempts to locate the missing Participant, Beneficiary, or Alternate Payee (e.g., by using a government missing persons service). If those attempts are unsuccessful, then the Committee shall direct that the person’s share of the Participant’s (or Beneficiary’s or Alternate Payee’s) interest in the Plan, and all further benefits with respect to such person under this Plan, shall be discontinued, and all liability for the payment thereof shall terminate. The missing Participant’s, Beneficiary’s, or Alternate Payee’s share of the Participant’s Account balance shall be used to defray the expenses of administering the Plan.

(c)	In the event of the subsequent discovery of the identity and whereabouts of the Participant, Beneficiary, or Alternate Payee before the termination of the Plan, the benefits that were due and payable and that such person missed shall be paid in a single sum; and any future benefits due such person shall be reinstated in full. The amount payable to such person in the single sum shall be equal to the vested benefit not paid during the period when the person could not be located, without interest on such amount for the period between the date it was transferred from the Participant’s Account and the date it is paid when the person’s whereabouts became known. If the Participant, Beneficiary, or Alternate Payee reappears, then the Participant’s Employer shall cause to be contributed to the Plan an amount that shall equal the reinstated amount described above. The amount contributed shall be paid from the Plan to the Participant, Beneficiary, or Alternate Payee claiming such benefit.

11.14 Claims Procedure

All decisions made under the procedure set out in this Section 11.14 shall be final, and there shall be no further right of appeal. No lawsuit may be initiated by any person before fully pursuing the procedures set out in this Section 11.14, including the appeal permitted pursuant to Section 11.14(c).

(a)	The right of a Participant, Beneficiary, Alternate Payee, or any other person entitled to claim a benefit under the Plan (collectively “Claimants”) to a benefit shall be determined by the Committee, provided, however, that the Committee may delegate its responsibility to any person.

(1)	The Claimant (or an authorized representative of a Claimant) may file a claim for benefits by written notice to the Committee. The Committee shall establish procedures for determining whether a person is authorized to represent a Claimant.

(2)	Any claim for benefits under the Plan, pursuant to this Section 11.14, shall be filed with the Committee no later than two years after the date that a transaction occurred, or should have occurred, to a Claimant’s Account (e.g., two years after benefits were credited, or should have been credited, to a Claimant’s Account, or two years after any withdrawal or distribution occurred or should have occurred). The Committee in its sole discretion shall determine whether this limitation period has been exceeded.

(3)	Notwithstanding anything to the contrary in this Plan, the following shall not be a claim for purposes of this Section 11.14:

(A)	A request for determination of eligibility, enrollment, or participation under the Plan without an accompanying claim for benefits under the Plan. The determination of eligibility, enrollment, or participation under the Plan may be necessary to resolve a claim, in which case such determination shall be made in accordance with the claims procedures set forth in this Section 11.14.

(B)	Any casual inquiry relating to the Plan, including an inquiry about benefits or the circumstances under which benefits might be paid under the Plan.

(C)	A claim that is defective or otherwise fails to follow the procedures of the Plan (e.g., a claim that is addressed to a party, other than the Committee, or an oral claim).

(D)	An application or request for benefits under the Plan.

(b)	If a claim for benefits is wholly or partially denied, the Committee shall, within a reasonable period of time, but no later than 90 days after receipt of the claim, notify the Claimant of the denial of benefits. If special circumstances justify extending the period up to an additional 90 days, the Claimant shall be given written notice of this extension within the initial 90-day period, and such notice shall set forth the special circumstances and the date on which a decision is expected. A notice of denial

(1)	Shall be written in a manner calculated to be understood by the Claimant; and

(2)	Shall contain

(A)	The specific reasons for denial of the claim;

(B)	Specific reference to the Plan provisions on which the denial is based;

(C)	A description of any additional material or information necessary for the Claimant to perfect the claim, along with an explanation as to why such material or information is necessary; and

(D)	An explanation of the Plan’s claim review procedures and the time limits applicable to such procedures, including a statement of the Claimant’s right to bring a civil action under ERISA Section 502(a) following an adverse determination on review.

(c)	Within 60 days of the receipt by the Claimant of the written denial of his or her claim or, if the claim has not been granted, within a reasonable period of time (which shall not be less than the 90 or 180 days described in Section 11.14(b)), the Claimant (or an authorized representative of a Claimant) may file a written request with the Committee that it conduct a full review of the denial of the claim. In connection with the Claimant’s appeal, upon request, the Claimant may review and obtain copies of all documents, records and other information relevant to the Claimant’s claim for benefits (but not including any document, record or information that is subject to any attorney-client or work-product privilege) and may submit issues and comments in writing. The Claimant may submit written comments, documents, records, and other information relating to the claim for benefits. All comments, documents, records, and other information submitted by the Claimant shall be taken into account in the appeal without regard to whether such information was submitted or considered in the initial benefit determination.

(d)	The Committee shall deliver to the Claimant a written decision on the claim promptly, but no later than 60 days after the receipt of the Claimant’s request for such review, unless special circumstances exist that justify extending this period up to an additional 60 days. If the period is extended, the Claimant shall be given written notice of this extension during the initial 60-day period and such notice shall set forth the special circumstances and the date a decision is expected. The decision on review of the denial of the claim

(1)	Shall be written in a manner calculated to be understood by the Claimant;

(2)	Shall include specific reasons for the decision;

(3)	Shall contain specific references to the Plan provisions on which the decision is based;

(4)	Shall contain a statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to, and other information relevant to the Claimant’s claim for benefits. Whether a document, record, or other information is relevant to a claim for benefits shall be determined by reference to Department of Labor Regulation Section 2560.503-1; and

(5)	Shall contain a statement of the Claimant’s right to bring a civil action under ERISA Section 502(a) following an adverse determination on review.

(e)	No lawsuit may be initiated by any person before fully pursuing the procedures set out in this Section 11.14, including the appeal permitted pursuant to Section 11.14(c). In addition, no legal action may be commenced later than 365 days subsequent to the date of the written response of the Committee to a Claimant’s request for review pursuant to Section 11.14(d).

11.15 Fidelity Bonds

No bond or other security is required of the Committee except as required by law. The Committee shall ensure that every fiduciary of the Plan and every person who handles funds or other property of the Plan, if required by law, shall be bonded in amounts at least meeting the minimum requirements of applicable law.

11.16 Effect of a Mistake

In the event of a mistake or misstatement as to the eligibility, participation, or service of any Participant or the amount of payments made or to be made to a Participant, Beneficiary, or Alternate Payee, the Committee shall, if possible, cause to be withheld or accelerated or otherwise make adjustment of the amounts of payments as will, in its sole judgment, result in the Participant, Beneficiary, or Alternate Payee receiving the proper amount of payments under the Plan.

11.17 Claims and Issues

From time to time, claims or issues may arise that involve the Plan, including, among others, claims and issues raised by Participants, those addressed under any of the Internal Revenue Service’s Employee Plans Compliance Resolution System programs or similar programs, or those permitted under the terms of a Qualified Domestic Relations Order. The resolution, settlement, or adjudication of these claims or issues may result in an action that is not expressly permitted under some other Section of the Plan document. Such a procedure, agreement, or order will be respected to the extent that, as determined in the sole discretion of the Committee, it does not result in disqualification of the Plan or violate (or cause the Plan to violate) any applicable statute, government regulation, or ruling.

Article 12.Amendment and Termination

12.1 Amendment

(a)	The Company expects the Plan to be permanent and to continue indefinitely. However, the Company reserves the right to amend (including by retroactive amendment) or modify the Plan at any time. The Company may make any modifications or amendments to the Plan that are necessary or appropriate to meet the requirements of Code Section 401(a) or any other applicable provisions of the Code or any other present or future laws relating to plans of this type. The Company also may make such other amendments or modifications as it deems desirable.

(b)	The Company shall amend the Plan by action of any of its officers or by the Board. An officer of the Company shall execute the amendment, evidencing the Company’s adoption of such amendment.

(c)	Notwithstanding anything to the contrary in this Section 12.1, no amendment to the Plan or the Trust Agreement shall be adopted if

(1)	It would operate directly or indirectly to give an Employer an interest in any fund or property held by the Trust Fund or any asset of the Plan or it would permit any such fund, property, or asset to be used for or diverted to purposes other than the exclusive benefit of persons who are Participants or Beneficiaries; or

(2)	Unless required or permitted by law, it would operate either directly or indirectly to reduce the value of a nonforfeitable interest in the amounts accumulated in any Account as of the time of the amendment.

12.2 Discontinuance of Contributions and Termination

The Company reserves the right to direct the Employers to discontinue all contributions under this Plan at any time. The Company reserves the right to terminate the Plan at any time and for any reason and to distribute all assets held under the Plan. The Company shall terminate the Plan by action of two officers of the Company or by resolution of the Board. Upon termination of the Plan in whole or in part or upon complete discontinuance of contributions to the Plan by the Employers, the Committee shall determine the value, as of the date of such termination or complete discontinuance, of the proportionate interest in the Trust Fund of each Participant who has an interest in the Trust Fund and who is affected by such termination. The Accounts of such affected Participants shall be fully vested and nonforfeitable, and, thereafter, distribution shall be made to such Participants as directed by the Committee. Upon partial termination of the Plan, the Committee shall determine the timing of a distribution of the balance of the affected Participants’ Accounts. No distribution of pre-tax 401(k) Contributions, Roth Contributions, Catch-Up Contributions, QNEC Contributions, or QMAC Contributions shall be made upon the complete or partial termination of the Plan except to the extent permitted under the Code Section 401(k)(10) or under another provision of this Plan (e.g., upon Severance From Employment).

12.3 Plan Merger or Transfer

This Plan shall not merge or consolidate with, or transfer assets and liabilities to, or accept a transfer from, any other employee benefit plan unless each Participant, Beneficiary, or Alternate Payee in this Plan will (if the Plan then terminated) receive a benefit immediately after the merger, consolidation, or transfer that is no less than the benefit the Participant, Beneficiary, or Alternate Payee would have been entitled to receive immediately before the merger, consolidation, or transfer of assets (if this Plan had then terminated).

Article 13.Adoption by Affiliates

13.1 Adoption of Plan

With the approval of the Company, an Affiliate may adopt the Plan and Trust Agreement for the benefit of any specified group of its Employees. The Affiliate shall become a party to the Plan and Trust Agreement effective as of the date it specifies. The Affiliate shall file with the Company a certified copy of a resolution of its Board of Directors adopting the Plan or such other instruments as the Company may require.

13.2 Cooperation by Employers

The Committee may require each Employer to submit reports to the Committee periodically in such format as the Committee shall prescribe. The Committee may require an Employer to provide such information in these reports as the Committee deems useful and appropriate to assist it in administering the Plan. The Committee may require an Employer to provide additional information and take other actions, from time to time, that the Committee deems useful and appropriate to assist it in administering the Plan.

13.3 Action Binding on Participating Employers

Except as expressly provided otherwise in the Plan and the Trust Agreement, the Company, and the Committee shall be empowered to act for any Employer in all matters respecting the Plan, the Trustee, and the designation of Employers. Any action taken by the Company or the Committee with respect thereto shall automatically include and be binding upon any Employer that is a party to the Plan.

13.4 Nondiscrimination Requirements

The Committee may require an Employer to demonstrate, from time to time, that the requirements of Code Sections 410(b) and 401(a)(4) and related nondiscrimination provisions (as applicable) continue to be met with respect to such Employer. If the Committee determines, in its discretion, that there is a substantial risk that the requirements of these Code nondiscrimination provisions are not being met with respect to an Employer, then the Committee may, in its discretion,

(a)	Require that the Employer expand this Plan’s coverage of the Employer’s Employees as the Committee determines to be necessary to comply with Code Section 410(b);

(b)	Make such other changes as are required to comply with the requirements of Code Section 401(a)(4) and related Code nondiscrimination provisions; or

(c)	Terminate the participation of the Employer in this Plan.

13.5 Termination of Participation of Affiliate

(a)	The Company reserves the right, in its sole discretion and at any time, to terminate the participation in this Plan of any Employer. Such termination shall be effective immediately, upon the notice of such termination from the Company to the Trustee and the Employer being terminated, whichever occurs first. Upon such termination, this Plan shall not terminate.

(b)	An Employer may terminate its participation in the Plan by providing written notice to the Committee and the Board. The termination shall be effective on the date on which the written notice is received by the Committee and the Board, whichever occurs first, or such later date as is agreed to by the withdrawing Employer and the Committee and Board.

13.6 Consequences of the Termination of an Employer

If an Employer ceases to participate in this Plan, for whatever reason, and the Plan does not terminate, then the Committee shall elect, in its discretion, which of the following shall apply:

(a)	The Committee may elect that the portion of the Plan attributable to the former Employer shall become a separate plan effective as of the date on which the Employer’s participation in this Plan terminates. The Committee shall inform the Trustee of the portion of the Trust Fund that is attributable to the participation of the terminated Employer. As soon thereafter as is administratively feasible, the Trustee shall set apart that portion of the Trust Fund as a separate trust fund that shall be part of the separate plan of the terminated Employer. Thereafter, the administration, control, and operation of the separate plan, with respect to the terminated Employer, shall be on a separate basis, in accordance with the terms of this Plan except that

(1)	The terminated Employer, not the Company and the Committee, shall be the sponsor and administrator of the separate plan and shall have all duties, responsibilities, and powers that the Company and Committee have under this Plan; and

(2)	The terminated Employer, not the Company, shall have the power to amend the separate plan, in accordance with the provisions of Article 12.

(b)	Alternatively, the Committee may elect to maintain the Accounts of Participants employed by the terminated Employer as follows:

(1)	Except as provided in Section 13.6(b)(5), all Participants employed by the former Employer on the date on which the former Employer ceases participation in the Plan (the “Withdrawal Date”) shall become Inactive Participants or Former Participants, as applicable, effective as of the Withdrawal Date.

(2)	The Active Participant’s Compensation Deferral Agreement and Roth Deferral Agreement shall only apply to Deferrable Compensation for the portion of the Plan Year ending on the Withdrawal Date, and the Former Employer shall only make pre-tax 401(k) Contributions and Roth Contributions with respect to reductions in such Deferrable Compensation.

(3)	The Former Employer shall make all pre-tax 401(k) Contributions and Roth Contributions required under Article 4.

(4)	For purposes of being eligible to receive a distribution of his or her Account, an Inactive Participant described in Section 13.6(b)(1) shall not be treated as having a Severance From Employment unless and until the Company determines that he or she is eligible to receive a distribution under the provisions of Code Section 401(k)(2)(B)(i)(I).

(5)	If a Participant who was employed by a Former Employer becomes an Employee of another Employer or Controlled Group Member immediately after the Withdrawal Date, then he or she shall be treated under the Plan as having transferred employment from the Former Employer to another Employer or Controlled Group Member (as applicable).

(c)	With the consent of the Employer that is no longer participating in the Plan, the Company may take such other actions with respect to the Accounts of Participants employed by that Employer as are permitted under the Code.

Article 14.Top-Heavy Provisions

14.1 Application

For Plan Years beginning on and after January 1, 2002, the provisions of this Article 14 shall apply for a Plan Year if this Plan is top-heavy as of the Determination Date (as defined in Section 14.2(e)) for that Plan Year. This Plan shall be top-heavy for a Plan Year if the Top-Heavy Ratio (as defined in Section 14.2), calculated as of the Determination Date for that Plan Year, exceeds 60 percent. The Committee shall determine whether the Plan is top-heavy.

14.2 Top-Heavy Ratio

The “Top-Heavy Ratio” for a Plan Year shall be calculated as follows:

(a)	The numerator of the Top-Heavy Ratio shall be the sum of the amounts described in Section 14.2(b) for all plans described in Section 14.2(d) for each Key Employee (as defined in Section 14.3) who is employed by an Employer or Controlled Group Member. The denominator of the Top-Heavy Ratio shall be the sum of the amounts described in Section 14.2(b) for all plans described in Section 14.2(d) for all Employees who are employed by an Employer or Controlled Group Member.

(b)	When calculating the Top-Heavy Ratio, the following amounts shall be included:

(1)	The Employee’s total balance as of the Determination Date under all Accounts (other than the Rollover Contributions Account);

(2)	If benefits under another defined contribution plan are included, pursuant to Section 14.2(d), the Employee’s total account balance under that plan as of the Determination Date;

(3)	If benefits under a defined benefit plan are included, pursuant to Section 14.2(d), the present value as of the Determination Date of the Employee’s accrued benefit. The present value of accrued benefits shall be determined using reasonable actuarial assumptions specified by the Committee; and

(4)	The present values of accrued benefits and the amounts of account balances of an Employee as of the Determination Date under the Plan and any plan aggregated with the Plan under Section 14.2(d) and Code Section 416(g)(2) shall be increased by the distributions made with respect to the Employee under any such plan during the one-year period ending on the Determination Date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Code Section 416(g)(2)(A)(i). In the case of a distribution made for a reason other than Severance From Employment, death, or Disability, this provision shall be applied by substituting “five-year period” for “one-year period.”

(c)	For purposes of computing the Top-Heavy Ratio,

(1)	Account balances and accrued benefits shall be taken into account only to the extent attributable to contributions by an Employer or Controlled Group Member and contributions (other than voluntary deductible employee contributions) by the Employee while employed by an Employer or Controlled Group Member.

(2)	Account balances and accrued benefits attributable to rollover contributions initiated or made after December 31, 1983 shall not be taken into account.

(3)	The present values of accrued benefits and account balances of any individual who has not performed services for any member of the Controlled Group that includes the individual’s Employer during the one-year period ending on the determination date shall not be taken into account.

(4)	Account balances or accrued benefits of an Employee shall not be taken into account if he or she is not a Key Employee in the Plan Year being tested but was a Key Employee in a prior Plan Year.

(d)	In addition to benefits under this Plan, benefits under the following Controlled Group Qualified Plans shall be included for purposes of calculating the Top-Heavy Ratio for a Plan Year.

(1)	To the extent required by Code Section 416(g)(3), benefits under a Controlled Group Qualified Plan shall be included if, during the period specified by Section 14.2(b)(4), either

(A)	A Key Employee participated in that Controlled Group Qualified Plan (as an Employee of an Employer or Controlled Group Member); or

(B)	The Controlled Group Qualified Plan, when aggregated with this Plan (or a Controlled Group Qualified Plan described in Section 14.2(d)(1)(A)), enabled this Plan (or a Controlled Group Qualified Plan described in Section 14.2(d)(1)(A)) to meet the requirements of Code Section 401(a)(4) or Code Section 410(b).

(2)	The Committee may elect to include benefits under any Controlled Group Qualified Plan if the plan, together with the plans included pursuant to Section 14.2(d)(1), would satisfy the requirements of Code Sections 401(a)(4) and 410(b) for the Plan Year.

(e)	The “Determination Date” for a Plan Year shall be the last day of the preceding Plan Year. The Determination Date shall also be the valuation date referred to in Code Section 416.

14.3 Key Employees

A “Key Employee,” with respect to a Plan Year, shall be any Employee or a former Employee (including any deceased Employee) of an Employer or Controlled Group Member who, at any time during the Plan Year that includes the determination date is one of the following:

(a)	An officer of an Employer or Controlled Group Member whose Section 415 Compensation exceeds $130,000, as adjusted under Code Section 416(i)(1), provided however, that the number of Employees included on account of this Section 14.3(a) shall not exceed the lesser of

(1)	50 Employees; or

(2)	The greater of three Employees or 10 percent of all Employees of the Employers and Controlled Group Members;

(b)	A five-percent owner of an Employer or Controlled Group Member; or

(c)	A one-percent owner of an Employer or Controlled Group Member if the Employee’s Section 415 Compensation for the Plan Year exceeds $150,000.

For purposes of this Section 14.3, only Section 415 Compensation attributable to services performed during the Plan Year for an Employer or Controlled Group Member shall be included. Ownership shall be determined in accordance with Code Section 318 (as modified by Code Section 416(i)(1)(B)(iii)).

A Beneficiary or Alternate Payee whose rights under the Plan derive from a Key Employee shall also be treated as a Key Employee.

Each Employee who is not a Key Employee is a “non-Key Employee.”

14.4 Minimum Contribution

If this Plan is top-heavy, with respect to a Plan Year, then, to the extent required under the Code, each Employer shall make such additional contributions as the Committee determines are required so that each Participant who is a non-Key Employee of that Employer, and who is employed by an Employer or Controlled Group Member on the last day of the Plan Year, receives a total allocation for that Plan Year of the lesser of the following percentages of his or her Section 415 Compensation: 3 percent or the percentage equal to the largest contribution, expressed as a percentage of Section 415 Compensation, received by any Key Employee for that Plan Year. For purposes of satisfying the requirements of the preceding sentence, pre-tax 401(k) Contributions and Roth Contributions shall not be included, in the case of any Participant who is a non-Key Employee for that Plan Year, but shall be included in the case of any Participant who is a Key Employee for that Plan Year. If an Employee is employed by more than one Employer during a Plan Year in which the Plan is top-heavy, the Committee shall prescribe rules for determining each Employer’s share of any additional contributions required under this Section 14.4. If one of the aggregated plans is a defined benefit plan, then any Participant who participates both in that plan and would otherwise be entitled to a minimum contribution under this Section 14.4 will receive the minimum top-heavy benefit under the defined benefit plan and will not receive a required contribution under this Plan.

Effective January 1, 2006, Matching Contributions shall be taken into account for purposes of satisfying the minimum contribution requirements of this Section 14.4 and Code Section 416(c)(2). Matching Contributions that are used to satisfy the minimum contribution requirements shall be treated as Matching Contributions under Section 6.5(c) (relating to the ACP limit) and other requirements of Code Section 401(m).

14.5 Vesting

If this Plan is top-heavy with respect to a Plan Year then, notwithstanding Section 3.6, the vested interests of Participants shall be determined as follows:

(a)	Subject to the other provisions of this Section 14.5, to the extent that a Participant’s interest in his or her Account is not already vested in accordance with the terms of Section 3.6 (relating to vesting), each such Participant’s interest in his or her Account shall vest in accordance with the following schedule, provided however, that use of the schedule in this Section 14.5 shall never result in a Participant’s Account vesting less rapidly than it would under Section 3.6 of the Plan:

Completed Years of Service	Percent Vested
Less than 1	0%
At least 1 but less than 2	50%
At least 2	100%

(b)	The vesting schedule in Section 14.5(a) shall only apply to Participants who are Employees during the Plan Year and who are credited with at least one Hour of Service before the last day of the Plan Year.

(c)	The vesting schedule in Section 14.5(a) shall apply to all amounts allocated to the Participant’s Account as of the last day in the Plan Year, including amounts allocated in Plan Years before the Plan became top-heavy.

(d)	If this Plan is top-heavy with respect to a Plan Year and is not top-heavy with respect to a subsequent Plan Year and to the extent that a Participant’s interest in his or her Accounts is not already vested, such Participant may elect the vesting schedule pursuant to this Section 14.5 in accordance with Code Section 411(a)(10) and Treasury Regulation Section 1.416–1, V–7.

Article 15.Miscellaneous Provisions

15.1 No Enlargement of Employee Rights

This Plan is strictly a voluntary undertaking on the part of the Company and the Employers and shall not be deemed to constitute a contract between the Employers and any Employee or Participant, Beneficiary, or Alternate Payee, or to be consideration for, or an inducement to, or a condition of, the employment of any Employee. Nothing contained in the Plan shall be deemed to give any Employee the right to be retained in the service of any Employer or Controlled Group Member or to interfere with the right of any of them to discipline, discharge, or retire any person at any time. No Participant, Beneficiary, or Alternate Payee, before satisfying all conditions for receiving benefits, shall have any right or interest in or to any portion of the Trust Fund. No one shall have any right to benefits, except to the extent provided in this Plan.

15.2 No Examination or Accounting

Neither this Plan nor any action taken thereunder shall be construed as giving any person the right to an accounting or to examine the books or affairs of any Employer or Controlled Group Member.

15.3 Nonalienation

(a)	Except as otherwise permitted by the Plan, no benefit payable at any time under the Plan shall be subject to the debts or liabilities of a Participant or his or her Beneficiary. Any attempt to alienate, sell, transfer, assign, pledge, or otherwise encumber any such benefit, whether presently or thereafter payable, shall be void. Except as provided in Section 15.3(b)–(d), no benefit under the Plan shall be subject in any manner to attachment, garnishment, or encumbrance of any kind.

(b)	Payment may be made from a Participant’s Account to an Alternate Payee, pursuant to a Qualified Domestic Relations Order.

(1)	The Committee shall establish reasonable written procedures for reviewing court orders made, pursuant to state domestic relations law (including a community property law), relating to child support, alimony payments, or marital property rights of a Spouse, former Spouse, child, or other dependent of a Participant and for notifying Participants and Alternate Payees of the receipt of such orders and of the Plan’s procedures for determining if the orders are Qualified Domestic Relations Orders and for administering distributions under Qualified Domestic Relations Orders.

(2)	Except as may otherwise be required by applicable law, such Qualified Domestic Relations Orders may not require a retroactive transfer of all or part of a Participant’s Account to or for the benefit of an Alternate Payee without permitting an appropriate adjustment for earnings and investment gains or losses that have occurred in the interim, nor shall such orders require the Plan to provide rights to Alternate Payees that are not available to Beneficiaries generally.

(3)

To the extent permitted by the terms of a Qualified Domestic Relations Order, amounts assigned to an Alternate Payee may be paid as soon as possible in a lump sum, notwithstanding the age, employment status, or other factors affecting the ability of the Participant to make a withdrawal or otherwise to receive a distribution of amounts allocated to the Participant’s Account. Notwithstanding the foregoing, the Alternate Payee shall be paid in no event later than the dates specified in Section 8.8 (small amounts) or Section 8.9 (relating to required minimum distributions).

(4)	In cases in which a full and prompt payment of amounts assigned to an Alternate Payee will not be made, pursuant to this Section 15.3(b), the assigned amounts will be transferred within a reasonable time after determination that the order is a Qualified Domestic Relations Order to a separate Account for the benefit of the Alternate Payee and invested in accordance with the Alternate Payee’s Investment Elections.

(5)	No amount that is segregated pending a determination of whether a domestic relations order is a Qualified Domestic Relations Order or transferred to a separate Account for the benefit of the Alternative Payee, pursuant to Section 15.3(b)(4), shall be taken into account when determining the amount that

(A)	A Participant may withdraw from his or her Account, pursuant to Article 7;

(B)	A Participant (or his or her Beneficiary) may receive in a Plan loan, pursuant to Section 7.4; or

(C)	A Participant (or his or her Beneficiary) may receive in a distribution, pursuant to Article 8.

(c)	Payment may be made from an Account, to the extent required by a federal tax levy made pursuant to Code Section 6331 or by the United States’ collection of a judgment resulting from an unpaid federal tax assessment. Payment may be made at the time required by the tax levy or judgment collection order, even if payment would not otherwise be made at that time under the terms of the Plan and payment from the Plan would not otherwise be permitted at that time under Code Sections 401(a), 401(k), or 411(a)(11).

(d)	Payments from an Account may be offset to the extent permitted under Code Section 401(a)(13)(C) (relating to offsets regarding breaches of duty with respect to the Plan).

15.4 Incompetency

Every person receiving or claiming benefits under the Plan shall be conclusively presumed to be mentally competent and of age until the date on which the Committee receives a written notice, in a form and manner acceptable to the Committee, that such person is incompetent or a minor, for whom a guardian or other person legally vested with the care of his or her person or estate has been appointed; provided, however, that if the Committee shall find that any person to whom a benefit is payable under the Plan is unable to care for his or her affairs because of incompetency, or is a minor, any payment due (unless a prior claim therefore shall have been made by a duly appointed legal representative) may be paid to the Spouse, a child, a parent, a brother or sister, or to any person or institution deemed by the Committee to have incurred expenses for such person otherwise entitled to payment. To the extent permitted by law, any such payment so made shall be a complete discharge of liability therefore under the Plan. In the event that a guardian of the estate of any person receiving or claiming benefits under the Plan shall be appointed by a court of competent jurisdiction, and proper proof of appointment and continuing qualification is furnished in a form and manner acceptable to the Committee, then, to the extent permitted by law,

(a)	Such guardian may act for the Participant, Beneficiary, or Alternate Payee and make any election required of or permitted by the Participant, Beneficiary, or Alternate Payee under this Plan, and such action or election shall be deemed to have been taken by the Participant, Beneficiary, or Alternate Payee; and

(b)	Benefit payments may be made to such guardian, and any such payment so made shall be a complete discharge of any liability therefore under the Plan.

15.5 Records Conclusive

The records of the Company, Employers, the Committee, and the Trustee shall be conclusive in respect to all matters involved in the administration of the Plan.

15.6 Counterparts

This Plan may be executed in any number of counterparts, each of which shall be deemed to be an original. All the counterparts shall constitute but one and the same instrument and may be sufficiently evidenced by any one counterpart.

15.7 Service of Legal Process

The Trustee and members of the Committee are hereby designated as agent(s) of the Plan for the purpose of receiving legal process.

15.8 Qualified Military Service

Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Code Section 414(u). Effective on and after January 1, 2009, if a Participant dies while performing qualified military service, as defined under the Uniformed Services Employment and Reemployment Rights Act, the Participant shall be treated as having died while an Active Participant.

15.9 Severability

If any provision of this Plan is held illegal or invalid for any reason, such illegality or invalidity will not affect the remaining provisions; instead, each provision is fully severable and the Plan will be construed and enforced as if any illegal or invalid provision had never been included.

* * * * * * * * * *

In Witness Whereof, an authorized officer of the Company has signed this document on this 22nd day of December, 2011, but effective as of January 1, 2012 (and the other dates specified herein).

Watson Pharmaceuticals, Inc.

By	/s/ R.T. Joyce

Its	EVP and CFO

FIRST AMENDMENT TO THE

WATSON PHARMACEUTICALS, INC. 401(K) PLAN

(Restated as of January 1, 2012)

1. The following paragraph is hereby added to Section 2.1(cc) at the end thereof to read as follows, effective as of the Actavis Closing Date:

Effective as of the Actavis Closing Date, Actavis shall be treated as a participating employer, in accordance with Section 13.1, under this Plan.

2. A new Section 2.1(mmmm) is hereby added to the Plan in its entirety to read as follows, effective as of the Actavis Closing Date:

(mmmm)	“Actavis” means Actavis, Inc., a Delaware corporation, and any of its subsidiaries or related companies.

3. A new Section 2. l(nnnn) is hereby added to the Plan in its entirety to read as follows, effective as of the Actavis Closing Date:

(nnnn)	“Actavis Closing Date” means October 31, 2012, the day on which the transaction by the Company to acquire Actavis under the Actavis Purchase Agreement is completed.

4. A new Section 2.1(oooo) is hereby added to the Plan in its entirety to read as follows, effective as of the Actavis Closing Date:

(oooo)	“Actavis Purchase Agreement” means the stock purchase agreement, dated April 25, 2012, pursuant to which the Company acquired Actavis.

5. A new Section 3.6(d) is hereby added to the Plan in its entirety to read as follows, effective as of the Actavis Closing Date:

(d)	Any individual employed by Actavis on the Actavis Closing Date shall be immediately 100% vested in his or her Watson Accounts (including his or her Matching Contributions Account and Profit Sharing Contributions Account).

6. Section 4.3 is hereby amended in its entirety to read as follows, effective as of January 1, 2013:

4.3 Automatic Contribution Arrangement

(a)	Effective beginning on January 1, 2013, the following automatic contribution arrangement provisions shall apply.

(b)

Effective for (i) any Active Participant whose employment or reemployment with the Employer, or an Affiliate, commences on or after January 1, 2013, if the Active Participant does not affirmatively enter into a Compensation Deferral Agreement, and (ii) any Active Participant who has been deemed to have entered into a Compensation Deferral Agreement under a Qualified Automatic Contribution Arrangement prior to January 1, 2013, the Active Participant shall be deemed to have entered into the following Compensation Deferral Agreements with his or her Employer:

(1)	A Compensation Deferral Agreement that reduces his or her Deferrable Compensation in an amount equal to the following percentages for the following time periods:

Time Period	Automatic Contribution Percentage
Beginning on the Plan Entry Date and ending on the first Deferrable Compensation Payment Date that occurs on the April 1st that is at least six (6) months following the first Deferrable Compensation Payment Date (for purposes of this Section, the phrase “April 1st that is at least six (6) months following the first Deferrable Compensation Payment Date” shall be referred to as the “First April 1st Anniversary Date”).	3%

Beginning on the first day of the payroll period that begins on or immediately after the First April 1st Anniversary Date and ending on the Deferrable Compensation Payment Date that occurs on or immediately after the April 1st that follows the First April lst Anniversary Date (for purposes of this Section, the phrase “April 1st that follows the First April lst Anniversary Date” shall be referred to as the “Second April 1st Anniversary Date”).	4%

Beginning on the first day of the payroll period that begins on or immediately after the Second April 1st Anniversary Date and ending on the Deferrable Compensation Payment Date that occurs on or immediately after the April lst that follows the Second April 1st Anniversary Date (for purposes of this Section, the phrase, “April 1st that follows the Second April 1st Anniversary Date” shall be referred to as the “Third April 1st Anniversary Date”).	5%

Beginning on the first day of the payroll period that begins on or immediately after the Third April 1st Anniversary Date and ending on the Deferrable Compensation Payment Date that occurs on or immediately after the April 1st that follows the Second April 1st Anniversary Date (for purposes of this Section, the phrase, “April 1st that follows the Third April 1st Anniversary Date” shall be referred to as the “Fourth April 1st Anniversary Date”).	6%

Beginning on the first day of the payroll period that begins on or immediately after the Fourth April 1st Anniversary Date and ending on the Deferrable Compensation Payment Date that occurs on or immediately after the April 1st that follows the Second April 1st Anniversary Date (for purposes of this Section, the phrase, “April 1st that follows the Fourth April 1st Anniversary Date” shall be referred to as the “Fifth April 1st Anniversary Date”).	7%

Beginning on the first day of the pay period that begins on or immediately after the Fifth April 1st Anniversary Date and continuing thereafter, subject to subsection 4.3(b)(3).	8%

(2)	For purposes of this Section 4.3(b), the term “Plan Entry Date” means the date of the Active Participant’s first pre-tax 401(k) Contribution to the Plan.

(3)	Notwithstanding subsection 4.3(b)(l), for any Active Participant who has been deemed to have entered into a Compensation Deferral Agreement under an automatic contribution arrangement prior to January 1, 2013, the Active Participant shall be deemed to have entered into the applicable Compensation Deferral Agreement in subsection 4.3(b)(l); provided, however, that such Active Participant’s Automatic Contribution Percentage shall not increase by more than 1% on any April 1st Anniversary Date.

(c)	Each Active Participant shall be provided reasonable notice regarding the provisions of this Section 4.3 and will have the opportunity to decline to make the contribution, revoke the contribution, or make a different contribution percentage than provided in this Section 4.3.

Any Eligible Employee who severed from employment, within the meaning of Code Section 401(k)(2)(B)(i)(I), with Andryx prior to the Closing Date (as such term is defined in the Andryx Merger) and who subsequently becomes an Eligible Employee will be subject to the deemed Compensation Deferral Agreement as described in Sections 4.3(b) and 4.3(c).

7. Section 7.4(c) of the Plan is hereby amended by adding the following paragraph at the end thereof to read as follows, effective as of the Actavis Closing Date:

Notwithstanding the foregoing, effective as of the Actavis Closing Date, a Borrower who was employed by Actavis on the Actavis Closing Date and who, pursuant to Section 4.9(b)(3), directly rolls into this Plan two promissory notes in connection with two plan loans under the Actavis Retirement Plan may have up to two loans outstanding from this Plan until such time as one of the loans that was rolled over from the Actavis Retirement Plan is either repaid in full or deemed to be distributed pursuant to the requirements of Code section 72(p). After such rolled-over loan from the Actavis Retirement Plan is satisfied, the Borrower described in the previous sentence of this Section 7.4(c) will be treated the same as any other Borrower in the Plan and may have only one loan outstanding from this Plan. A Borrower who was employed by Actavis on the Actavis

Closing Date may not directly roll over any promissory notes in connection with loans under the Actavis Retirement Plan unless such Borrower makes an eligible rollover distribution from such plan to the Plan in accordance with Section 4.9(b).

8. Section 9.10(e) of the Plan is hereby amended in its entirety to read as follows, effective as of January 1, 2013:

(e)	As authorized by Section 11.6, the Committee shall appoint a third party to serve as an independent fiduciary acting as an investment manager with regard to the Watson Common Stock Fund. The third party independent fiduciary acting as an investment manager is subject to all the rules and responsibilities contained in Section 11.10 with respect to the Watson Common Stock Fund. The Company by action of an officer may remove the third party, or the third party may deliver its resignation to the Company, consistent with the terms of any applicable agreement between the Company and such third party.

The third party independent fiduciary shall have the exclusive authority and responsibility to exercise the following powers:

(1)	To impose any limitation or restriction on the investment of the Plan accounts in the Watson Common Stock Fund;

(2)	To eliminate the Watson Common Stock Fund as an investment option under the Plan and to sell or otherwise dispose of all or any portion of the Watson Common Stock held in the Watson Common Stock Fund;

(3)	To designate an alternative investment fund under the Plan for the investment of any proceeds from any sale or other disposition of Watson Common Stock; and

(4)	To instruct the Trustee of the Plan with respect to the foregoing matters.

IN WITNESS WHEREOF, the Employer has caused this Amendment to be executed this 31st day of October, 2012, to be effective as of the date set forth herein.

Watson Pharmaceuticals, Inc.

By:	/s/ Patrick Eagan

Title:	Sr. VP Human Resource

SECOND AMENDMENT TO THE

WATSON PHARMACEUTICALS, INC. 401(K) PLAN

(Restated as of January 1, 2012)

1. A new Section 1.1(g) is hereby added to the Plan in its entirety to read as follows, effective as of January 24, 2013:

Effective as of January 24, 2013, Watson Pharmaceuticals, Inc. changed its name to Actavis, Inc., and as a result, all references to Watson Pharmaceuticals, Inc. shall now be changed to Actavis, Inc.

2. Section 2.1(r) of the Plan is hereby amended in its entirety to read as follows, effective January 24, 2013:

(r)	“Company” means Actavis, Inc. or Actavis, a Nevada corporation and any successor thereto that assumes its obligations under the Plan. Prior to January 24, 2013, the name of the Company was Watson Pharmaceuticals, Inc.

3. Section 2.1(eee) of the Plan is hereby amended in its entirety to read as follows, effective as of January 24, 2013:

(eee)	“Plan” means the Actavis, Inc. 40l(k) Plan (formerly known as the “Watson Pharmaceuticals, Inc. 401(k) Plan”), as set forth in this Restatement and as hereafter amended from time to time.

4. Effective January 24, 2013, all references in the Plan to Watson Pharmaceuticals, Inc. or Watson contained herein shall be replaced with Actavis, Inc. or Actavis, respectively.

IN WITNESS WHEREOF, the Employer has caused this Amendment to be executed this 08 day of March, 2013, to be effective as of the date set forth herein.

Actavis, Inc.

By:	/s/ Patrick Eagan

Title:	08 March 2013